UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )
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333 Butternut Drive
Syracuse, New York 13214

March 27, 2026

Dear Shareholders:
The Annual Meeting of the Shareholders of Community Financial System, Inc. (the “Company”) will be held virtually on Wednesday, May 20, 2026 at 12:00 p.m. Eastern Daylight Time.
Whether or not you plan to attend the Meeting, the Board of Directors strongly encourages you to review the enclosed information and vote your shares. Your vote is important.
2025 PERFORMANCE HIGHLIGHTS:
In 2025, the Company continued to strategically invest across our businesses, advancing our core investment thesis of generating above-average returns while maintaining below-average risk. The Company deployed capital in each of our four business lines—banking, employee benefit services, insurance services, and wealth management services—with a focus on building recurring fee income streams that support sustainable, long-term growth.
The banking business in particular experienced significant investment and growth. The Company opened 15 new branches and successfully completed the acquisition of seven branch locations from Santander Bank, N.A., accelerating our strategic expansion in the Greater Lehigh Valley region. These initiatives, combined with solid loan and deposit growth, resulted in a more than 22% increase in operating pre-tax income, positioning the banking business for accelerated growth. We also enhanced our insurance services revenue stream through a minority investment in Leap Holdings, Inc., a technology-driven managing general agent specializing in providing insurance solutions for the rental housing sector. This investment aligns with our goal of expanding and diversifying our fee-based revenue.
Additionally, in January 2026, the Company announced an agreement to acquire ClearPoint Federal Bank & Trust. This acquisition will significantly broaden the range and scale of our wealth management services, further strengthening our ability to deliver value to our clients and shareholders. These recent investments and acquisitions underscore our commitment to building meaningful fee-based businesses that will have a direct and positive impact on the Company’s bottom line.
In addition to the investments noted above, the Company achieved the following milestones in 2025:
•
The banking, insurance services, and wealth management services each had very strong years with all of those businesses ahead of industry metrics and peers in net profits generated by each line of business;

•	Produced year-over-year increases in diluted GAAP earnings per share, diluted operating earnings per share and operating pre-tax, pre-provision net revenue per share:
•	Increased diluted GAAP earnings by $0.53 or 15.4%;
•	Increased diluted earnings per share by $0.59 or 16.2%;
•	Increased operating pre-tax, pre-provision net revenue per share by $0.79 or 15.3%;
•	Increased total operating revenues by $72.1 million or 9.7%;
•	Continued to maintain robust regulatory capital ratios;
•	Increased loans outstanding by 5.0%;
•	Leveraged the strength of our core deposit base, driving a year-over-year increase in net interest income for the 19th consecutive year;
•
Increased the cash dividend to our Shareholders by 2.2% in the third quarter, marking the 33rd consecutive year of dividend increases. The Company’s unbroken streak places it in a very select group, and signifies the Company’s commitment to robust Shareholder returns; and

•	Recognized by Forbes Magazine as one of America’s Best Banks.

CORPORATE AND GOVERNANCE DEVELOPMENTS:
Over the past five years, the Board has executed a disciplined approach to enhance its collective skills, experience, and composition by adding five new directors, including, most recently, the following two appointments:
•
In October 2025, the Board welcomed John A. Vaccaro, former head of MassMutual Financial Advisors and former CEO of MML Investors Services, LLC. Mr. Vaccaro brings deep expertise in wealth management, insurance, business strategy, financial oversight, and regulatory compliance.

•
In March 2026, Brenda M. Hall, former Executive Vice President and Chief Operating Officer of Standard Lines at Selective Insurance Group, Inc., joined the Board. Ms. Hall offers valuable insights into the insurance industry and extensive C-suite leadership experience.

Together with the Board, we thank you for your continued interest and support. We remain committed to serving your interests and focused on creating long-term value for all Shareholders.
Sincerely,

Eric E. Stickels Chair of the Board	Dimitar A. Karaivanov President and Chief Executive Officer

333 Butternut Drive Syracuse, New York 13214

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To the Shareholders of Community Financial System, Inc.:
Community Financial System, Inc., a Delaware corporation (the “Company”), will hold its annual meeting of Shareholders virtually on Wednesday, May 20, 2026 at 12:00 p.m. Eastern Daylight Time for the following purposes:
1.	To elect 12 of the current Directors for a one (1) year term and until their successors are elected and qualified;
2.	To hold an advisory vote on executive compensation;
3.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2026; and
4.	To transact any other business which may properly come before the Meeting or any adjournment thereof.
The Shareholders of record at the close of business on March 23, 2026 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.
Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on May 20, 2026. The Company uses the “notice and access” delivery method which allows the Company to furnish proxy materials (the Proxy Statement, Form 10-K, and Annual Report) electronically via the Internet.
•	If you received a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials in the mail unless you specifically requested them.
•
The Notice of Internet Availability of Proxy Materials contains instructions on how you can access the proxy materials on the Internet, as well as instructions on obtaining a paper copy of the proxy materials.

Whether or not you plan to attend the Annual Meeting virtually, please submit your proxy promptly so that your shares will be voted as you desire.
By Order of the Board of Directors

Danielle M. Cima
Secretary
March 27, 2026

IMPORTANT NOTICE

The Company urges you to please vote your shares now whether or not you plan to attend the Meeting virtually. Voting by the Internet or telephone is fast and convenient. If you request to receive a paper copy of the proxy materials, you may also vote by completing, signing, dating and returning the accompanying proxy card in the return envelope furnished for that purpose. If you hold your shares through an account with a broker, bank or other holder of record, please follow the instructions you receive from them to vote your shares. Please vote your shares so your vote can be counted.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
The statements included in this Proxy Statement regarding future performance and results, expectations, plans, strategies, priorities, commitments, and other statements that are not historical facts are forward-looking statements within the meaning of the federal securities laws. Forward-looking statements are based upon current beliefs, expectations, and assumptions and are subject to significant risks, uncertainties, and changes in circumstances that could cause actual results to differ materially from the forward-looking statements. A detailed discussion of risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in the section titled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025. Readers of this Proxy Statement are cautioned not to place undue reliance on these forward-looking statements, since there can be no assurance that these forward-looking statements will prove to be accurate. We expressly disclaim any obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

333 Butternut Drive Syracuse, New York 13214

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS, MAY 20, 2026

This Proxy Statement is furnished as part of the solicitation of proxies by the Board of Directors (the “Board”) of Community Financial System, Inc. (the “Company”), the holding company for Community Bank, N.A. (the “Bank”), for use at the Annual Meeting of Shareholders of the Company (the “Meeting”) to be held virtually at 12:00 p.m. Eastern Daylight Time on Wednesday, May 20, 2026. This Proxy Statement and the form of Proxy are first being sent to Shareholders on approximately March 27, 2026.

PROXY STATEMENT SUMMARY
This summary highlights information contained in the Proxy Statement. It does not contain all of the information Shareholders should consider in making a voting decision, and Shareholders should read the entire Proxy Statement carefully before voting.

ANNUAL MEETING INFORMATION
Meeting: Annual Meeting of Shareholders	Ticker Symbol: CBU
Date: May 20, 2026	Exchange: New York Stock Exchange
Time: 12:00 PM Eastern Daylight Time	Outstanding Shares of Common Stock: 52,537,729
Location: Virtual-only Meeting at www.virtualshareholdermeeting.com/CBU2026	State of Incorporation: Delaware

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE SHAREHOLDER MEETING TO BE HELD ON WEDNESDAY, MAY 20, 2026
This Proxy Statement and the Annual Report for the year ended December 31, 2025 (referred to as the “Annual Report”) to Shareholders are available at https://communityfinancialsystem.com/financials/annual-reports/default.aspx.
The information found on, or otherwise accessible through, the Company’s website is not incorporated by reference into, nor does it form a part of, this Proxy Statement.

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VOTING ITEMS AND BOARD RECOMMENDATIONS

			Page Reference
Proposal 1	Election of Director Nominees	FOR each Director Nominee	13
Proposal 2	Advisory Vote on Executive Compensation	FOR	73
Proposal 3	Ratification of Appointment of Independent Registered Public Accounting Firm	FOR	75

VOTING YOUR SHARES
If you are a Shareholder of record as of March 23, 2026, you will be able to vote in four ways: by telephone, by proxy card, online during the Meeting, or by the Internet before the Meeting as follows:
•	By Telephone: 1-800-690-6903
•	Online Before the Meeting: Visit www.proxyvote.com and enter the control number found in the Notice of Internet Availability.
•	By Mail: Complete, sign, date, and return your proxy card in the envelope provided.
•	Online During the Meeting: Cast your vote at the Meeting by following the instructions at www.virtualshareholdermeeting.com/CBU2026.
See “General Information for Voting Shares” on page 11 for more information on voting at the Annual Meeting.
HOW TO ATTEND THE 2026 ANNUAL MEETING
The Company has determined to hold a completely virtual meeting to provide expanded access, improved communications and cost savings for the Company and its Shareholders. Shareholders may attend the 2026 Annual Meeting by logging in at www.virtualshareholdermeeting.com/CBU2026. To be admitted to the virtual Annual Meeting, Shareholders will visit www.virtualshareholdermeeting.com/CBU2026, and must enter the 16-digit voting control number found on their proxy card and voting instruction form previously received. Shareholders will be able to listen to the Meeting live, vote and submit questions. The Company will answer questions relevant to the Meeting on matters that comply with the Meeting’s Rules of Conduct during the Annual Meeting.
The Company encourages Shareholders to access the Meeting prior to the start time. Online check-in will begin at 11:45 a.m. Eastern Daylight Time. Shareholders should allow ample time for check-in procedures. If Shareholders encounter any difficulties accessing the virtual meeting during the check-in or Meeting time, there will be a 1-800 number posted on the virtual meeting log-in page to provide assistance.
If the Shareholder’s shares are held in the name of a bank, brokerage firm or other holder of record, he or she should follow the instructions provided by the bank, broker or other organization in order to participate in the virtual meeting. An individual who is not a Shareholder may still access the Annual Meeting as a guest, but will not be able to vote or ask questions.

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FINANCIAL HIGHLIGHTS

(dollars in millions, except per share data)	2025	2024	YoY change
Total revenues	$818.0	$746.3	9.6%
Net Income	$210.5	$182.5	15.3%
Diluted earnings per share	$3.97	$3.44	15.4%
Operating pre-tax, pre-provision net revenue (“PPNR”) per share (non-GAAP)	$5.94	$5.15	15.3%
Return on assets (ROA)	1.26%	1.14%	12 bps
Return on equity (ROE)	11.29%	10.76%	53 bps
Book value per share	$38.08	$33.47	13.8%
Tangible book value per share (non-GAAP)	$21.02	$17.20	22.2%
Common equity Tier 1 (CET1) capital ratio	14.04%	14.23%	(19 bps)

Full Year 2025
3.1%	organic deposit growth
5.0%	loan growth
9.6%	revenue growth
38%	operating noninterest revenues / operating revenues

Operating Revenue Mix

38%
62%
Operating Noninterest Revenues
Net Interest Income

Earnings & Dividend Growth

$3.44
$3.65
$1.82
$3.97
$4.24
$1.86
2024
2025
GAAP EPS
Operating EPS
Dividends Declared Per Share

Selected Capital Ratios

9.19%
14.23%
15.01%
9.21%
14.04%
14.85%
2024
2025
Tier 1 Leverage
Common Equity Tier 1
Total Risk-Based

Return Metrics

1.14%
1.26%
10.76%
11.29%
Return on Assets
Return on Equity
2024
2025

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BOARD COMPOSITION AND REFRESHMENT
The Directors are committed to maintaining a highly engaged Board with balanced tenure and substantive expertise, ensuring a diversity of skills and backgrounds necessary to effectively oversee the Company’s management team and serve the long-term interests of the Company’s Shareholders.
Over the course of the last five years, the Board has added five new Directors to further strengthen its collective skills, experience, and composition. Most recently, in October 2025 and March 2026, the Board welcomed John A. Vaccaro and Brenda M. Hall, respectively, to enhance its expertise, particularly with respect to its non-banking businesses. Ms. Hall, the former Executive Vice President and Chief Operating Officer of Standard Lines at Selective Insurance Group, Inc., brings to the Board valuable insurance industry insights and C-suite leadership experience. Likewise, Mr. Vaccaro, former head of MassMutual Financial Advisors and former CEO of MML Investors Services, LLC, a national broker-dealer and registered investment advisor, provides the Board with deep wealth management, insurance, business strategy, financial oversight, and regulatory compliance expertise. Their appointments, along with Jeffery J. Knauss in December 2021, Michele P. Sullivan in February 2024, and Savneet Singh in October 2024, reflects the Board’s focused efforts to refresh the composition of the Board and foster a diverse composition of members.
The following table provides the ages, tenures, independence, and current committee membership of the 12 Director Nominees for the Annual Meeting.

Name	Age	Years on Board	Independent	Audit Committee	Compensation Committee	Governance Committee	Risk Committee	Trust	Executive Committee
Mark J. Bolus	60	15	✔
Neil E. Fesette	60	15	✔
Brenda M. Hall	55	<1	✔
Dimitar A. Karaivanov	44	2
Jeffery J. Knauss	40	4	✔
Kerrie D. MacPherson	67	6	✔
John Parente	59	15	✔
Raymond C. Pecor, III	57	8	✔
Savneet Singh	42	1	✔
Eric E. Stickels*	64	10	✔
Michele P. Sullivan	63	2	✔
John A. Vaccaro	55	<1	✔

Member	Chair	*Chair of the Board

A balanced Board composition, supplemented by a thoughtful approach to Director refreshment, is a continuing priority for the Company. The Governance Committee utilizes a skills matrix approach to assess the experience, background, skills, and independence of nominees in the context of the current composition and needs of the Board. In 2024, the Governance Committee engaged an independent consultant to evaluate the Board and the skills/experience of the Directors. The Committee identifies nominees that possess integrity, diverse business experiences, professional achievement, appropriate skills, and geographic backgrounds reflecting the Company’s markets. In addition, the Governance Committee believes a stronger Board is one that reflects diversity of experience and background. The Governance Committee also believes it is

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desirable to maintain a mix of experienced, tenured Directors who possess institutional knowledge along with the addition of newer Directors who possess identified expertise and experience. As part of the Board’s succession planning and refreshment process, the Governance Committee will continue to consider a diverse pool of candidates to further enhance the Board and add appropriate skills and experience.
The charts below summarize the tenure, independence, and age of the 12 Director Nominees.

Director Tenure
Average Tenure = 7 Years
12+ Years
25%
5-12 Years
25%
Less than 5 Years
50%

Director Independence
92% Independent
Independent
Non-Independent

Director Age
Average Age = 56
60+
42%
58%
Under 60

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GOVERNANCE HIGHLIGHTS
The Board is committed to sound and effective corporate governance that conforms to the highest standards of business ethics and integrity, provides robust oversight of management and promotes the long-term interests of our Shareholders. The Board regularly reviews the Company’s governance practices, industry developments, and Shareholder feedback to ensure continued effectiveness. For more information regarding our corporate governance practices, see the disclosure starting on page 26.
Below are selected highlights of the Company’s corporate governance program.

Effective Board Composition and Refreshment
Highly engaged Board with balanced tenure and substantial, wide ranging experience.
Strong Board refreshment practices, with 50% of the Director nominees having a tenure of less than five years.
Regular refreshment at committee level, with rotation guidelines for members and leadership positions.
Mandatory retirement policy triggered upon reaching age 70.

Ongoing Director succession planning focused on annual review of skill sets of current Directors and identification of additional skills/experience desired. As part of this succession planning process, an independent consultant was engaged in 2024 to evaluate the Board and skills/experience of the Directors.

Diverse skills and experience represented on the Board, including financial and accounting expertise, financial services experience, entrepreneurship, fintech, digital technology, artificial intelligence, marketing, insurance, wealth management, internal audit, public company, merger and acquisitions, C-suite experience, and thorough knowledge of the Company’s geographic and financial sector markets.

Robust Shareholder Rights
All Directors elected annually.
Majority voting standard for Director elections.
All Shareholders have the same voting rights.
No shareholders rights plan.
Board Accountability and Independence
11 out of 12 Director Nominees are independent and Audit, Governance and Compensation Committees comprised entirely of independent Directors.
Stock Ownership and retention requirements for Directors and executives.
Directors are subject to over-boarding restrictions.
No pledging or hedging by Directors (pledging only with prior written consent).
Conflict of Interest Policy for Directors.
Board Effectiveness
Engaged independent non-executive Chair of the Board.
Executive sessions of independent Directors held regularly.
Annual Board and Audit, Compensation, and Governance Committee Self-Evaluations.
Annual formal process to evaluate CEO performance and compensation.
Corporate Governance Standards and Committee charters reviewed annually.
Strong Board engagement in risk management and oversight through Risk Committee and risk governance framework.
Board and Committee use of outside independent advisors.

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EXECUTIVE COMPENSATION GOVERNANCE HIGHLIGHTS
Set forth below is a table illustrating our sound and balanced compensation practices used to support our business strategies, align with our pay-for-performance philosophy, and exercise strong oversight to mitigate excessive risk-taking:

What We Do:	What We Don’t Do:

Pay for Performance. A significant percentage of our named executives’ total compensation is variable and at-risk and based upon our performance, ranging from 66% for Mr. Karaivanov (CEO) and 56% on average for the other named executives.
No “ Timing” of Equity Grants. We only grant equity awards on predetermined dates.

Evaluate and Manage Risk. The Compensation Committee reviews incentive compensation programs annually to ensure a balance of short-term and long-term incentives and that our programs do not encourage excessive risk taking.
No Tax Gross-ups on Perquisites. We do not provide our named executives with tax gross-ups on perquisites in any of our compensation plans or agreements.
Require Significant Stock Ownership. Our named executives are subject to robust stock ownership requirements to promote alignment with our Shareholders.	No Tax Gross-ups for Change in Controls. We do not provide our named executives with tax gross-ups for change in control benefits in any of our compensation plans or agreements.

Executives Subject to a Robust Clawback Policies. The Compensation Committee has adopted two clawback policies: (i) an SEC and NYSE compliant recoupment policy that provides for the recovery of any erroneously awarded incentive-based compensation from the Company’s Section 16 officers (including all of the named executives), and (ii) a second discretionary recoupment policy applicable to our named executives and our broader executive team that allows for recoupment of annual cash incentives and all forms of equity based compensation in the event of a financial restatement, or certain acts of misconduct, including violations of law, regulation or Company policy.

No “Single-Trigger” Change In Control Provisions. Our change in control provisions require both a change in control and a subsequent involuntary termination without “cause” or voluntary resignation for “good reason” for a named executive to be eligible to receive severance or accelerated vesting in connection with a change in control transaction.

Capped Incentives. In 2025, annual cash incentive compensation is based on the achievement of the objectives set forth in the MIP (as defined below), ranging from 0% to 150% based on the threshold, target, and maximum achievement levels.
No Excessive Perquisites. Our named executives are entitled to only limited perquisites.
Prohibit Repricing of Stock Options. Our equity incentive plan prohibits the repricing of options without Shareholder approval.

Prohibit Hedging and Pledging. We prohibit our employees, executive officers, and Directors from engaging in hedging of Company stock and derivatives. Without prior written consent, our employees, executive officers, and Directors are also prohibited from holding Company stock in a margin account or otherwise pledging our stock.

Independent Expert Advice. The Compensation Committee engages a consultant that is independent and free of conflicts of interest to provide the Committee with expert executive compensation advice on executive compensation matters

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SUPPORTING OUR CUSTOMERS, COMMUNITIES AND EMPLOYEES
As an organization that is community based, we are committed to supporting volunteerism, working with small businesses, and serving the broad financial service needs of the communities in our geographic markets. In addition, we recognize that the development and support of the Company’s human capital is an essential element of the Company’s success.
Highlights
Human Capital Initiatives
•
The Company continued to leverage the “MyVoice” program, a Company-wide program to enhance employee satisfaction and engagement by conducting engagement surveys enabling employees to provide input and drive action. The 2025 survey results showed marked improvement over the prior survey.

•
The Company develops future leaders through leadership programs which enhance succession and reinforce our commitment to promote from within. Over 146 leaders participated in these leadership development workshops in 2025. The Company’s Leadership Council program also continued in 2025, providing leadership development and direct interaction with the CEO.

•
In 2025, the Company’s CEO hosted two town hall meetings to enhance communication and transparency relative to the Company’s strategy and priorities. The Company plans to continue to host town halls twice a year.

•
In 2025, the Company implemented Degreed, an on line skill building platform to build skills across the Company and support the Company’s goals of employee development, skill enhancement, and compliance by providing a comprehensive, user-friendly learning ecosystem.

Supporting our Communities
•	In 2025, the Company donated more than $4.7 million in contributions and sponsorships to over 1,400 charitable organizations in the Company’s footprint.
•	Our employees volunteered 18,000 hours of their time to over 1,000 non-profit organizations in 2025, including those dedicated to underserved and disadvantaged communities.
•
Through a program offered by the Federal Home Loan Bank of New York, the Bank was able to facilitate the donation of $50,000 from the Federal Home Loan Bank to 12 charities in the Bank’s New York markets.

•
Donations and sponsorships were made in every new community where Community Bank opened a new branch. For each of the branches, a $25 matching donation was made to a nonprofit for every new account/loan opened at that branch. Further, at each ribbon cutting ceremony, sponsorships were announced to enhance the vibrancy of the neighborhood of each branch, including donations to local festivals and celebrations.

Focus on Community Banking
•
As part of the Bank’s de novo expansion activities, it opened 6 additional branches in lower- and moderate-income communities in Albany, Buffalo, Rochester, and Syracuse markets with the goal to provides residents with access to essential banking services and supporting local businesses and entrepreneurs with loans and financial advice to foster economic growth in those underserved communities.

•
In 2025, the Bank offered several loan programs designed to expand access to credit for low- and moderate-income borrowers. The Bank implemented a Special Purpose Credit Program in Albany, Buffalo, Syracuse, Rochester and Utica to provide 100 percent financing with no private mortgage insurance and no closing costs, helping to promote sustainable homeownership. Through the program, the Bank closed 146 loans totaling $26.8 million.

•
During 2025, the Bank made $140.7 million of mortgage loans to low-and moderate-income households in order to enable sustainable homeownership which is a major vehicle for building wealth and economic opportunity.

8

•
Over 100 Bank employees offered financial literacy programs geared towards students and adults, including programs offered in elementary and high schools and, in collaboration with our community partners, programs focused on adults in low and moderate income communities.

•
The Bank’s commercial lending professionals are committed to serving business owners in underserved markets within its footprint, striving to expand access to financial services and products. They offer credit support of up to $2,000,000, along with a comprehensive portfolio of small business banking solutions.

•
The Bank collaborates with government agencies to provide lending programs for low- and moderate-income borrowers, small businesses and specialized loan products for agricultural enterprises. It has financed a wide range of community development projects designed to enrich and revitalize the areas it serves, including funding for healthcare facilities, solar energy companies, farming operations, addiction counseling services, places of worship, and ambulance companies. Through these initiatives, the Bank aims to offer support and opportunities that help cultivate strong, resilient communities for its customers, employees, and stakeholders.

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CORPORATE AWARDS – 2025
The Company prides itself on providing exceptional customer service, a commitment that has been recognized by national and local organizations. Set forth below are select awards and honors received by the Company and its business units in 2025:

Benefit Plans Administrative Services, Inc. (BPAS)
CEFEX Certification
BPAS earned certification from the Centre for Fiduciary Excellence (CEFEX), a division of Broadridge Fi360 Solutions (Broadridge). CEFEX certification is an independent audit to a standard of practice used by the top administration and recordkeeping firms in areas such as operations, human resources, and workflow management. BPAS is CEFEX certified for both Recordkeeping and Third-Party Administration Services.

National Association of Plan Advisors (NAPA) Advisors’ Choice Awards	In 2025, Advisors ranked BPAS among the Top 5 Recordkeepers in six categories across the mid- and large-market segments:
	• Advisor Support	• Education Materials	• Participant Statement
	• Regulatory Support	• Retirement Income	• Staff Credentials
Community Bank, N.A. (CBNA)
S&P Global Market Intelligence
The Company ranked #20 on S&P Global Market Intelligence’s inaugural Deposit Rankings for banks with more than $10B in assets. The recognition highlights the strength of CFSI’s deposit franchise and reflects the efficient operations, strong funding mix, and financial discipline that set us apart.

Buffalo Business First	• Recognized amongst the 10 Best Companies of the Year in Western New York
• Ranked as the 8th fastest-growing bank by deposits in Buffalo, NY
Forbes	Forbes America’s Best Banks 2025
Vermont Biz Magazine	Best Bank in Chittenden County
Nottingham Financial Group
Investment News - 5-Star Wealth Management Teams	Nottingham Advisors was recognized among the nation’s elite wealth management teams for making a measurable impact on clients and the industry.
OneGroup
Business Insurance	Top 100 Brokers

Insurance Journal Magazine	• Top 100 Property and Casualty Agency for 2025
• Third largest bank-owned P&C agency in the U.S.

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GENERAL INFORMATION FOR VOTING SHARES
Proxy Materials are Available on the Internet
The Company uses the cost-effective and environmentally-friendly “notice and access” delivery method which allows the Company to furnish proxy materials (the Proxy Statement, Form 10-K, and Annual Report) electronically via the Internet. The Company is sending a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) to its Shareholders, on approximately March 27, 2026, with instructions on how to access the proxy materials online or request a printed copy of the materials.
Shareholders may follow the instructions in the Notice of Internet Availability to elect to receive future proxy materials electronically by email or in print by mail. The Company encourages Shareholders to take advantage of the availability of the proxy materials online to help reduce the environmental impact of the Meetings and reduce the Company’s printing and mailing costs.
The Annual Report of the Company for the fiscal year ended December 31, 2025, incorporating the Form 10-K filed by the Company with the SEC, is being provided to Shareholders with this Proxy Statement.
The proxy materials relating to the 2026 Annual Meeting and the 2025 Annual Report are available on the Internet at www.proxyvote.com. The Notice of Internet Availability contains the necessary codes required to access the proxy materials and to vote online or by telephone. The materials are also available on the Company’s investor relations page at: https://communityfinancialsystem.com/financials/annual-reports/default.aspx.
Voting Rights and Proxies
The Board has fixed the close of business on March 23, 2026 as the record date for determining which Shareholders are entitled to notice of, and to vote at, the Meeting. At the close of business on the record date, 52,537,729 shares of common stock were outstanding and entitled to vote at the Meeting, which is the Company’s only class of voting stock. Each share of outstanding common stock is entitled to one vote with respect to each proposal to come before the Meeting. The Bylaws of the Company provide that one-third of the outstanding shares of the Company, represented in person or by proxy, shall constitute a quorum at a Shareholder meeting.
If shares are registered directly in a Shareholder’s name with the Company’s transfer agent, Equiniti Trust Company, LLC (“Equiniti”), then such Shareholder is the “shareholder of record” with respect to those shares. If the shares are held in an account at a bank, broker, or other holder of record, then the Shareholder is considered the “beneficial owner of shares held in street name.” As a beneficial owner, the Shareholder has the right to instruct the broker, bank, or other organization holding the shares on how to vote such shares.
Voting Procedures
There are four ways to vote:

Online before the Meeting
If a Shareholder has Internet access, he or she may vote the proxy by visiting www.proxyvote.com and entering the control number found in the Notice of Internet Availability; or if the Shareholder received a printed set of proxy materials, by following the instructions provided on the proxy card. The availability of online voting may depend on the voting procedures of the broker, bank or other organization that holds the shares.

Online at the Meeting	Shareholders may cast their votes at the Meeting by following the instructions at www.virtualshareholdermeeting.com/CBU2026.
Phone
If the Shareholder requested printed copies of the proxy materials by mail, he or she will receive a proxy card or voting instruction form and may vote by calling the toll free number found on the card or form. The availability of phone voting may depend on the voting procedures of the broker, bank or other organization that holds the shares.

Mail
If the Shareholder received a printed set of the proxy materials by mail, he or she may submit the proxy card by mail by signing the proxy card if his or her shares are registered in the Shareholder’s name or by following the instructions provided by the broker, bank or other organization for shares held beneficially in street name, and returning it in the envelope provided.

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All shares represented by valid proxies received prior to the taking of the vote at the Meeting will be voted and, where a Shareholder specifies a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the Shareholder’s instructions. If the Shareholder does not specify how the shares are to be voted, the shares will be voted in the manner recommended by the Board for matters presented for a vote at the Meeting as permitted by applicable law. An abstention by a Shareholder with respect to a matter to be voted on will be counted for purposes of determining the presence of a quorum, but will not be counted as votes cast at the Meeting. Any broker non-votes will be counted as being present for purposes of determining the presence of a quorum, but will not be counted as votes cast at the Meeting. Even if you plan on attending the Meeting, we encourage you to vote your shares in advance online, by phone, or by mail to ensure that your vote will be represented at the Meeting.
A Shareholder may revoke the proxy and change his or her vote at any time before the taking of the vote at the Meeting as follows:

Online before the Meeting	A Shareholder may change the vote using the online voting method described above, in which case only the latest Internet proxy submitted prior to the Meeting will be counted.
Online at the Meeting
A Shareholder may revoke a vote made prior to the Meeting and change his or her vote by voting online at the Meeting. Shareholders may cast their votes at the Meeting by following the instructions at www.virtualshareholdermeeting.com/CBU2026.

Phone	A Shareholder may change his or her vote using the phone voting method described above, in which case only the latest telephone proxy submitted prior to the Meeting will be counted.
Mail
A Shareholder may revoke the proxy and change his or her vote by signing and returning a new proxy card or voting instruction form dated as of a later date, in which case only the latest proxy card or voting instruction form received prior to the Meeting will be counted.

Shareholders who have shares that are registered differently or are in more than one account will receive more than one Notice of Internet Availability. Shareholders with shares registered directly in the Shareholder’s name with the Company’s transfer agent may contact Equiniti at (877) 253-6847 to request consolidation. If the shares are held through a broker, bank or other organization, the Shareholder can contact the broker, bank or other organization to request consolidation.
Proxy Solicitation Costs
The Company will pay its costs relating to the solicitation of proxies. The Company has retained Alliance Advisors, LLC, 150 Clove Road, Little Falls, New Jersey 07424 to assist in soliciting proxies for a base fee of $10,000 plus reasonable and approved out-of-pocket expenses. Proxies may be solicited by officers, directors, and staff members of the Company personally, by mail, by telephone, or by other electronic means. The Company will also reimburse brokers, custodians, nominees, and fiduciaries for reasonable expenses in forwarding proxy materials to beneficial owners of the Company’s stock.

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PROPOSAL ONE: ELECTION OF DIRECTORS
At the Annual Meeting, twelve (12) Directors are to be elected to serve on the Company’s Board. Sally A. Steele and John F. Whipple, Jr. are retiring from the Board effective as of the date of the Annual Meeting. All Director Nominees have indicated a willingness to serve, and the Board knows of no reason that any Nominee will decline or be unable to serve if elected. Each of the twelve (12) Nominees is expected to continue to serve on the Board until his or her one-year term expires.
The Nominees who receive the greatest number of votes “for,” represented in person or by proxy at the Meeting, will be elected Directors, subject to our majority voting standard set forth below. Abstentions and broker non-votes will not have an impact on the election of Directors. All proxies in proper form which are received prior to the election of Directors at the Meeting will be voted “FOR” the Nominees listed below, unless authority is withheld in the space provided on the proxy card. In the event any Nominee declines or is unable to serve, the proxy agents intend to vote for the election of a successor Nominee, if any, as the Board may recommend.

THE BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH NOMINEE AS DIRECTOR.

Notwithstanding the application of plurality voting in the election of Directors, under our majority voting standard policy adopted by the Board, if the election of Directors is uncontested, a Director Nominee who does not receive the votes of at least the majority of votes cast with respect to such Nominee’s election is expected to tender to the Board his or her resignation promptly following the certification of election results. The Governance Committee will make a recommendation to the Board whether to accept or reject such resignation. The Board will act on the resignation, taking into consideration the Governance Committee’s recommendation, and will publicly disclose the decision and its rationale within 90 days of the certification of the election results. If the Board does not accept the resignation, the Director will continue to serve until his or her successor is duly elected or any earlier resignation, removal or separation. If the Board accepts the Nominee’s resignation, then the Board may, in its sole discretion, fill any resulting vacancy or decrease the size of the Board pursuant to the Company’s Bylaws.
DIRECTOR NOMINEE QUALIFICATIONS AND EXPERIENCE
In considering candidates for the Board, the Governance Committee and the Board consider the entirety of each candidate’s credentials. Factors considered include, but are not necessarily limited to, outstanding achievement in a candidate’s personal career; broad and relevant experience; integrity; sound and independent judgment; experience and knowledge of the business environment and markets in which the Company operates; business acumen; and willingness to devote adequate time to Board duties. The Governance Committee considers diversity in the context of the Board as a whole including gender, race, ethnicity, personal attributes, experience and background of Directors and Nominees to facilitate Board deliberations that reflect a broad range of perspectives. The Board believes that each Director should have an understanding of (i) the principal operational and financial objectives and plans and strategies of the Company, (ii) the results of operations and financial condition of the Company and of any significant subsidiaries or business segments, and (iii) the relative standing of the Company and our business segments in relation to our competitors. Prior to nominating an existing Director for re-election to the Board, the Board and the Governance Committee consider and review, among other relevant factors, the existing Director’s meeting attendance and performance, length of Board service, ability to meet regulatory independence requirements, and the experience, skills, and contributions that the Director brings to the composition of our Board as a whole.
In selecting the current Director Nominees who serve on the Company’s Board, the Governance Committee considered each individual’s business experience set forth below and the foregoing qualifications. In addition, the Governance Committee considered each individual’s: experience and knowledge of the banking and financial services industry: knowledge of and standing in key geographic markets in which we operate: experience with the organization; knowledge of the organization’s business model and strategic plans; independence; compliance with regulatory standards; and special skills relevant to overall composition of the Board, including financial and accounting expertise, service with public companies, experience in digital technology, artificial intelligence, corporate responsibility matters, internal audit, information security, real estate, and commercial finance. The Governance Committee and the Board believe that each Director and Nominee brings his or her own particular expertise, knowledge and experience that provides the Board as a whole with the appropriate mix of skills, characteristics and attributes to work together and fulfill the Board’s oversight responsibilities to the Company’s Shareholders.

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The Company’s Bylaws and Governance Guidelines provide for, among other things, (i) a mandatory retirement triggered upon reaching the age of 70, (ii) advance notice prior to serving on another public company board, and (iii) review of continued Board membership in the event of a significant change in the responsibilities or job position of a Director.
The key qualifications, skills, experience and perspective that each Director Nominee brings to the Board are included in their individual biographies. The Board firmly believes that our highly-qualified Director Nominees provide the Board with a diverse complement of specific business skills, experience and perspective necessary to ensure effective oversight. The following biographies describe the Director’s age, position with the Company, when he or she started as a Director with the Company, business experience and other public company board service for the past five (5) years, and the experience and attributes held by the Director relevant to his or her qualifications to serve on the Board:

Mark J. Bolus	Director Since: 2010 Age: 60 Committees: • Compensation (Chair) • Executive • Trust
Mark J. Bolus is the President and Chief Executive Officer of Bolus Motor Lines, Inc. and Bolus Freight Systems, Inc., a transportation company serving the Northeast, Midwest, and Mid-Atlantic regions of the United States from its headquarters in Scranton, Pennsylvania and has 30 years of management and business experience operating a freight transportation company in the Company’s market.
Mr. Bolus is a seasoned Director with extensive management and business experience and provides the Board and Committees he serves with insight into the economic and business environment in Upstate New York and Northeast Pennsylvania, key geographic markets for the Company. Mr. Bolus also has considerable experience in real estate matters.

Neil E. Fesette	Director Since: 2010 Age: 60 Committees: • Executive (Chair) • Audit • Compensation
Neil E. Fesette is the President and Chief Executive Officer of Fesette Realty, LLC and Fesette Property Management, located in Plattsburgh, New York, specializing in residential and commercial brokerage, property management, and real estate investment, development and consultation. Mr. Fesette is also involved in the community and serves as a director of Champlain Valley Physicians Hospital and North Country Workforce Partnership, Inc.
Mr. Fesette has extensive expertise in the real estate market in Upstate New York and provides the Board and the Committees he serves with insights into these key geographic markets where the Company operates its financial service and banking businesses. Northern New York and the Capital Region are important regions and Mr. Fesette’s knowledge regarding their economic development and areas of opportunity is a substantial benefit to the Board. Mr. Fesette also provides the Board with corporate governance and human capital and succession planning expertise developed over the course of his service on the Board.

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Brenda M. Hall	Director Since: 2026 Age: 55 Committee: • Risk
Brenda M. Hall is the former Executive Vice President and Chief Operating Officer of Standard Lines (“COO”) at Selective Insurance Group, Inc. (“Selective”), where she built a distinguished 24-year career marked by progressive advancement and increasing leadership responsibilities.
During her tenure at Selective, Ms. Hall most recently served as Chief Operating Officer from October 2019 until her retirement in January 2026. In this role, she oversaw the company’s largest business segment, leading the development and execution of growth strategies, expansion into new geographic markets, enhancement of data-driven operations, and integration of predictive modeling into underwriting processes. Prior to her role as COO, Ms. Hall held several senior leadership positions at Selective, including Senior Vice President, Chief Strategic Operations Officer, and Senior Vice President, Director of Field Underwriting.
Ms. Hall provides the Board with extensive C-suite level experience in property and casualty insurance industry, with expertise in enterprise strategy, public company oversight, risk management, customer service, and regulatory compliance.

Dimitar A. Karaivanov	Director Since: 2024 Age: 44
Dimitar A. Karaivanov is the President and Chief Executive Officer (“CEO”) of the Company and the Bank since January 1, 2024. Mr. Karaivanov joined the Company in June 2021 and served as its Executive Vice President of Financial Services and Corporate Development and was responsible for the business and financial performance of three of the Company’s four business lines – employee benefit services, insurance services, and wealth management services. In October 2022, he was appointed Executive Vice President and Chief Operating Officer (“COO”), adding the Company’s banking business to his responsibilities. He has gained a full understanding of all areas of the Company’s operations through his service as the Company’s Executive Vice President of Financial Services and Corporate Development and COO.
Prior to joining the Company, Mr. Karaivanov served as Managing Director in Lazard’s Financial Institutions Group from June 2018 through June 2021, and has extensive experience as an investment banker for banks, other financial institutions, and fintech companies at a number of leading financial services firms. Mr. Karaivanov holds an MBA degree from The Ohio State University Max M. Fisher College of Business. He is also a graduate of the American Bankers Association’s Stonier Graduate School of Banking.
Mr. Karaivanov was appointed to the Board on January 1, 2024 in connection with his promotion to President and CEO. The Board believes that the President and CEO should be a member of the Board in order to provide the Board with insights on all aspects of the Company’s challenges, opportunities, and operations. In addition to his insights as the CEO, he brings extensive financial and business experience as an investment banker and provides the Board with in depth finance and mergers and acquisitions expertise.

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Jeffery J. Knauss	Director Since: 2021 Age: 40 Committees: • Governance • Risk • Trust
Jeffery J. Knauss is currently the co-founder and CEO of Arcovo AI, an AI workforce company specializing in workflow automation and building AI Digital Employees. Mr. Knauss also served as the former CEO and co-founder of Digital Hyve, a digital marketing and advertising firm located in Rochester and Syracuse, New York, which was acquired in 2021 by the Butler/Till Agency. Under Mr. Knauss’ leadership, Digital Hyve was named the 52nd fastest growing private company in the United States by Inc. Magazine in 2018 and remained on Inc.’s 5,000, a list of the fastest-growing privately held companies in the United States, for the following three years. Mr. Knauss is also an investor in several businesses including food service and start-ups focused on medical research, professional networking, e-commerce platforms, and mobile payment apps. He is active in the community and has served as a Board member of Byrne Dairy, CenterState CEO, The Food Bank of CNY, Onondaga Community College, SUNY Oswego Foundation, the United Way of CNY, and the Loretto Foundation.
Mr. Knauss has extensive experience in digital marketing and technology development and provides the Board and the Committees he serves with insights into consumer-centric marketing, digital technology development, artificial intelligence automation, cybersecurity, entrepreneurship and e-commerce matters. His experience and insight enhance the Board’s assessment of its technology and digital marketing strategy. Mr. Knauss serves as a liaison to the Company’s Technology Committee.

Kerrie D. MacPherson	Director Since: 2019 Age: 67 Committees: • Risk (Chair) • Audit • Executive • Governance
Kerrie D. MacPherson was formerly a senior partner of Ernst & Young, LLP (“EY”) where she worked with clients across a broad range of industries over the course of her 32 year career. Through her work as an auditor and in leadership roles in transaction advisory services in EY’s Toronto, Canada and New York offices, she developed extensive experience in the financial services sector. Ms. MacPherson is a Fellow of the Chartered Professional Accountants of Ontario, the highest distinction conferred by the organization, and has also been recognized by Consulting Magazine’s Women in Leaders in Consulting and received its 2015 Excellence in Leadership Award.
In April 2022, Ms. MacPherson joined the Board of Synechron, a global digital transformation company, and serves as Chair of the Audit Committee.
From August 2023 to September 2025, she served as a Director of SpartanNash Company, a food solution business engaged in wholesale and retail grocery products, that was listed on NASDAQ until it was acquired by C&S Wholesale Grocers, LLC on September 22, 2025 and became a private company. She also served on its Audit and Nominating and Governance Committees.
Ms. MacPherson previously served on the Board of Directors of City Harvest, a non-profit focused on feeding the hungry in New York City. She formerly Co-Chaired City Harvest’s Governance and Audit Committees and served as a member of the Executive Committee. She also served on the Dean’s Advisory Board and Global Advancement Board for the University of Toronto’s Rotman School.
Ms. MacPherson provides the Board and the Committee she serves with considerable accounting, finance, mergers and acquisitions, and regulatory oversight experience acquired through her years of serving as a public accountant and advising public companies. She also provides the Risk Committee expertise in connection with its oversight of the Company’s cybersecurity program and holds the Cyber-Risk Oversight Certification issued by the National Association of Corporate Directors.
Ms. MacPherson has been determined by the Board to be an “audit committee financial expert” under the rules and regulations of the SEC.

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John Parente	Director Since: 2010 Age: 59 Committees: • Trust (Chair) • Executive • Governance
John Parente is the Chief Executive Officer of CP Media, LLC, an owner of broadcast television stations headquartered in Wilkes-Barre, Pennsylvania. Over the course of his business career, Mr. Parente has developed broad expertise by serving in various executive and management positions in a range of business ventures, including companies engaged in manufacturing, real estate, construction, banking, distribution, and media. He serves on the Board of Directors of Sordoni Construction Company, a New Jersey based construction company serving commercial clients in New Jersey and New York. Mr. Parente has developed significant banking experience through his prior involvement as a founding director of a bank located in Pennsylvania.
Mr. Parente provides the Board and the Committees he serves with significant management, business, finance, and risk management expertise and provides insights into the economic opportunities in the Northeast Pennsylvania region, which is a key geographic area for the Company. He formerly served as the Chair of the Company’s Risk Committee and Strategic/Executive Committee and as a past member of its Audit Committee and is thoroughly familiar with the challenges and risks associated with the operations of the Company and its subsidiaries.

Raymond C. Pecor, III	Director Since: 2017 Age: 57 Committees: • Governance • Risk
Raymond C. Pecor, III is the President of Lake Champlain Transportation Company, based in Burlington, Vermont, a key regional transportation company responsible for the ferry service for the Lake Champlain area. Mr. Pecor is active in the local community and previously served on the board of the Champlain Valley Exposition, a not-for-profit organization serving the Vermont region by promoting agriculture, education, arts and culture, commerce and entertainment activities.
Mr. Pecor has over 15 years of experience in the banking industry having served as a member of Merchants Bank’s Board of Directors from 2009 through May 2017 and a member of Merchants Bancshares, Inc. (“Merchants”) Board of Directors from 2012 through May 2017. Over the course of his tenure on Merchants’ Board of Directors, he served on its Audit, Compensation and Governance Committees, and as the Chair of its Loan Committee. Mr. Pecor has significant entrepreneurial experience developed through participation in various development projects in the Vermont and New England area.
Mr. Pecor provides the Board and the Committees he serves with business and management experience, public company experience developed through his tenure on the boards of public company financial institutions, and brings expertise with respect to commercial lending and project finance, customer service, crisis response, leadership and risk management experience, and an understanding of the Vermont market and its industries, including transportation and telecommunications.

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Savneet Singh	Director Since: 2024 Age: 42 Committees: • Compensation • Risk
Savneet Singh is the Chief Executive Officer and President of PAR Technology Corporation (“PAR”) (NYSE:PAR) and President of ParTech, Inc. (“ParTech”). Mr. Singh joined PAR’s Board of Directors in April 2018 and has served as its Chief Executive Officer and President and the President of ParTech, since March 2019. Mr. Singh previously served as the Interim Chief Executive Officer and President of PAR and Interim President of ParTech from December 2018 until March 2019. Since June 2018, Mr. Singh has been a partner of CoVenture, LLC, a multi-asset manager.
Mr. Singh provides the Board and the Committees he serves with expertise in public companies, venture capitalism, entrepreneurship, digital technology, artificial intelligence, and mergers and acquisitions. Mr. Singh serves as a liaison to the Company’s Technology Committee.

Eric E. Stickels	Chair of the Board Director Since: 2015 Age: 64
Eric E. Stickels was formerly the President and Chief Operating Officer of Oneida Financial Corp. (“Oneida Financial”) until 2015 and has over 40 years of experience in the banking industry previously serving in various leadership, operational and financial positions, including Chief Financial Officer, with Oneida Savings Bank and its bank holding company, Oneida Financial. He also served on the Board of Directors of Oneida Financial and Oneida Savings Bank and as a member of their Asset/Liability, Trust Investment, Compliance, Information Technology, Loan, and Marketing Committees.
Mr. Stickels has significant ties to the Central New York region and is actively involved in the community serving on a variety of local organizations, including as the President of the Oneida Community Golf Club, the President of the Oneida Savings Bank Charitable Foundation, a member of NYSARC, Inc.’s investment committee, and President and Director of multiple real estate holding companies for The Arc of Madison Cortland.
Mr. Stickels is Chair of the Board and provides the Board and its Committees with significant knowledge and experience relating to bank operations, public companies and bank holding companies and their financial reporting obligations and risk management requirements. During the course of his tenure at Oneida Financial, he gained significant financial and risk management experience with direct supervision of the risk management programs at the institution and its financial subsidiaries. Mr. Stickels’ risk management experience has been a great asset to the Board and led to his selection as the Chair of the Stress Testing Subcommittee which existed from 2017 to 2019 as part of the Bank’s preparation for crossing the $10 billion in assets threshold.
Mr. Stickels has been determined by the Board to be an “audit committee financial expert” under the rules and regulations of the SEC.

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Michele P. Sullivan	Director Since: 2024 Age: 63 Committees: • Audit (Chair) • Executive • Risk
Michele P. Sullivan is a retired partner of Crowe LLP (“Crowe”), joining the firm in 1992 and working there until her retirement on March 31, 2023. During her 30+ years at Crowe, she specialized in providing consulting services to the financial services sector and worked with top United States and global banks, as well as mid-market insurance carriers and fintech companies, providing consulting services on risk, compliance, internal audit, technology, strategic acquisitions, merger integration, and governance matters. Ms. Sullivan is a certified public accountant (CPA) and holds the Directorship Certification issued by the National Association of Corporate Directors.
Ms. Sullivan provides the Board and the Committees she serves with considerable accounting, risk management, mergers and acquisitions, financial reporting, internal audit, and regulatory oversight experience acquired through her years of serving as a CPA and advising public companies on their financial statements, related SEC filings and governance, risk and compliance matters.
Ms. Sullivan has been determined by the Board to be an “audit committee financial expert” under the rules and regulations of the SEC.

John A. Vaccaro	Director Since: 2025 Age: 55 Committee: • Trust
John A. Vaccaro is the Chairman Emeritus of MML Investors Services, LLC, a national broker-dealer and registered investment advisor with over $285 billion in assets under management, and Chairman of MassMutual Private Wealth & Trust, FSB, both subsidiaries of Massachusetts Mutual Life Insurance Company (“MassMutual”). Mr. Vaccaro led MassMutual Financial Advisors and served as Chief Executive Officer of MML Investors Services from 2009 until March 2025, overseeing a team of more than 7,500 financial advisors and 3,000 support staff across 1,600 locations nationwide. During his tenure, he grew MassMutual’s wealth management business from approximately $10 billion to $285 billion in client assets.
Mr. Vaccaro serves on the Board of Governors of FINRA and has previously served on the Boards of the Securities Industry and Financial Markets Association, LL Global, Inc., and Holyoke Community College.
Mr. Vaccaro received his B.A. from Saint Anselm College in Manchester, New Hampshire, where he served on the Board of Trustees from 2013 to 2023.
Mr. Vaccaro provides the Board and the Committees he serves with extensive experience in wealth management, insurance, business strategy, financial oversight, and regulatory compliance.

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RETIRING DIRECTORS
Effective as of the date of the Annual Meeting, Ms. Steele and Mr. Whipple will retire from the Board. Ms. Steele joined the Board in connection with the Grange National Bancorp merger in 2003, and has served in many leadership capacities, including serving as the Chair of the Board. Mr. Whipple has served on the Board since 2010 and has provided strong leadership on the Audit and Governance Committees. The Board is grateful to Ms. Steele and Mr. Whipple for their contributions to the Board and wish them the best in their retirement.

Sally A. Steele	Director Since: 2003 Age: 70 Committee: • Compensation • Trust
Sally A. Steele is a retired attorney from Tunkhannock, Pennsylvania and has extensive experience in her legal practice with businesses in Northern Pennsylvania and natural gas drilling in the Marcellus Shale region of Pennsylvania and the economic impact of such activities in key markets for the Company.
Ms. Steele is a frequent presenter at BankDirector conferences sharing her expertise with top executives and board members in the financial services industry on topics including board orientation and mergers and acquisitions. Ms. Steele was included in the 2019 WomenInc.’s Most Influential Corporate Directors, a listing of women executives, influencers and achievers contributing leadership to corporate boards on S&P 1000/Mid-Cap publicly held companies.
Ms. Steele previously served as Chair of the Board from January 2017 through December 2021 and its Lead Director from January 2022 through May 2023. She has developed extensive public company oversight experience gained from more than 30 years of service as a director of national banks and banking holding companies. Ms. Steele has also gained significant mergers and acquisition experience through her prior board service and has a thorough understanding of the evaluation of acquisition opportunities and issues related to evaluating potential transactions. Ms. Steele provides the Board and the Committees she serves with significant corporate governance and leadership expertise through her prior experience chairing the Company’s Governance Committee and Executive Committee and having served as a member of Audit, Compensation, Risk, and Trust Committees.

John F. Whipple, Jr.	Director Since: 2010 Age: 70 Committees: • Governance (Chair) • Audit • Executive
John F. Whipple, Jr. is the Chief Executive Officer of Buffamante Whipple Buttafaro, P.C., a regional certified public accounting and business advisory firm with offices in Olean, Jamestown and Orchard Park, New York. Mr. Whipple is a certified public accountant with over 40 years of experience in advising Western New York businesses and individuals on tax planning, structuring of business transactions, financing transactions and strategic planning for businesses.
Mr. Whipple provides the Board and the Committees he serves with significant management and corporate governance experience, as well as expertise with respect to corporate finance, accounting and the analysis of public company financial statements and related SEC filings.
Mr. Whipple has been determined by the Board to be an “audit committee financial expert” under the rules and regulations of the SEC.

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COMPENSATION OF DIRECTORS
The Board has a retainer-based compensation structure designed to align director compensation with the market, to continue to retain and attract talented Directors and to maintain alignment between director compensation and long-term interests of Shareholders. The current pay structure is based on the recommendation of the Compensation Committee with input from its independent compensation consultant, Meridian Compensation Partners, LLC (“Meridian”).
The following table sets forth the annual retainer fee structure paid to the Directors for their service on the Board and the various committees on which they serve:

Position	Board	Audit Committee	Compensation Committee	Executive Committee	Governance Committee	Risk Committee	Trust Committee
Chair	$120,000	$22,500	$15,000	$10,000	$15,000	$17,500	$10,000
Member	$65,000	$10,000	$7,000	$5,000	$7,000	$7,000	$5,000

In addition to the retainers set forth above, the Company also pays an annual retainer of $5,000 to the Board’s representatives on the Company’s Technology Committee. During 2025, Messrs. Knauss and Singh served as the representatives on the Technology Committee. The Company pays the travel expenses incurred by each Director in attending meetings of the Board. Any executive officer serving on the Board does not receive compensation for attending Board and committee meetings.
Consistent with aligning director compensation with the long-term interests of Shareholders, the Directors also receive a portion of their total compensation in the form of equity grants under the Community Financial System, Inc. 2022 Long-Term Incentive Plan, as amended (the “2022 Plan”). In March 2025, the Directors received the equity component of their compensation in the form of deferred stock units. The Board believes that providing part of the Directors’ compensation in the form of an annual equity award is consistent with the Company’s overall compensation philosophy of aligning the interests of individual directors with the long-term interests of the Company’s Shareholders, and assist the Company to attract highly qualified individuals to serve on the Board.
The equity award grants reflected in the Director Compensation Table below were made under the 2022 Plan which allows for the issuance of deferred stock unit grants in an amount determined by the Compensation Committee. Directors are required to defer receipt of the units for at least one year, and may defer receipt of the units to a future date of up to ten years following the grant date. The value of the deferred stock units track the market value of the Company stock and are ultimately paid out in shares of the Company stock on the deferred payment date, which is at least one year after the issuance of the equity grant. The Director equity grants are designed to provide a reasonable component of total Director compensation that aligns Director compensation with the long-term interests of the Shareholders. The Directors are subject to the Stock Ownership Guidelines set forth on page 33 and Directors who have not satisfied his or her obligations under the Stock Ownership Guidelines are subject to restrictions on the disposition of the annual equity grants.
The following table summarizes the annual compensation paid to each non-employee Director for his or her service to the Board and its committees in 2025. The Company does not make payments (or have any outstanding commitments to make payments) to director legacy programs or similar charitable award programs.

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DIRECTOR COMPENSATION

Name(1)	Fees Earned or Paid in Cash ($)	Deferred Stock Awards ($)(2)	Total ($)
Mark J. Bolus	$90,000	$71,173	$161,173
Neil E. Fesette	$92,000	$71,173	$163,173
Jeffery J. Knauss	$87,125	$71,173	$158,298
Kerrie D. MacPherson	$105,438	$71,173	$176,611
John Parente	$87,000	$71,173	$158,173
Raymond C. Pecor, III	$83,250	$71,173	$154,423
Savneet Singh	$78,750	$71,173	$149,923
Susan E. Skerritt (retired)	$30,750	$71,173	$101,923
Sally A. Steele	$77,000	$71,173	$148,173
Eric E. Stickels	$120,000	$71,173	$191,173
Michele P. Sullivan	$95,626	$71,173	$166,799
John A. Vaccaro	$17,500	$0	$17,500
John F. Whipple, Jr.	$95,000	$71,173	$166,173

(1)	Dimitar A. Karaivanov, the President and CEO, did not receive any compensation for his service as a director in 2025. Mr. Karaivanov’s compensation is set forth in the Summary Compensation Table.
(2)
The amounts in this column reflect the grant date fair value of deferred stock units computed in accordance with ASC Topic 718 for equity awards granted in 2025 pursuant to the 2022 Plan. The deferred stock unit award was made and vested on March 18, 2025. As of December 31, 2025, each Director had the following number of deferred stock units outstanding: Mr. Bolus 2,518; Mr. Fesette 5,371; Mr. Knauss 1,245; Ms. MacPherson 6,362; Mr. Parente 1,245; Mr. Pecor 7,141; Mr. Singh 1,245; Ms. Skerritt 2,713; Ms. Steele 1,245; Mr. Stickels 4,233; Ms. Sullivan 2,712; Mr. Whipple 5,371.

Directors may elect to defer all or a portion of their cash director fees pursuant to the Company’s Deferred Compensation Plan for Directors. Directors who elect to participate in the plan designate the percentage of their director fees which they wish to defer (the “deferred fees”) and the date to which they wish to defer payment of benefits under the plan (the “distribution date”). The plan administrator establishes an account for each participating director and credits to such account (i) on the date a participating director would have otherwise received payment of his or her deferred fees, the number of deferred shares of the Company’s common stock which could have been purchased with the deferred fees, and (ii) from time to time such additional number of deferred shares which could have been purchased with any dividends which would have been received had shares equal to the number of shares credited to the account actually been issued and outstanding. On the distribution date, the participating director shall be entitled to receive shares of Company common stock equal to the number of deferred shares credited to the director’s account either in a lump sum or in annual installments over a three, five, or ten year period. The effect of the plan is to permit directors to invest deferred director fees in Company stock, having the benefit of any stock price appreciation and dividends as well as the risk of any decrease in the stock price. To the extent that directors participate in the plan, the interests of participating directors will be more closely associated with the interests of the Shareholders. No earnings are deemed above-market or preferential on compensation deferred under the Deferred Compensation Plan for the Directors. Directors currently participating in the plan hold at risk share equivalent units (based on cash fees directors have deferred under the plan), which are subject to market price fluctuations in the Company’s stock in the following amounts as of December 31, 2025: Mr. Fesette 9,304 units; Mr. Pecor 18,742(1) units; Mr. Singh 1,023 units; Ms. Sullivan 3,063 units and Mr. Whipple 5,707.
(1)	Included in the units for Mr. Pecor are 10,011 share units that are a result of deferred directors fees from Merchants which were converted to Company stock at the time of the merger.

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Corporate Responsibility
The Company understands that a thoughtful, coordinated approach to our corporate responsibility obligations will support a healthier, more sustainable future for our stakeholders including our investors, employees, customers and communities we serve. Our strategy is grounded in our core values and mission as a community financial institution, ensuring our efforts reflect the nature and scale of our business, respect the environment, and keep pace with evolving industry standards.
Below is an overview of our notable efforts throughout 2025 and 2026 to support our people, our customers and communities and our environment.
COMMITMENT TO OUR PEOPLE- HUMAN CAPITAL INITIATIVES
We recognize that our people are essential to our success and are committed to supporting the development and well-being of each individual in a collaborative and inclusive environment.
Commitment to Our Core Values. The Company continues to commit to our set of core values to guide our employees and exemplify our commitment to each other, our customers, our Shareholders, and the communities we serve:

Core values by which we act:
Integrity	We do the right thing.
Excellence	We always bring our best.
Teamwork	We work together.
Humility	We respect everyone.

These core values represent the Company’s focus on people – our customers, our communities, our Shareholders and each other and serve as the foundation that supports and drives the Company’s corporate responsibility initiatives.
Alignment of Management Incentive Objectives with Goals. The Compensation Committee is responsible for the oversight of the Company’s human capital management, including regular review of succession planning and talent development programs. In order to demonstrate the Board’s commitment to corporate responsibility, human capital initiatives continue to be a goal included in the Company’s 2025 and 2026 Management Incentive Plans.
Commitment to Employee Engagement – MyVoice Survey. The Company is committed to creating a top tier workplace filled with highly satisfied and engaged employees. The Company believes that open and honest communication among employees, managers and executive leadership fosters a collaborative work environment where everyone can participate, develop, and thrive. In 2025, the Company continued its commitment to strengthen employee engagement within the MyVoice initiative, launching another company-wide survey in April. All survey areas improved from the prior survey, with the largest gains in Recognition, Enthusiasm about the Future, and Accountability, indicating strong advances in engagement for employees.
Commitment to Fair Pay. The Company’s compensation philosophy includes elements that reinforce our core values, reward our employees for their achievement and maximize continued performance with long term retention. We employ various benchmarking measures to ensure our employees are paid fairly based on their job and performance. In 2025, we conducted targeted workforce planning sessions across all of our business areas to ensure market competitive pay for our employees and to support our commitment to the professional development of our employees. In further commitment to pay transparency and fair pay, the Company includes the minimum and maximum annual salary or hourly pay range when advertising a job, promotion, or transfer opportunity in all internal and external job postings regardless of the state or location of the position, as well as conducts an annual pay parity review to insure appropriate pay across the organization.

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COMMITMENT TO OUR COMMUNITY, OUR CUSTOMERS, AND THE ENVIRONMENT
The Company has a longstanding commitment to operating responsibility in our business activities, including striving to have an impact in the communities we serve. In addition to the initiatives and achievements noted on page 8, set forth below are key environmental and community initiatives we focused on in 2025:
Commitment to Helping Others. In an effort to maximize the Company’s impact on the communities where our customers and employees live, the Company’s charitable giving priorities in 2025 were focused on supporting the following initiatives: (i) basic needs (such as food security, shelter, and heat); (ii) health organizations; (iii) education (with a focus on financial literacy, mentoring, building future skills with youth, and workforce/community development); (iv) environment, sustainability and conservation; (v) community pride and culture; and (vi) emergency response and disaster preparedness.
We remain committed to strengthening the communities we serve through encouraging employee volunteerism and corporate engagement with a focus on serving those who are underserved in the local communities where we do business. We do this through financial support, in-kind donations, community engagement, and volunteer service. In 2025, the Company launched the Volunteer Time Off Program, which encourages eligible employees to take up to 16 hours of paid time off to volunteer their time. In addition, our employees gave generously of their time and expertise by donating over 18,000 volunteer hours during 2025. They actively participated in over 1,000 causes and organizations, with 400 employees serving on the boards and committees of these organizations.
In addition to encouraging our employees to donate their time and talents, the Company made over $4.7 million in donations, grants and sponsorships in the communities where the Company operates during 2025. In 2025, the Company announced an employee matching gift program. For the first time, every employee was provided with the opportunity to have their personal contributions to a qualifying nonprofit organization matched - up to $250. More than 150 employees participated and 130 nonprofits benefited, which resulted in $38,000 of donations.
Commitment to Community-Focused Mortgage Banking. For more than 160 years, the Bank has focused on serving the financial needs of its customers. The Bank offers several lending programs sponsored by local, state, and federal agencies designed to encourage first time home ownership, affordable home mortgages for those in lower and moderate-income groups, and mortgages for those living in rural areas that would not be eligible for traditional mortgage products. In addition, the Bank offers mortgages with up to 90% loan-to-value ratios without the requirement of mortgage insurance (typically required in loan-to-value ratios over 80%), and a “No Closing Cost” mortgage product that facilitates the ability of borrowers to attain home ownership with a product that provides for the Bank to absorb mortgage related closing costs, such as filing fees, bank legal fees, appraisal, application, and underwriting/processing fees, provided that the borrower does not prepay the mortgage within three years of the closing. The Bank also provides community development lending products such as Veteran Administration mortgages to create a broader pool of borrowers and help make home ownership possible for borrowers who may not qualify for traditional mortgages.
In addition, the Bank participates in the Federal National Mortgage Association’s HomeReady Mortgage Program and the Homebuyer Dream Program through the Federal Home Loan Bank of New York’s Affordable Housing Program. Furthermore, the Bank utilizes the Affordable Homeownership Grant Program for low- and moderate-income individuals through partnerships with nonprofit housing agencies. The Bank also participates in the USDA Guaranteed Rural Housing Program and is an approved USDA lender.
Protecting our Customers’ Data. We are committed to providing a high level of customer care including measures to safeguard our customers’ data. The Company has developed a cybersecurity program and framework which is administered by a team of experienced professionals, including the Company’s Chief Risk Officer and Chief Information Security Officer (“CISO”), and supported by external technology and consulting services. The Company’s Risk Committee is responsible for the oversight of the cybersecurity program. The Chair of the Risk Committee, Ms. MacPherson, has cybersecurity oversight experience and has received the Cybersecurity Oversight Certification issued by the National Association of Corporate Directors. In an effort to remain vigilant against cybersecurity attacks, the Company further provides annual and ongoing training to all of its employees so that they have an understanding and appreciation of the cybersecurity environment and risks and the Company’s policies to combat such risks. Such training includes annual mandatory training sessions on cybersecurity for all employees, periodic informational notices regarding emerging threats, and periodic testing to ensure employees are reporting suspicious activities and are diligent in their efforts to avoid phishing attacks and cybersecurity breaches. The CISO also conducts and participates in annual table top exercises with management and on occasion, with representatives from the Board, in order to be prepared in the event of a material cybersecurity event.
Ethical Business Practices. Our Code of Business Conduct and Ethics makes clear our expectations for the conduct of our Directors, officers and employees. Among other things, our Code reinforces the Company’s commitment to comply

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with anti-corruption and anti-bribery laws, and as of March 23, 2026, the Company has not been fined in connection with any violation of any anti-corruption or anti-bribery law. We ensure compliance with the Code through training and monitoring so that we can maintain our track record of business success based upon the highest level of ethics and professionalism. Further, we do not debank or discriminate against any customers or potential customers on the basis of their political or religious beliefs or lawful business activities. Our banking employees are required to complete online training and testing to verify their understanding of certain legal requirements, including training on unfair, deceptive or abusive acts and practices, fair lending, and anti-money laundering.
Investment in Solar Tax Equity Fund. In 2025, the Company invested $8,500,000 in a solar tax equity fund to participate in regionally-based small- to mid-size solar projects primarily designed to promote public welfare, including the welfare of low- and moderate-income communities or families. The Company has made a further commitment of $10,000,000 in 2026.
Other Environmental Initiatives. The Company supports environmental and sustainability objectives by encouraging recycling and responsible waste management practices throughout the organization. We continue to evaluate opportunities to reduce energy consumption in areas such as facilities, equipment, and operations by moving to more efficient information technology equipment, HVAC systems, lighting and use of technology solutions to reduce our energy usage. In 2025, in connection with build out of the Company’s new Syracuse, New York headquarters, the Company utilized high efficiency building systems and sustainable interior elements. Likewise, in connection with its 17 new branch locations and facilities that opened in 2025, the Company used HVAC and lighting systems that meet or exceed New York State Energy Conservation Construction Code requirements, along with sourcing sustainable materials. In addition, we recycle all of our electronics through appropriate channels to ensure that harmful substances do not pollute the environment, and in 2025, we recycled an estimated 28,750 pounds of electronic equipment.

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CORPORATE GOVERNANCE
We are committed to strong corporate governance policies, practices, and procedures designed to make the Board more effective in exercising its oversight role. The following section provides an overview of the Company’s corporate governance structure, including key governance documents that guide the Board and management in the performance of their duties which are regularly reviewed by the Board.
BEST PRACTICES
The Board and management regularly review best practices in corporate governance and are committed to a structure that fosters principled actions, informed and effective decision-making, and appropriate monitoring of risk, compliance, and performance. The Governance Committee is responsible for the review and oversight of the Company’s corporate governance practices and is responsible for updating the Board on best corporate governance practices.

Independent Oversight	Long-Term Alignment with Shareholders	Strong Commitment to Excellence on the Board

Strong and engaged independent Chair of the Board. Separation of the Chair of the Board and CEO roles allows the CEO to focus on leadership and management of the Company while utilizing the independent Chair’s experience and perspective.
	Annual election of Directors with focus on assessment of skills and experience, refreshment and succession planning.	Addition of several new independent Directors over the last five years to enhance the Board’s composition, expertise and skill sets.
All current Directors on the Board are independent Directors with the exception of Mr. Karaivanov.	Robust stock ownership guidelines for Directors and named executives.	Annual Board and key Committee evaluations focused on improving Board and Committee performance. In 2024, the Board engaged an independent consultant to conduct the Board’s annual evaluation.
Key committees (Governance, Compensation, and Audit) are fully independent.	Majority voting standard for uncontested elections of Directors provides for heightened accountability to the Company’s Shareholders.	Annual evaluation of CEO and senior management and review of succession plans.
Regular executive sessions of independent Directors. Appointment of Lead Director. Policy of regular rotation of leadership positions on Board.	Open discussions and communications with Shareholders to engage on topics.
The Company’s policies prohibit manipulating the timing of material non-public information to benefit equity grant recipients, short sales, transactions in derivatives, and hedging of Company stock by Directors, executive officers and employees, and prohibits pledging of Company stock without prior written consent from the Company.

The Company is dedicated to being a financial industry leader in corporate governance and business ethics. With the exception of the Company’s Chief Executive Officer, the Board is comprised entirely of independent Directors, whose diverse backgrounds contribute a broad range of knowledge, perspectives and business experience. Over the past several years, the Company has meaningfully enhanced the Board’s skills, experience, and overall composition. As part of the Company’s ongoing succession planning efforts, we will continue to consider a diverse pool of qualified candidates to further strengthen the Board’s collective skills and experience.
The Company promotes an effective enterprise risk management framework that begins with leadership and is designed to serve the interests of the Company, its customers, and its shareholders. The Board has adopted a Code of Business Conduct and Ethics that clearly articulates its expectations for the conduct of Directors, officers, and employees. Compliance with the Code is supported through training and monitoring programs, reinforcing the Company’s longstanding commitment to conducting business with the highest standards of ethics, integrity, and professionalism.

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MAJORITY VOTING STANDARD POLICY
The Board has adopted a majority voting standard policy to provide Shareholders with more effective input in the direction of the Company. Under the policy, if the election of Directors is uncontested, a Director Nominee who does not receive the votes of at least the majority of votes cast with respect to such nominee’s election is expected to tender to the Board his or her resignation promptly following the certification of election results. The Governance Committee will make a recommendation to the Board that it either accept or reject such resignation based on relevant considerations. The Board will act on the resignation, taking into consideration the Governance Committee’s recommendation, and will publicly disclose its decision and the rationale behind its decision within 90 days of the certification of the election results. If the Board does not accept the resignation, the Director may continue to serve until his or her successor is duly elected or any earlier resignation, removal or separation. If the Board accepts the nominee’s resignation, then the Board may, in its sole discretion, fill any resulting vacancy or decrease the size of the Board pursuant to the Company’s Bylaws.
DIRECTOR INDEPENDENCE
The New York Stock Exchange (“NYSE”) listing standards and the Company’s Corporate Governance Guidelines require the Board to be comprised of at least a majority of independent Directors. The Board has determined that 11 of the 12 Directors nominated to serve on the Board are independent under the NYSE standards and the Company’s Corporate Governance Guidelines.
For a Director to be considered independent, the Board must determine that the Director does not have any direct or indirect material relationship with the Company. To assist it in determining director independence, the Board uses standards which conform to, or are more exacting than, the NYSE independence requirements. Under these standards, absent other material relationships, transactions or interests, a Director will be deemed to be independent unless, within the preceding three years: (i) the Director was employed by the Company or received more than $120,000 per year in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation payments for prior service, (ii) the Director was a partner of or employed by the Company’s independent auditor, (iii) the Director is part of an interlocking directorate in which an executive officer of the Company serves on the Compensation Committee of another company that employs the Director, (iv) the Director is a current executive officer or employee of another company that makes payments to, or receives payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of one million dollars or 2% of the other company’s consolidated gross revenues, or (v) the Director had an immediate family member in any of the categories in (i) – (iv). In determining whether a Director is independent, the Board reviews the stated standards but also considers whether a Director has any direct or indirect material relationships, transactions or interests with the Company that might be viewed as interfering with the exercise of his or her independent judgment.
Based on these independence standards, the Board determined that the following individuals who served as Directors during all or part of the last fiscal year were independent Directors during such year and continue to be deemed independent by the Board: Mark J. Bolus, Neil E. Fesette, Jeffery J. Knauss, Kerrie D. MacPherson, John Parente, Raymond C. Pecor, III, Savneet Singh, Susan E. Skerritt (retired), Sally A. Steele, Eric E. Stickels, Michele P. Sullivan, John A. Vaccaro, and John F. Whipple, Jr.
RELATED PERSONS TRANSACTIONS
Various Directors, executive officers and other related persons of the Company and the Bank (and members of their immediate families and corporations, trusts, and other entities with which these individuals are associated) may have loans with the Bank including business and consumer loans which are offered in the ordinary course of business by the Bank. All such loans are made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the Bank, and do not involve more than the normal risk of collectability or present other unfavorable features. The Company expects that the Bank will continue to have banking transactions in the ordinary course of business with its Directors, executive officers and other related persons on substantially the same terms, including interest rates and collateral, as those then prevailing for comparable transactions with others. At December 31, 2025, the aggregate principal amount of loans outstanding to Directors, officers, or their related interests was approximately $14.2 million.
The Company also has a Related Party Transaction Policy, administered by the Audit Committee, which provides procedures for the review and approval of related party transactions involving the Company’s Directors, executive officers, Director Nominees, and other related persons. In deciding whether to approve such related party transactions, the Audit Committee will consider, among other factors it deems appropriate, the nature and extent of the related person’s interest in the transaction, the materiality of the transaction to each party, whether the transaction is on terms comparable to those generally available to nonaffiliated parties and is consistent with the best interests of the Company, and in the case of a non-employee Director, whether the transaction would impair his or her independence. For purposes of this policy, a “related party transaction” is a transaction, arrangement, or relationship or series of similar

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transactions, arrangements or relationships in which (i) the Company or one of its subsidiaries is involved, (ii) the amount involved exceeds $120,000 in any calendar year, and (iii) a related party has a direct or indirect material interest. Related persons include executive officers, Directors, Director Nominees, beneficial owners of more than 5% of the Company’s stock, immediate family members of any of the foregoing persons, and any firm, corporation or other entity in which any of the foregoing persons has a direct or indirect material interest. The Audit Committee reviews and either approves or disapproves a related person transaction after considering such factors it deems appropriate, including whether such transaction is performed at market terms and consistent with the best interests of the Company. Any Director who has an interest in the transaction may not participate in any discussion or approval of the transaction except for the purpose of providing material facts concerning the transaction. On an annual basis, the Audit Committee assesses all ongoing relationships with related persons to confirm that the transactions are still appropriate.
BOARD LEADERSHIP STRUCTURE
The Company’s long-standing practice is to have a separation of the position of Board Chair and the CEO. In addition, the Company maintains a Lead Director structure to provide an additional source of independent leadership for the Board in the event the Chair of the Board is not deemed to be independent for some reason. In the event the Chair is deemed not to be an independent Director at any time, the Lead Director will preside at meetings and executive sessions of the Board.
The duties of the Lead Director include, but are not limited to, the following: (i) presiding at all meetings of the Board and at executive sessions of the Board at which the Chair is not present, (ii) serving as a liaison between the Chair and the independent Directors, (iii) authority to call meetings of the independent Directors, and (iv) serving as an independent point of contact for Shareholders wishing to communicate with the Board.
Both the Board Chair and Committee Chairs are subject to four year term rotation guidelines, unless waived by the Board, providing for continuous development of strong leadership qualities on the Board. In addition, the Company encourages Committee Chairs and Directors to participate in continuing board education opportunities and includes educational topics as a component of Board meetings over the course of each year.
EXECUTIVE SESSIONS
Pursuant to the Company’s Corporate Governance Guidelines, the independent Directors meet in executive sessions at Board and Committee meetings on a regular basis, without the Company’s management and non-independent Directors present, to facilitate full discussion of important matters.
ANNUAL BOARD AND COMMITTEE SELF-EVALUATIONS
The Board conducts an annual self-evaluation designed to assess the effectiveness of the Board, its committees, and individual Directors, and to provide Directors with an opportunity to reflect on and enhance Board processes and overall performance. In 2024, as part of the Board’s succession planning efforts and commitment to strong governance practices, the Governance Committee engaged an independent third-party board consultant to facilitate the annual Board self-evaluation.
Building on that process, in 2025 the Board returned to an internally led self-evaluation conducted under the oversight of the Chair of the Governance Committee. The process included the solicitation of Director feedback on an anonymous basis, to identify key themes, areas of focus, and opportunities for continued improvement, which were discussed by the Board.
The Audit, Compensation, and Governance Committees conduct their own annual self-evaluation and report the results to the Board. Such committee’s evaluation includes an assessment of the committee’s compliance with its charter and the Company’s policies and procedures, as well as ways to improve committee processes and effectiveness.
NUMBER OF BOARD MEETINGS AND ATTENDANCE AT BOARD AND COMMITTEE MEETINGS
The business of the Board is conducted at regular and special meetings of the Board and its Committees. The Board held eight regular meetings and one special meeting during the fiscal year ended December 31, 2025. During this period, each Director of the Company attended at least 75% of the aggregate of the total number of meetings of the Board and the total number of meetings held by committees of the Board on which he or she served.
The Company encourages all Directors to attend each Annual Meeting of Shareholders. All of the Directors standing for re-election attended, either remotely or in person, the Company’s Annual Meeting of Shareholders held on May 21, 2025.

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KEY CORPORATE GOVERNANCE DOCUMENTS
Visit the Company’s Investor Relations website at https://communityfinancialsystem.com/governance/
governance-documents/default.aspx to view the following documents:
•	Audit Committee Charter
•	Code of Business Conduct and Ethics
•	Code of Ethics for Senior Executive Officers
•	Compensation Committee Charter
•	Corporate Governance Guidelines
•	Governance Committee Charter
•	Whistleblower Policy
These documents are available free of charge on the Company’s website or by writing the Company at Community Financial System, Inc., 333 Butternut Drive, Syracuse, New York 13214, Attention: Board Secretary/Investor Relations to any Shareholder or interested party who requests a copy.

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CURRENT COMMITTEE COMPOSITION
Among its standing committees, the Company has an Audit Committee, Compensation Committee, Governance Committee, Risk Committee, Executive Committee, and Trust Committee.

Name	Audit Committee	Compensation Committee	Governance Committee	Risk Committee	Trust	Executive Committee
Mark J. Bolus		Chair			Member	Member
Neil E. Fesette	Member	Member				Chair
Brenda M. Hall				Member		
Dimitar A. Karaivanov						
Jeffery J. Knauss			Member	Member	Member	
Kerrie D. MacPherson	Member		Member	Chair		Member
John Parente			Member		Chair	Member
Raymond C. Pecor, III			Member	Member		
Savneet Singh		Member		Member		
Sally A. Steele		Member			Member	
Eric E. Stickels*						
Michele P. Sullivan	Chair			Member		Member
John A. Vaccaro					Member	
John F. Whipple, Jr.	Member		Chair			Member

Member **Chair** ***Chair of the Board**

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BOARD COMMITTEES
Set forth below is a description of the primary duties of the standing committees of the Board and its members as of the date of this Proxy Statement.
The Governance Committee reviews and refreshes Committee assignments on an annual basis, as appropriate. As part of this refreshment process, effective as of the 2026 Annual Shareholders Meeting, Mr. Parente will be appointed as Chair of the Governance Committee, Mr. Fesette will be appointed as Chair of the Compensation Committee, Mr. Bolus will be appointed as Chair of the Trust Committee, and Ms. MacPherson will serve as Lead Independent Director.

Audit Committee
Committee Members: Michele P. Sullivan, Chair Neil E. Fesette Kerrie D. MacPherson John F. Whipple, Jr. Seven regular meetings during 2025
• Reviews and oversees internal and external audits of the Company and the Bank.
•
Reviews the adequacy of the Company’s and the Bank’s accounting, financial, and compliance controls.
•
Selects and appoints the Company’s outside independent auditors

See the Audit Committee Report contained on page 74 of this Proxy Statement.

The Board has determined that each member of the Audit Committee is independent as defined by the NYSE rules. The Board has determined that three of the Committee members are “Audit Committee Financial Experts” as defined under SEC rules and regulations.

Compensation Committee
Committee Members: Mark J. Bolus, Chair Neil E. Fesette Savneet Singh Sally A. Steele Five regular meetings and two special meetings during 2025
•
Reviews and makes recommendations to the Company’s and the Bank’s Boards regarding compensation and employee benefits matters.
•
Reviews the compensation programs for employees in the aggregate, and the compensation and incentive compensation plans for executive officers.
•
Reviews and monitors the Company’s objectives regarding human capital management, including oversight of talent development programs and succession planning.

See the Compensation Committee Report on page 57 and Compensation Discussions and Analysis contained on page 40 of this Proxy Statement.

The Board has determined that each member of the Compensation Committee is independent as defined by the NYSE rules.

Executive Committee
Committee Members: Neil E. Fesette, Chair Mark J. Bolus Kerrie D. MacPherson John Parente Michele P. Sullivan John F. Whipple, Jr. Four regular meetings during 2025
• Acts on behalf of the Board during intervals between regularly scheduled meetings of the Board. The Executive Committee has the authority, subject to the applicable law and the Company’s Bylaws and Certificate of Incorporation, to act upon all matters which do not warrant conveying a special meeting of the Board but should not be postponed to the next regular meeting of the Board.
• Acts on specific matters delegated by the Board, subject to the limitation set forth in the Executive Committee’s charter.

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Governance Committee
Committee Members: John F. Whipple, Jr., Chair Jeffery J. Knauss Kerrie D. MacPherson John Parente Raymond C. Pecor, III Two regular meeting and two special meetings during 2025
• Evaluates and oversees corporate governance policies to ensure effective governance for the Board and corporate organization as a whole.
• Reviews and makes recommendations for nominees to serve as Directors on the Board and conducts new director searches to ensure selection of nominees with appropriate skills, experience, attributes, and temperament.
• Conducts annual review and evaluation of Board and Director effectiveness.

The Board has determined that each member of the Governance Committee is independent as defined by the NYSE rules.

Risk Committee
Committee Members: Kerrie D. MacPherson, Chair Brenda M. Hall Jeffery J. Knauss Raymond C. Pecor, III Savneet Singh Michele P. Sullivan Five meetings during 2025
• Oversees the Company’s enterprise risk management functions including monitoring the risk profile and key risk indicators of the Bank and the Company’s financial service subsidiaries.
• Monitors the Bank’s risk profile and mitigating controls for credit, market, liquidity, strategic, reputational and compliance risks.
• Oversees the Company’s information security and cybersecurity functions.

Trust Committee
Members: John Parente, Chair Mark J. Bolus Jeffery J. Knauss Sally A. Steele John A. Vaccaro Four meetings during 2025
• Provides oversight in accordance with regulatory requirements for the Bank’s exercise of its trust functions.
• Monitors the Bank’s risk profile and mitigating controls for credit, market, liquidity, strategic, reputational and compliance risks.
• Oversees significant compliance matters relating to fiduciary and investment matters related to the Bank’s trust operations.

OVERSIGHT OF RISK
An integral component of the Company’s risk management framework is the oversight provided by the Board. This oversight is reinforced by the independence of the Chief Risk Officer, who reports directly to the Board’s Risk Committee. Management is responsible for actively managing the risks inherent in our business, including developing robust controls and processes to assess and monitor risk exposures. Rather than viewing risks in isolation, management incorporates risk considerations into the formulation and evaluation of business strategies and decisions. The Board views its role as one of oversight and of responsibility for ensuring appropriate policies are in place and that risk management is fully integrated with the Company’s strategies and culture. The Board’s focus is on understanding management’s risk management processes, evaluating their effectiveness, and ensuring proactive risk mitigation. Risk oversight is exercised both directly and through Board committees, utilizing a multi-faceted approach that includes regular reporting from the Company’s risk management and internal audit functions, committee-level oversight, and management reports.
To address and mitigate key risks, the Board and its committees review and approve policies covering credit risk, interest rate risk, investment risk, liquidity risk, operational risk, strategic risk, reputational risk, compliance, artificial intelligence risk, and legal risk, among others. Specifically, for information security risk, the Risk Committee supervises the Company’s risk management efforts, while senior management is responsible for day-to-day oversight, including the design and implementation of policies, processes, and procedures to proactively address these risks. The Board continuously monitors enterprise risk through regular reports from management, internal and external auditors, and regulatory examiners.
While the Board holds primary responsibility for risk oversight, its standing committees play a supportive and specialized role by regularly monitoring risks within their respective domains. Committee chairs routinely update the full Board at regular meetings, providing insights into committee activities, significant issues discussed, and actions taken. The following table highlights the respective roles of the Board and each committee in the Company’s risk oversight framework:

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Primary Responsibility for Risk Management
The Board
• Assesses management’s risk management processes, the effectiveness of those processes, and the way in which management proactively manages risks.
• Receives and reviews regular reports provided by management and others and monitors risks that have been delegated to the standing committees.
• Monitors the Company’s securities portfolio to ensure that the Company’s objectives related to diversification, asset quality, liquidity, profitability and pledging are met.
• Considers risks related to the strategy and reputation of the Company and the general industry in which it operates.

Risk Committee- consisting of entirely independent Directors
• Committee reviews periodic reports from management, risk management personnel, and others regarding risks related to
  • regulatory compliance,
  • credit risk and lending activities and asset quality,
  • interest rate risk,
  • liquidity risk,
  • information security risk,
  • artificial intelligence risk,
  • fiduciary risk;
  • other enterprise and operational risks,
  • the Company’s corporate insurance program,
  • the Company’s financial service subsidiaries, which are significant segments of the Company’s business, to ensure sound risk management practices are in place and that adequate policies, procedures, and controls have been adopted for the size and complexity of each financial services subsidiary’s business, and
  • emerging and other risks.

Audit Committee- consisting of entirely independent Directors
• Committee reviews and approves information related to
  • the engagements and periodic reports of the Company’s independent auditor and internal audit department related to the Company’s financial statements and operations, and oversees development of appropriate accounting, financial and compliance controls,
  • the Company’s major financial reporting risk exposures, and
  • the procedures and actions management has taken to monitor and control such exposures.

Compensation Committee- consisting of entirely independent Directors
• Committee reviews and considers information related to risks related to the Company’s compensation policies, including incentive plans to determine whether these plans subject the Company to excessive risks and provide for appropriate alignment of interests, and
• Committee oversees human capital management efforts and alignment, including succession planning and any related risks.

Governance Committee- consisting of entirely independent Directors
• Committee conducts annual evaluations of the effectiveness of the Board and its committees, conducts new director searches, and ensures selection of nominees to the Board with appropriate skills, experience, attributes, and temperament, and ensures appropriate corporate governance policies are in place.

Trust Committee
• Committee reviews and considers information related to the Bank’s trust business to ensure sound risk management practices are in place and that adequate policies, procedures, and controls have been adopted for the size and complexity of the trust business.

STOCK OWNERSHIP GUIDELINES
The Board has adopted stock ownership guidelines for the CEO, CFO and Executive Vice Presidents (“Senior Executives”) of the Company which require that, within six years of appointment: (i) the CEO own shares of Company common stock and/or share equivalents equal to at least four times his base salary, and (ii) the Chief Financial Officer

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and other Executive Vice Presidents own shares of common stock and/or share equivalents equal to at least two times their base salary. Such Senior Executives are required to retain 75% of shares received from stock option exercises or other equity awards, net of taxes, until they have satisfied the equity ownership requirements. All Senior Executives are in compliance with the requirements of the stock ownership guidelines established by the Company.
The Board has also adopted stock ownership guidelines for Directors of the Company which require each Director to own shares of Company common stock and/or share equivalent units equal in value to at least five times the annual base Board member retainer within six years of becoming a Director. Under the guidelines, the qualifying share equivalent units consist of at risk units resulting from the Director’s deferment of cash director fees under the deferred compensation plan and annual equity grants. Under the guidelines, Directors are required to retain 75% of shares received from equity awards, net of taxes, until they have satisfied the equity ownership requirements. All Directors are in compliance, or exceed, the requirements of the stock ownership guidelines.
INSIDER TRADING POLICY
The Company is committed to promoting high standards of ethical business conduct and compliance with applicable laws, rules and regulations. As part of this commitment, it has adopted the Company’s Policy Prohibiting Insider Trading (“Insider Trading Policy”) governing the purchase, sale and other dispositions of the Company’s securities (as as well as the securities of publicly traded companies with whom the Company has a business relationship) by the Directors, officers and employees. The Company believes the Insider Trading Policy is reasonably designed to promote compliance with insider trading laws, rules and regulations and applicable NYSE listing standards. It is also the policy of the Company to comply with all applicable securities laws when transacting in its own securities. A copy of our Insider Trading Policy was filed as an exhibit to the Company’s Annual Report on Form 10-K filed with the SEC on February 27, 2026.
PROHIBITION ON SHORT SALES, HEDGING AND DERIVATIVE TRANSACTIONS
The Company’s Insider Trading Policy prohibits short sales, hedging, and transactions in put options, call options, or other derivative securities in the Company’s securities for all Company personnel, including Directors, executive officers, and employees. In addition, the Insider Trading Policy also prohibits holding stock in a margin account or pledging of Company stock as collateral by Directors, executive officers, and other employees unless written pre-approval is obtained from the Compliance Officer designated in the Insider Trading Policy.
COMMUNICATION WITH DIRECTORS
Shareholders and any interested parties may communicate directly with the Board by sending correspondence to the address shown below. The receipt of any such correspondence addressed to the Board and the nature of its content will be reported at the next Board meeting and appropriate action, if any, will be taken. If a Shareholder or an interested party desires to communicate with a specific director, the correspondence should be addressed to that Director. Correspondence addressed to a specific director will be delivered to the Director promptly after receipt by the Company. The Director will review the correspondence received and, if appropriate, report the receipt of the correspondence and the nature of its content to the Board at its next meeting, so that the appropriate action, if any, may be taken.
Correspondence should be addressed to:
Community Financial System, Inc.
Attention: [Board of Directors or Specific Director]
333 Butternut Drive
Syracuse, New York 13214
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
Mark J. Bolus, Neil E. Fesette, Jeffery J. Knauss, Raymond C. Pecor, III, Savneet Singh, Susan E. Skerritt, and Sally A. Steele served on the Compensation Committee for all or part of 2025. There were no Compensation Committee interlocks or insider (employee) participation during 2025.
CODE OF BUSINESS CONDUCT AND ETHICS
The Company has a Code of Business Conduct and Ethics for its Directors, officers and employees. The Code of Business Conduct and Ethics requires that individuals avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner, and otherwise act with integrity and in the best

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interests of the Company. In addition, the Code of Business Conduct and Ethics requires individuals to report illegal or unethical behavior they observe and to comply with the Foreign Corrupt Practices Act and Bribery Laws. As of March 23, 2026, the Company has not been subject to any fines for any violations of anti-corruption or anti-bribery laws.
The Company also has adopted a Code of Ethics for Senior Executive Officers that applies to its chief executive officer, chief financial officer, and other senior officers performing similar functions. This Code of Ethics for Senior Executive Officers is intended to promote honest and ethical conduct, full and accurate reporting, and compliance with laws and regulations.
The text of each Code is posted on the Company’s website at https://communityfinancialsystem.com/governance/governance-documents/default.aspx and is available in print free of charge to any Shareholder or interested party who requests it. The Company intends to report and post on its website any amendment to or waiver from any provision in the Code of Ethics for Senior Executive Officers as required by SEC rules.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND EXECUTIVE OFFICERS
The following table sets forth certain information regarding the beneficial ownership of the Company’s common stock as of March 23, 2026, by
•	Each person, or group of affiliated persons, known to us to beneficially own more than 5% of the outstanding shares of the Company’s common stock;
•	Each Director;
•	Each person who was a named executive officer; and
•	All of the Company’s Directors and executive officers as a group.
The percentages shown in the following table are based upon 52,537,729 shares of common stock outstanding as of March 23, 2026. Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting and investment power with respect to shares. The number of shares beneficially owned by a person includes shares subject to options held by that person that were exercisable as of March 23, 2026, or within 60 days of that date. The shares issuable under those options are treated as if they were outstanding for computing the percentage of ownership of the person holding those options, but are not treated as if they were outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated below, to the Company’s knowledge, all persons named in the table have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by a spouse under applicable law.

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Set forth below is information about the number of shares of the Company’s common stock beneficially owned by the Directors and executive officers of the Company:

Name	Amount and Nature of Beneficial Ownership(a)(b)(c)	Percentage of Class
Directors(e)
Mark J. Bolus	138,137	0.26%
Neil E. Fesette	11,270(d)	*
Brenda M. Hall	39
Dimitar A. Karaivanov	59,752	*
Jeffery J. Knauss	4,821	*
Kerrie D. MacPherson	2,982	*
John Parente	84,037	*
Raymond C. Pecor, III	23,840(d)	*
Savneet Singh	18	*
Sally A. Steele	65,435	*
Eric E. Stickels	49,105	*
Michele P. Sullivan	100(d)	*
John A. Vaccaro	175
John F. Whipple, Jr.	19,898(d)	*
Executive Officers (f)
Marya Burgio Wlos	2,747	*
Michael N. Abdo	24,955	*
Maureen Gillan-Myer	14,421	*
Matthew K. Durkee	17,334	*
Jeffrey M. Levy (retired) (g)	34,598	*
Joseph E. Sutaris (retired) (g)	63,337	*
Number of shares of Company common stock beneficially owned by all Directors, persons chosen to become Directors and executive officers of the Company as a group (21 persons)	604,376	1.15%

*	Represents less than .25% of the Company’s outstanding shares.
(a)
Represents all shares as to which the named individuals possessed sole or shared voting or investment power as of March 23, 2026. Includes shares held by, in the name of, or in trust for, the spouse and dependent children of the named individual and other relatives living in the same household, even if beneficial ownership has been disclaimed as to any of these shares by the nominee or Director.

(b)
The listed amounts include shares as to which certain Directors and named executive officers are beneficial owners but not the sole beneficial owners as follows: Mr. Abdo is the beneficial owner of 2,813 shares held by the Company’s 401(k) Plan; Mr. Bolus holds 61,441 shares jointly with his wife, 8,131 shares as Trustee of the Mark Bolus Trust, 5,939 shares as Trustee of the Austin Bolus Trust, 5,939 shares as Trustee of the Noah Bolus Trust, 5,939 shares as Trustee of the Paige Bolus Trust, 5,939 shares as Trustee of the Taylor Bolus Trust; Mr. Durkee is the beneficial owner of 9,903 shares held by the Company’s 401(k) Plan 9,757; Ms. Gillan-Myer is the beneficial owner of 286 shares held by the Company’s 401(k) Plan; Mr. Karaivanov is the beneficial owner of 3,320 shares held by the Company’s 401(k) Plan; Mr. Levy is the beneficial owner of 6,473 shares held by the Company’s 401(k) Plan; Mr. Pecor holds 11,278 shares in trust as trustee for trusts holding Company stock for the benefit of his niece and nephew (Mr. Pecor disclaims beneficial ownership of the shares held in these trusts); Ms. Steele holds 36,443 shares jointly with her husband and 4,585 shares are owned jointly with her brother; Mr. Stickels’ wife is the beneficial owner of 15,513 shares held by the Company’s 401(k) Plan; Mr. Sutaris is the beneficial owner of 6,839 shares held by the Company’s 401(k) Plan; and Ms. Wlos is the beneficial owner of 481 shares held by the Company’s 401(k) Plan.

(c)
Includes shares that the following individuals currently have the right to acquire, or will have the right to acquire within 60 days of March 23, 2026, through exercise of stock options issued by the Company: Mr. Abdo, 14,121 shares, Mr. Durkee, 4,572 shares; Ms. Gillan-Myer, 7,566 shares. Mr. Karaivanov, 32,755 shares; Levy, 21,468 shares; Mr. Parente, 11,392 shares; Mr. Pecor, 1,194 shares; Ms. Steele, 19,632 shares; Mr. Sutaris, 36,415 shares; and Mr. Whipple, 11,392 shares. These shares are included in the total number of shares outstanding for the purpose of calculating the percentage ownership of the foregoing individuals and of the group as a whole, but not for the purpose of calculating the percentage ownership of other individuals listed in the foregoing table.

(d)
In addition to the number of shares of common stock reported as beneficially owned, the following Directors have elected to defer cash director fees under the director deferred compensation plan resulting in such Directors holding at risk share equivalent units (“units”), which are subject to fluctuations in the market price of the Company’s stock, in the following amounts as of March 23, 2026: Mr. Fesette, 7,783 units; Mr. Pecor, 19,687 units; Mr. Singh, 1,377 units; Ms. Sullivan, 3,530 units; Mr. Vaccaro, 315; and Mr. Whipple, 5,751 units.

(e)
In addition to the number of shares of common stock reported as beneficially owned, as of March 23, 2026, each Director had the following number of deferred stock units outstanding: Mr. Bolus 3,758; Mr. Fesette 8,225; Ms. Hall, 1,220; Mr. Knauss 1,220; Ms. MacPherson 7,631; Mr. Parente 1,220; Mr. Pecor 7,136; Mr. Singh, 2,475; Ms. Steele 1,220; Mr. Stickels 5,235; Ms. Sullivan 3,953; Mr. Vaccaro, 1,220; and Mr. Whipple 6,633.

(f)
In addition to the number of shares of common stock reported as beneficially owned, as of March 23, 2026, each executive officer had the following number of restricted stock units: Mr. Abdo, 1,373; Ms. Burgio Wlos, 1,571; Mr. Durkee, 1,449; Ms. Gillan-Myer, 1,275; Mr. Karaivanov, 6,277.

(g)
For Messrs. Levy and Suratis, except for the shares held in the Company’s 401(k) Plan which are as of March 23, 2026, the shares reported are based on the number of shares owned as of the date of retirement.

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Set forth below is information about the number of shares held by persons the Company knows to be the beneficial owners of more than 5% of the Company’s outstanding common stock as of March 23, 2026.

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percent of Class
BlackRock, Inc. 50 Hudson Yards New York, NY 10001	7,595,180(1)	14.46%
The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	6,596,018(2)	12.55%
State Street Corporation State Street Financial Center One Congress Street, Suite 1 Boston, MA 02114-2016	3,829,764(3)	7.29%
Neuberger Berman Group LLC Neuberger Berman Investment Advisors LLC 1290 Avenue of the Americas New York, NY 10104	3,157,798(4)	6.01%

(1)
The information is based on a Schedule 13G filed with the SEC on January 23, 2024 reporting the beneficial ownership as of December 31, 2023. BlackRock, Inc. reported that it has sole voting power with respect to 7,494,810 shares and sole dispositive power with respect to all shares listed. BlackRock, Inc. has not filed a Schedule 13G with respect to the Company since January 23, 2024.

(2)
The information is based on a Schedule 13G filed with the SEC on February 13, 2024 reporting the beneficial ownership as of December 31, 2023. The Vanguard Group, Inc. reported that it has sole voting power with respect to 0 shares and sole dispositive power with respect to 6,504,229 shares. The Vanguard Group, Inc. has not filed a Schedule 13G with respect to the Company since February 13, 2024.

(3)
The information is based on a Schedule 13G filed with the SEC on January 24, 2024 reporting the beneficial ownership as of December 31, 2023. State Street Corporation reported that it has sole voting power with respect to 0 shares and sole dispositive power with respect to 0 shares. State Street Corporation has not filed a Schedule 13G with respect to the Company since January 24, 2024.

(4)
The information is based on a Schedule 13G filed with the SEC on February 12, 2024 reporting the beneficial ownership as of December 31, 2023. Neuberger Berman Group LLC, Inc. reported that it has sole voting power with respect to 0 shares and sole dispositive power with respect to 0 shares. Neuberger Berman Group LLC. has not filed a Schedule 13G with respect to the Company since February 12, 2024.

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INFORMATION ABOUT OUR EXECUTIVE OFFICERS
The following provides certain business experience for the past five (5) years with respect to the Company’s current executive officers. Information concerning Mr. Karaivanov, the Company’s CEO and President, is provided in “Proposal One- The Election of Directors” above.

Executive Officers Who Are Not Directors
Name	Age	Position with the Company
Marya Burgio Wlos	48	Executive Vice President and Chief Financial Officer
Michael N. Abdo	48	Executive Vice President and General Counsel
Maureen Gillan-Myer	58	Executive Vice President and Chief Administration and Human Resources Officer
Matthew K. Durkee	63	Senior Vice President, Chief Banking Officer and President of Commercial Banking

Marya Burgio Wlos currently serves as EVP and CFO since March 31, 2025. Prior to joining the Company, Ms. Burgio Wlos served as Managing Director and COO of the Investment Bank at M&T Bank from January 2021 through March 2025. Ms. Burgio Wlos served as Head of Management Accounting, Finance at M&T Bank from September 2018 through January 2021 and as Head of Trading Relationship Management, UBS Asset Management at UBS AG from November 2013 through August 2018. Prior to that time, Ms. Burgio Wlos served in various finance roles at Citadel LLC from April 2008 through September 2012 and at Bank of America from January 2007 to April 2008.
Michael N. Abdo currently serves as EVP and General Counsel since July 1, 2022. From January 2020 to July 2022, he served as SVP, Senior Associate General Counsel and September 2013 through December 2020, Associate General Counsel. Prior to joining the Company in 2013, Mr. Abdo was a senior associate at the law firm of Cadwalader, Wickersham and Taft LLP in New York, New York.
Maureen Gillan-Myer currently serves as the EVP and Chief Administration and Human Resources Officer since October 1, 2024. She joined the Company as EVP and Chief Human Resources Officer on October 1, 2021. Prior to joining the Company, she served as the Chief Human Resources Officer of HSBC US from February 2016 through September 2021 and as its Senior Vice President- Talent Acquisition and Human Resources Business Partner from May 2009 through February 2016.
Matthew K. Durkee currently serves as Senior Vice President, Chief Banking Officer, and the President of Commercial Banking of the Bank since January 1, 2026. He served as President, Commercial Banking from January 2024 through December 2025 and the President of the New England Region from January 2022 through December 2023. Prior to joining the Bank, he served as Executive Vice President and New England President for NBT Bank, N.A. from 2009 to 2020.

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COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis (“CD&A”) provides an overview of the principles and practices underlying our executive compensation program and the decisions made by the Compensation Committee of the Board related to compensation in fiscal year 2025.
This CD&A and the Executive Compensation Disclosure Tables starting on page 58 provide compensation information for our “named executives” who are identified as follows:

Name	Title
Dimitar A. Karaivanov	President and Chief Executive Officer (“CEO”)
Marya Burgio Wlos	Executive Vice President and Chief Financial Officer (“CFO”)
Joseph E. Sutaris	Retired Executive Vice President and Chief Financial Officer
Michael N. Abdo	Executive Vice President and General Counsel (“General Counsel”)
Maureen Gillan-Myer	Executive Vice President and Chief Administration and Human Resources Officer (“CAO”)
Jeffrey M. Levy	Retired Senior Vice President and Chief Banking Officer

Executive Transitions
Ms. Burgio Wlos was appointed as Executive Vice President and CFO of the Company and the Bank, effective as of March 31, 2025. On that same day, Mr. Sutaris retired as Executive Vice President and CFO. Mr. Sutaris remained with the Company and the Bank through July 1, 2025, serving as its Senior Vice President and Head of Investor Relations to work closely with Ms. Burgio Wlos during the transition period. Mr. Sutaris was paid his existing salary as compensation for his services but did not receive a cash incentive award for the 2025 performance year.
In connection with Ms. Burgio Wlos’ employment, the Compensation Committee granted Ms. Burgio Wlos replacement awards (2,266 shares of restricted stock vesting ratably over three years) as equity compensation for service to her prior employer that was forfeited by reason of her decision to join the Company. The vesting schedule of this replacement award was designed to mirror the original vesting schedules of the forfeited awards.
Mr. Levy retired from his position as Senior Vice President and Chief Banking Officer on December 31, 2025. To ensure a smooth transition, the Bank entered into a consulting agreement with Mr. Levy. Under this agreement, Mr. Levy will provide advisory consulting services through June 30, 2026 for a monthly fee of $25,000.
EXECUTIVE SUMMARY
In 2025, the Company continued to strategically invest across its businesses, advancing its core investment thesis of generating above-average returns while maintaining below-average risk. Since the appointment of Mr. Karaivanov as President two years ago, the Company’s Total Shareholder Return (“TSR”) has demonstrated consistent growth, driven by focused leadership and initiatives to enhance long-term shareholder value. The Company deployed capital in each of our four business lines—banking, employee benefit services, insurance services, and wealth management services—with a focus on building recurring fee income streams that support sustainable, long-term growth.
Across the Company’s four core businesses, each delivered improved financial performance during 2025:
•
The banking business in particular experienced significant investment and growth. The Company opened 15 new branches and successfully completed the acquisition of seven branch locations from Santander Bank, N.A., accelerating our strategic expansion in the Greater Lehigh Valley region. These initiatives, combined with solid loan and deposit growth, resulted in a more than 22% increase in operating pre-tax income, positioning the banking business for accelerated growth. We also enhanced our insurance services revenue stream through a minority investment in Leap Holdings, Inc., a technology-driven managing general agent specializing in providing insurance solutions for the rental housing sector. This investment aligns with our goal of expanding and diversifying our fee-based revenue.

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Additionally, in January 2026, the Company announced an agreement to acquire ClearPoint Federal Bank & Trust. This acquisition will significantly broaden the range and scale of our wealth management services, further strengthening our ability to deliver value to our clients and shareholders. These recent investments and acquisitions underscore our commitment to building meaningful fee-based businesses that will have a direct and positive impact on the Company’s bottom line.
•	The Company’s employee benefit services business had a successful year in which it completed five acquisitions. Its operating revenues increased 3.6% and its operating pre-tax income increased 0.2%.
•	The Company’s insurance services business completed two acquisitions in 2025 and its operating revenues increased 7.8% and operating pre-tax income increased 42.4%.
•
The Company’s wealth management services business completed it rebranding to Nottingham Financial Group to provide a more recognizable and uniform name for its comprehensive financial planning, trust administration and wealth management services. This line of business’ operating revenues increased 2.0% and it operating pre-tax income increased 14.6%.

Financial Performance Highlights

($ in millions, except for per share data)	2025	2024	Percentage Change
Net Interest Income	$506.5	$449.1	12.8%
Non-interest Income	$311.5	$297.2	4.8%
Total Revenues	$818.0	$746.3	9.6%
Operating Revenues (non-GAAP)(1)	$817.6	$745.6	9.7%
Total Non-interest Expenses	$521.3	$486.8	7.1%
Net Income	$210.5	$182.5	15.3%
GAAP Earnings per Share	$3.97	$3.44	15.4%
Operating Net Income (non-GAAP)(2)	$225.1	$193.9	16.1%
Operating Earnings per Share (non-GAAP)(2)	$4.24	$3.65	16.2%
Operating Pre-Tax, Pre-Provision Net Revenues (non-GAAP)(3)	$315.3	$273.6	15.2%
Operating Pre-Tax, Pre-Provision Net Revenues per Share (non-GAAP)(3)	$5.94	$5.15	15.3%
Dividends Declared per Share	$1.86	$1.82	2.2%

(1)	Operating revenues is a non-GAAP measure that excludes loss on sales of investment securities, gain on debt extinguishment and unrealized gain on equity securities from total revenues.
(2)
Operating net income and operating earnings per share, are non-GAAP measures that excludes, net of tax, acquisition expenses, acquisition-related contingent consideration adjustments, restructuring expenses, litigation accrual, loss on sales of investment securities, unrealized gain on equity securities, and amortization of intangible assets from net income and GAAP earnings per share, respectively.

(3)
Operating PPNR and operating PPNR per share are non-GAAP measures that exclude income taxes, provision for credit losses, acquisition expenses, acquisition-related contingent consideration adjustments, restructuring expenses, litigation accrual, loss on sale of investment securities, unrealized gain on equity securities and amortization of intangible assets from GAAP net income and GAAP earnings per share, respectively.

33rd Consecutive Year of Dividend Increases. Reflecting the Company’s focus on sustainable long-term returns for its Shareholders, the Company increased its quarterly cash dividend to Shareholders by 2.2%, to $0.47 per share, in July 2025, marking the 33rd consecutive year of annual increases in its cash dividend.
Compensation Decisions for 2025
Executive Compensation Payouts for 2025. After considering the Company’s operating performance, financial results, and achievement level of predetermined performance goals and strategic objectives, the Compensation Committee took the following actions relating to 2025 short-term and long-term incentive compensation decisions with respect to its named executives and other key employees:
•	Above Target Payouts for Cash Awards. The Company achieved a performance level of 117.5% of target based upon the satisfaction of the established goals in the 2025 scorecard.

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•	Annual Equity-Based Long-Term Incentive Grants. Equity-based long-term incentives were granted, consisting of performance- based restricted stock, time-based restricted stock, and stock options.
In December 2024, the Committee approved the performance-based restricted stock performance criteria for the named executives. The performance-based restricted stock grant is subject to satisfaction of the selected performance criteria and vesting after the end of a three-year performance period. For the performance period from 2025 through 2027, the Committee continued with the same performance measures used in 2024: (1) the Company’s three-year total shareholder return as compared and ranked against the KBW Regional Bank Index (KRX) constituents (50 banks) as of January 2025, and (2) the three-year average core return on average tangible common equity (“Core ROATCE”) measured by the Company’s percentile rank of the three-year average Core ROATCE against the KRX constituents. The named executives received 50% of their total long-term equity grant in the form of performance-based restricted stock. The equity program is described in more detail on pages 52 to 54.
In March 2025, the Company granted the named executives stock options and time-based restricted stock awards at target levels as well as the performance-based restricted stock which is subject to the satisfaction of the performance criteria approved by the Committee as described above. The time-based restricted stock is subject to a three-year, pro rata vesting schedule, and the stock options are subject to a five-year, pro rata vesting schedule. The Compensation Committee selects stock options as one of the equity vehicles because options create close alignment with the Shareholder experience and due to their ten-year term, support the Company’s business strategy and compensation philosophy by providing a link to long-term business objectives and sustained long-term value creation. The use of restricted stock awards provides value that is directly linked to our stock price and encourages share ownership. Both of these awards align the interests of the named executives’ and Shareholders’ by encouraging preservation of long-term stock value. The named executives received 25% of their total long-term equity grant in the form of stock options and restricted stock awards, respectively.
Pay-for-Performance Alignment. A significant portion of executive pay is in the form of performance-based pay (annual cash incentive and equity) that promotes the achievement of the Company’s annual and long-term performance goals, placing significant weight on various earnings performance metrics, risk measures and strategic priorities with an objective of delivering total shareholder returns above its KRX peer group in line with the Company’s investment thesis of achieving above average returns with below average risk. The Company believes the performance metrics and strategic priorities included in the annual Management Incentive Plan and performance-based restricted stock grants reflect strong alignment between its performance and progress towards continuously increasing Shareholder value.
Snapshot of Compensation Governance
The Company continues to implement its executive compensation program in a manner that is designed to reinforce its philosophy of aligning each named executive’s compensation with the Company’s short-term and long-term performance goals. The Company uses the following practices to align its compensation philosophy with practices generally considered to promote Shareholder value.

What We Do:	What We Don’t Do:

Pay for Performance. A significant percentage of our named executives’ total compensation is variable and at-risk and based upon our performance, ranging from 66% for Mr. Karaivanov (CEO) and 56% on average for the other named executives.
No “Timing” of Equity Grants. We only grant equity awards on predetermined dates.

Evaluate and Manage Risk. The Compensation Committee reviews incentive compensation programs annually to ensure a balance of short-term and long-term incentives and that our programs do not encourage excessive risk taking.
No Tax Gross-ups on Perquisites. We do not provide our named executives with tax gross-ups on perquisites in any of our compensation plans or agreements.
Require Significant Stock Ownership. Our named executives are subject to robust stock ownership requirements to promote alignment with our Shareholders.	No Tax Gross-ups for Change in Controls. We do not provide our named executives with tax gross-ups for change in control benefits in any of our compensation plans or agreements.
Executives Subject to a Robust Clawback Policies. The Compensation Committee has adopted two clawback	No “Single-Trigger” Change In Control Provisions. Our change in control provisions require both a change in

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What We Do:	What We Don’t Do:

policies: (i) an SEC and NYSE compliant recoupment policy that provides for the recovery of any erroneously awarded incentive-based compensation from the Company’s Section 16 officers (including all of the named executives), and (ii) a second discretionary recoupment policy applicable to our named executives and our broader executive team that allows for recoupment of annual cash incentives and all forms of equity based compensation in the event of a financial restatement, or certain acts of misconduct, including violations of law, regulation or Company policy.

control and a subsequent involuntary termination without “cause” or voluntary resignation for “good reason” for a named executive to be eligible to receive severance or accelerated vesting in connection with a change in control transaction.

Capped Incentives. In 2025, annual cash incentive compensation is based on the achievement of the objectives set forth in the MIP (as defined below), ranging from 0% to 150% based on the threshold, target, and maximum achievement levels.
No Excessive Perquisites. Our named executives are entitled to only limited perquisites.
Prohibit Repricing of Stock Options. Our equity incentive plan prohibits the repricing of options without Shareholder approval.

Prohibit Hedging and Pledging. We prohibit our employees, executive officers, and Directors from engaging in hedging of Company stock and derivatives. Without prior written consent, our employees, executive officers, and Directors are also prohibited from holding Company stock in a margin account or otherwise pledging our stock.

Independent Expert Advice. The Compensation Committee engages a consultant that is independent and free of conflicts of interest to provide the Committee with expert executive compensation advice on executive compensation matters.

2025 SAY-ON-PAY VOTE
As part of its oversight, the Compensation Committee considers the results of the Shareholders’ annual advisory vote on executive compensation (“say-on-pay proposal”). At our 2025 Annual Meeting of Shareholders, the say-on-pay proposal received 96.6% support. The Committee considered this to be an indication that our Shareholders demonstrated strong support for our compensation program and decisions.
The Committee will continue to oversee the executive compensation programs consistent with the objectives set forth herein and consider the outcome of the Company’s future say-on-pay votes, regulatory changes and emerging best practices when making future compensation decisions for the named executives.

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OUR COMPENSATION PHILOSOPHY
The Compensation Committee reviews and administers the Company’s compensation policies and practices for the executive officers of the Company, including the named executives. The Company is focused on rewarding long-term sustained performance. We strive to consistently maintain strong financial performance while balancing a relatively conservative risk profile to deliver financial returns to our Shareholders. In administering compensation policies and practices, the Committee seeks to achieve the following compensation objectives:

Our Compensation Objectives include:
Linking the named executives’ compensation program with the Company’s performance to ensure that a significant portion of their total compensation is variable and tied to the Company’s performance.
Aligning the named executives’ interests with those of the Company’s Shareholders.
Attracting and retaining talented leadership to sustain competitive advantage.
Providing a framework that encourages strong financial results and positive shareholder returns consistent with our goal of delivering Above Average Returns with Below Average Risk.

The Committee achieves these objectives by using a combination of (i) base salary, (ii) annual cash incentives; (iii) equity based long term incentive awards; and (iv) certain other benefits, each of which are carefully considered by the Committee relative to role, performance and market data to ensure proper pay mix and positioning. These compensation components are discussed in more detail below:
•
Base Salary. The Company targets base salaries to be market competitive and compares its named executives’ base salaries with survey and peer group compensation data for corresponding executives, as selected by our independent compensation consultant and affirmed by the Committee (as detailed below). The named executives’ base salaries are the foundation for other performance-based pay programs to the extent they are expressed as percentages of base salary.

•
Annual Cash Incentive Pursuant to the Management Incentive Plan (“MIP”). The Company’s annual cash incentive program is a variable, at-risk component of the named executives’ compensation that is directly tied to achieving specific performance metrics and strategic goals. The Committee establishes pre-determined goals and target achievement levels each year, which are approved by the Board, to focus the efforts of the named executives and management on objectives which will drive the growth and sustainability of the organization. The Compensation Committee may exercise its discretion to modify payout amounts in certain situations, as appropriate.

•
Equity-Based Long-term Incentives. The Committee uses a combination of time-based restricted stock, performance-based restricted stock, and stock options as another variable, at-risk component of the named executives’ compensation. Each year, the program provides grants of performance-based restricted stock awards that have a three-year performance period, stock options that vest over five years, and time-based restricted stock that vests over three years. The Committee believes this approach provides a meaningful portion of awards at risk based on performance. In addition, equity-based compensation also aligns the interests of the named executives with the interests of the Company’s Shareholders and helps retain a high-performing executive team over the longer term through vesting schedules that generally require continuous service over a three to five-year vesting period.

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Design of Equity-Based Long-Term Incentives
Equity Award	Target Percentage of Equity- Based Long-Term Incentive Grant	Vesting Period	Performance Features
Performance-Based Restricted Stock	50%	Three-Year Cliff Vesting
Rewards achievement of financial goals measured over a three-year performance period (January 2025-December 2027) and puts appropriate focus on long-term alignment of pay and performance.

 •
Half of the target opportunity is based on three-year total shareholder return measured against the constituents of the KBW Regional Bank Index (“KRX”).

 •
Half of the target opportunity is based on the three-year average core return on average tangible common equity (“Core ROATCE”) measured against the performance of the KRX constituents.

The potential payout range is from 0% to 200% and will be determined on the achievement of both performance goals independently.

Stock Options	25%	Five-Year Pro-Rata
Stock options align our executives’ interests with those of the Shareholders by providing value only if the Company’s stock price increases from the date that the stock option is granted, they provide a long-term incentive for strong Shareholder returns to produce any value.

Time- Based Restricted Stock	25%	Three-Year Pro-Rata	To provide a focus on sustainable long-term Shareholder value creation, align the named executives’ interest with Shareholders, and retain executives.

•
Benefits. The Company offers the named executives its standard health and welfare benefits and nonqualified retirement savings opportunities as our general employee base, and certain perquisites common to other public company executive management teams.

The Company’s ability to attract and retain talented employees and executives with the skills and experience to develop and execute business opportunities is essential to its success and providing value to its Shareholders. In addition, the Company seeks to provide fair and competitive compensation to its employees by structuring compensation principally around two general parameters:
•	Total target compensation is intended to be within the competitive market range (derived from the custom peer group and supplemented by industry survey data as needed).
•
When the Company’s performance exceeds its performance goals and the performance of the KRX constituents, the Company’s total compensation program is designed to reward executives with pay above their target level. Similarly, if the Company’s performance does not meet its goals or falls below the KRX constituents’ performance, the Company’s compensation is designed to pay below that target level.

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To support this pay-performance alignment, a significant amount of the Company’s named executives’ total compensation is variable and incentive based and tied to the achievement of Company performance goals and long-term Shareholder value creation. The Company believes pay-performance alignment should be evaluated over a multiple year period since much of its pay is related to longer-term performance results.

(1)
The above averages exclude Mr. Sutaris who, due to his retirement, received his base salary and annual equity grant during 2025 but did not receive an annual cash incentive award for the 2025 performance year.

ROLE OF COMPENSATION COMMITTEE, COMPENSATION CONSULTANTS AND EXECUTIVE OFFICERS
The Compensation Committee oversees the Company’s human capital, including the development, oversight and administration of the Company’s compensation and benefits programs. The Compensation Committee currently consists of four members of the Board of Directors, each of whom is an independent, non-employee Director. In carrying out its duties, the Committee reviews and approves the Company’s goals and objectives with respect to the CEO and other named executives and seeks to align compensation with the Company’s business objectives and performance. The Compensation Committee evaluates the performance of the CEO and the other named executives in light of such goals and objectives and determines compensation levels based on such evaluation. The Committee oversees the administration of broad-based compensation plans for the Company and its subsidiaries and reviews and approves of executive-level employment agreements. The Committee, in conjunction with the entire Board, also oversees succession planning for key positions, talent development, and human capital practices.
The Compensation Committee has retained Meridian Compensation Partners, LLC (“Meridian”) to serve as an independent compensation consultant with respect to executive and Board compensation. Meridian’s work has included a review and refreshment of the Company’s Peer Group and a comprehensive assessment of the Company’s executive compensation programs and pay levels for the named executives compared to the market, including advice and counsel related to market trends and best practices regarding the structure and governance of our executive compensation programs. The Committee has assessed Meridian’s independence pursuant to SEC rules and concluded that no conflict of interest exists that would prevent Meridian from serving as an independent advisor to the Committee. Meridian provided no services to the Company or its management other than services related to the Company’s compensation programs.
Although the Compensation Committee makes independent determinations on all matters related to the compensation of the named executives utilizing executive sessions without management present, certain members of management are requested to attend and provide input to the Committee throughout the year. The Compensation Committee receives input from Company management, including the CEO, CFO, CAO, General Counsel and others as needed to ensure that it has the information and perspective needed to carry out its duties.

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PEER GROUP AND BENCHMARKING
Understanding the industry’s landscape is essential to establishing the Company’s program targets and making compensation decisions. The Company regularly reviews competitive market data and compares executive pay and performance to ensure alignment. The Committee targets total compensation to be competitive with the market as reflected through peer group and industry surveys. To accomplish this, it has been the Committee’s practice to benchmark the named executives’ compensation periodically against market data and an appropriate group of peers.
In 2024, the Compensation Committee asked Meridian to update the Company’s peer group and conduct a benchmarking analysis. In June 2024, Meridian updated the Company’s peer group using objective selection criteria including size, geography (eastern half of the United States), number of full-time employees, and business model with meaningful non-interest income.
This process, along with the Committee’s review and judgment, resulted in the 17-company peer group (the “Peer Group”) as reflected below.

Peer Group used for 2025 Compensation Decisions
Associated Banc-Corp.	FB Financial Corporation	First Busey Corp.
First Commonwealth Financial Corporation	First Financial Bancorp.	F.N.B. Corporation
Fulton Financial Corporation	NBT Bancorp, Inc.	Northwest Bancshares, Inc.
Old National Bancorp	Park National Corporation	Pinnacle Financial Partners, Inc.
Provident Financial Services, Inc.	TowneBank	Trustmark Corporation
WesBanco, Inc.	WSFS Financial Corporation

Meridian utilized this Peer Group to conduct benchmarking and assess executive compensation for 2025. The Committee further supplemented the Peer Group data with data from multiple compensation surveys. This survey data generally covered data from broader financial services companies with whom we may compete for talent in our non-banking businesses.
In July 2025, Meridian refreshed the Company’s Peer Group using the same criteria employed for the 2024 analysis and the following group (the “Updated Peer Group) was adopted by the Compensation Committee and used in connection with the Committee’s 2026 compensation decisions.

Peer Group used for 2026 Compensation Decisions
Associated Banc-Corp.	FB Financial Corporation	First Busey Corp.
First Commonwealth Financial Corporation	First Financial Bancorp.	F.N.B. Corporation
Fulton Financial Corporation	Independent Bank Corp.	NBT Bancorp, Inc.
Northwest Bancshares, Inc.	Old National Bancorp	Park National Corporation
Pinnacle Financial Partners, Inc.	TowneBank	Trustmark Corporation
WesBanco, Inc.	WSFS Financial Corporation

As of December 31, 2025, as compared to the Updated Peer Group, the Company was positioned at the 29th percentile for total assets, 41st percentile for operating revenue and 65th percentile for market capitalization.
Industry comparisons are only one element of the Compensation Committee’s holistic review of our executive compensation programs. As described above, although the Compensation Committee views market data as an important element in its compensation determination process, it believes that market data should be used in conjunction with the Compensation Committee’s overall review and analysis of the Company’s and its named executives’ performance as well as the Company’s business and retention needs in making compensation decisions.

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2025 COMPENSATION PROGRAM AND PAY DECISIONS
The compensation program for executives is built around our pay-for-performance philosophy. The Company’s compensation program consists of three primary elements:
•	base salary;
•	annual cash incentive pursuant to the MIP; and
•	equity-based long-term incentives.
These compensation elements and 2025 pay decisions are described in more detail below.
Base Salary
The Company uses the base salary to provide the foundation of a fair and competitive compensation opportunity for each named executive. The Compensation Committee reviews the base salaries of our named executives annually to determine whether any adjustments are advisable based on market analysis, individual performance and contributions, and the Company’s performance and retention needs. Base salaries are generally intended to be competitive with corresponding executives in the peer group. The Committee recognizes that base salaries are the foundation for the other performance-based pay programs to the extent they are expressed as percentages of base salary (e.g., the target cash incentive under the MIP is a percentage of the executive’s base salary). As a result, the Committee carefully considers the appropriate base salary amounts to ensure a proper pay mix and positioning.
In December 2024, the Compensation Committee approved the following base salary increases, effective January 1, 2025, based upon role, leadership changes, performance and/or Peer Group market analysis. Based upon the analysis, the Committee approved a 10.63% salary increase for Mr. Abdo and salary increases between 2.0% and 2.5% for Ms. Gillan-Myer and Messrs. Sutaris and Levy, which are consistent with the merit increases made across the Company’s broader employee base. Mr. Karaivanov’s salary remains unchanged.

Name(1)	2024 Base Salary	% Increase	2025 Base Salary
Dimitar A. Karaivanov	$900,000	0%	$900,000
Joseph E. Sutaris	$489,435	2.0%	$499,224
Michael N. Abdo	$391,400	10.63%	$433,000
Maureen Gillan-Myer	$425,000	2.0%	$433,500
Jeffrey M. Levy	$450,000	2.5%	$461,250

(1)	Ms Burgio Wlos joined the Company on March 31, 2025 and her base salary was established as $500,000.
In December 2025, the Compensation Committee reviewed Meridian’s compensation analysis based upon the Updated Peer Group and approved minor market adjustments. Mr. Karaivanov’s salary remains unchanged. The following salaries are effective as of January 2026:

Name	2025 Base Salary	% Increase	Current Base Salary
Dimitar A. Karaivanov	$900,000	0%	$900,000
Marya Burgio Wlos	$500,000	3.0%	$515,000
Michael N. Abdo	$433,000	3.9%	$450,000
Maureen Gillan-Myer	$433,500	3.8%	$450,000

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Annual Incentive Payments under the Management Incentive Plan (“MIP”)
Annual incentives under the MIP are designed to reward performance achievements relative to specified, pre-determined Company performance goals. The goals are set to focus on strategic and tactical priorities in the operation of the Company and to encourage actions that increase long-term Shareholder value. The Committee has established the MIP corporate goals to reflect the Company’s operating philosophy of delivering above-average returns to its Shareholders with below-average risk. The goals were created to focus business operations on matters that will have a transformative impact on the Company.
Each of our named executives is assigned a target incentive opportunity under the MIP, defined as a percentage of base salary. The Compensation Committee periodically reviews target incentives to ensure they remain appropriate based on market analysis, individual performance and contributions, and the Company’s performance and retention needs. Based on this review, the target amounts were adjusted, as applicable, from fiscal 2024 to fiscal 2025 as set forth in the table below:

Name(1)	2024 Target Incentive (as a percentage of Base Salary)	2025 Target Incentive (as a percentage of Base Salary)
Dimitar A. Karaivanov	75%	75%
Marya Burgio Wlos	n/a	60%
Michael N. Abdo	50%	60%
Maureen Gillan-Myer	50%	65%
Jeffrey M. Levy	55%	55%

(1)	Mr. Sutaris did not receive a MIP award in 2025 due to his retirement.
At the beginning of each fiscal year, the Compensation Committee establishes annual corporate performance goals. Corporate goals are proposed by the CEO, reviewed and approved by the Committee, and approved by the Board. The Committee considers and assigns a relative weight to each goal to reflect relative importance to enhance Shareholder value. The Company’s corporate goals under the 2025 MIP are summarized in the table below, including each goal’s (i) weight, (ii) threshold, target, and maximum levels of achievement, (iii) achievement level in 2025, and (iv) weighted attainment percentage based on 2025 performance. The final weighted achievement level, if any, determined by the Compensation Committee is identified by check mark in the Payout Level column.

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Achievement Levels
Goal	Weight	Performance Level	Performance Goal	Payout Level	Actual Achievement in 2025	Weighted Attainment Percentage in 2025
Goals established to demonstrate above average return to the Company’s Shareholders
Bank Operating Pre-Provision Net Revenue (“PPNR”)(1)	25%	Threshold	1%	50%	18.5%	37.5%
		Target	3%	100%
		Maximum	> 6.5%	150%
Financial Services Operating PPNR(2)	15%	Threshold	2%	50%
		Target	4%	100%	6.9%	15%
		Maximum	> 8%	150%
Core ROA, relative to KRX(3)	10%	Threshold	25th percentile	50%
		Target	50th – 75th percentile	100%	67.3%	10%
		Maximum	>75th percentile	150%
Goals established to demonstrate below average risk
Capital(4)	10%	Threshold	10.5%	50%
		Target	12.0%	100%
		Maximum	13.0%	150%	14.04%	15%
Net Charge-Off Ratio(5)	10%	Threshold	< 0.35%	50%
		Target	< 0.25%	100%
		Maximum	< 0.15%	150%	0.12%	15%
Liquidity Objectives(6)	10%	Threshold	Achievement of 1 Objective	50%	Both Objectives Attained	15%
		Target	Achievement of Both Objectives	100%
		Maximum	Achievement of Both Objectives plus 200%	150%
Goals established to drive strategic priorities
Human Capital Objectives(7)	20%	Threshold Target Maximum	Achievement of 2 Objectives Achievement of 3 Objectives Achievement of 4 Objectives	50% 100% 150%	Two Objectives Attained	10%
Data Efficiency Objectives(8)
Business Mix Objectives(9)
Opening New Branches(10)
Total Weighted Attainment Percentage						117.5%

(1)
Bank Operating PPNR is a non-GAAP measure that excludes income taxes, provision for credit losses, acquisition expenses, acquisition-related contingent consideration adjustments, restructuring expenses, litigation accrual, loss on sale of investment securities, unrealized gain(loss) on equity securities and amortization of intangible assets from GAAP net income for the Company’s banking subsidiary. The Bank Operating PPNR was $236.9 million in 2025 as compared to $199.9 million in 2024, which represented an increase of 18.5% and the Company satisfied this objective at the maximum level. See Appendix A for the Company’s Operating PPNR, which is the sum of Bank Operating PPNR and Financial Services Operating PPNR.

(2)
Growth in Financial Services Operating PPNR is measured as the year-over-year increase in pre-tax operating income generated from the Company’s Employee Benefit Services, Insurance Service and Wealth Management Services segments (expressed as a percentage). The Financial Services pre-tax operating income was $78.7 million in 2025 as compared to $73.7 million in 2024 resulting in a 6.9% increase and the Company satisfied this objective at the target level.

(3)
Core ROA relative to the KRX Index is measured as core income as a percent of average assets. Core income is defined as Net income after taxes and before extraordinary items, less net income attributable to noncontrolling interest, gain on the sale of held to maturity and available for sale securities, amortization of intangibles, goodwill and non-recurring items. Core ROA was ranked at the 67.3% percentile in 2025 and the Company satisfied this objective at the target level.

(4)
Capital Common Equity Tier 1 Capital (“CET1”) as reported in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 was 14.04% and the Company satisfied this objective at the maximum level.

(5)
Net Charge-Off Ratio of 0.12% as reported in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and the Company satisfied this objective at the maximum level. The Committee set the maximum achievement level to less than 0.15% for 2025, the same level that was established for the 2024 MIP. The Company’s actual net charge-off ratio for 2024 was 0.10%, but 0.15% was set as the 2025 goal because achieving net

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charge-offs of less than 0.15% was determined by the Committee to be an appropriate measurement of a well-managed lending portfolio under industry standards that appropriately balances loan portfolio growth objectives and the underlying risks. The Committee does not believe that setting the maximum level at a lower amount would be an appropriate stretch goal based on industry standards and the Committee’s balancing of the Company’s risk tolerance and loan growth objectives.
(6)
This liquidity objective has two components, one is the loan-to-deposit ratio, which must be less than the Company’s peer average, and the second is the Company’s liquidity for net uninsured deposit coverage ratio which measures the Company’s ability to cover potential cash outflows from uninsured deposits, which must be in excess of 175% in order to satisfy this objective. The liquidity levels as reported in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 were 76.1% for the loan-to-deposit ratio, which was less than the peer average, and 249% for net uninsured deposit coverage ratio resulting in both objectives being achieved and the Company satisfied this objective at the maximum level because the uninsured coverage ratio was greater than 200%.

(7)
The Committee selected four human capital objectives for this strategic priority, which included the following: implement a mentoring program targeted at entry level leadership roles; skill development platform and program to drive skill development; develop total reward summary at the employee level; and execute the human resources transformation plan to drive efficiency and enhanced support to the businesses. The Company achieved all of these strategic objectives.

(8)
The Committee selected five objectives for the Company to leverage its information technology, which included the following matters: the implementation of three programs that were specifically identified in the MIP scorecard; 65,000 hours of savings with use of information technology initiatives; and development of a customer artificial intelligence solutions for launch in 2026. The Company achieved four of these objectives, which satisfied one of the four strategic priorities.

(9)
The Company must derive at least 38% of its total operating revenues from total operating non-interest revenues/total fully-tax equivalent operating revenues to satisfy this strategic objective. Total operating noninterest revenues/total fully-tax equivalent operating revenues was 37.9% for 2025. As a result, the Company did not satisfy this objective.

(10)
The Bank must achieve $100,000,000 of deposits across the de novo branches. This objective was not satisfied. Based on satisfaction of the 2 of the 4 strategic objections (People and Data), the Company achieved satisfaction of the strategic priority goal at the threshold level.

The weighted attainment percentage for each corporate goal as shown in the table above is calculated by the following formula:

Weight	X	Percentage Achieved	=	Weighted Attainment Percentage

The weighted attainment percentages for each corporate goal are summed to yield a “Total Weighted Attainment Percentage.” If the Company were to achieve the target for all of the established goals, the Total Weighted Attainment Percentage would be 100%. The maximum possible total weighted attainment percentage in fiscal 2025 was 150%. Performance is not interpolated for achievement between the threshold and target or target and maximum levels described above.
The Company achieved a performance level of 117.5% of target based upon the satisfaction of the established goals in the 2025 scorecard. For the 2025 MIP payments, which are paid in 2026, each named executive is eligible to receive a payout equal to the Total Weighted Attainment Percentage, as adjusted, (the “Adjusted Weighted Attainment Percentage”) multiplied by their target incentive amount set forth in the following table:

Name	Applicable Base Salary(1)	Total Weighted Attainment Percentage	2025 Target Incentive (as percentage of Base Salary)	2025 Actual Incentive (as percentage of Applicable Base Salary)	2025 Management Incentive Plan Payment
Dimitar A. Karaivanov	$900,000	117.5%	75%	88.13%	$793,125
Marya Burgio Wlos	$515,000	117.5%	60%	70.16%	$363,075
Michael N. Abdo	$444,908	117.5%	60%	70.50%	$313,660
Maureen Gillan-Myer	$445,421	117.5%	65%	75.60%	$340,190
Jeffrey M. Levy	$461,250	117.5%	55%	64.63%	$298,083

(1)	The incentive payments were calculated, consistent with past practice, using the named executive’s salary as of January 1, 2026.
In December 2025, the Compensation Committee established the 2026 target opportunities for the named executives as set forth below, based upon a review of the market analysis relative to the Updated Peer Group and the performance and contributions of the named executive to the Company:

Name	2025 Target Incentive (as percentage of Base Salary)	2026 Target Incentive (as percentage of Base Salary)
Dimitar A. Karaivanov	75%	90%
Marya Burgio Wlos	60%	60%
Michael N. Abdo	60%	60%
Maureen Gillan-Myer	65%	65%

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In February 2026, the Compensation Committee adopted the 2026 MIP performance goals consistent with the framework established in 2025 and added an additional performance metric and strategic priority centered around expense management, which will further support the Company’s operating philosophy of delivering above-average returns to its Shareholders with below average risk.
Long-Term Incentive Compensation
The Compensation Committee believes that the interests of the Company’s Shareholders are best served when a significant portion of executive compensation is provided in equity-based long-term incentives. Accordingly, the Compensation Committee makes annual grants of equity-based long-term incentives to the named executives and other key employees, which are designed to align with long-term performance.
Since March 2022, and in response to Shareholder feedback, the annual target equity grants were structured to be comprised of (i) 50% performance-based restricted stock, (ii) 25% stock options, and (iii) 25% time-based restricted stock grants, so that 75% of the annual target equity awards were performance-based awards dependent on the Company’s performance:

Three components of our long-term equity awards are described as follows:
1.
Performance-Based Restricted Stock Grant- 50% of Annual Equity Grant. The performance-based restricted stock awards will vest after a three-year performance period based on achievement of certain performance criteria.

2.
Stock Option Grants- 25% of Annual Equity Grant. The Committee believes that stock options are inherently performance-based because they only deliver value when the Company stock price appreciates above the exercise price and provide strong shareholder alignment. Stock options will vest annually over 5 years.

3.
Time-Based Restricted Stock Grant- 25% of Annual Equity Grant. Time-based restricted stock will vest annually over three years. Time-based restricted stock encourages stock ownership, provides retention, and aligns executives with shareholder interests.

Beginning with 2026 equity awards, the Company will maintain the current equity mix and vesting schedules for its named executive officers (50% performance-based, 25% stock options, and 25% time-based) but will transition from restricted stock to restricted stock units (RSUs) and performance restricted stock to performance stock units (PSUs).
2025 Long-Term Incentive Compensation
The Compensation Committee sets target award opportunities for equity grants to be competitive with the market and consistent with the named executive’s position and performance. The table below provides the annual target equity award opportunities for each of the named executives in 2025:

Name	2024 Target Equity Grant (as percentage of Base Salary)	2025 Target Equity Grant (as percentage of Base Salary)
Dimitar A. Karaivanov	105%	115%
Joseph E. Sutaris	70%	70%
Marya Burgio Wlos	n/a	n/a
Michal N. Abdo	60%	70%
Maureen Gillan-Myer	60%	65%
Jeffrey M. Levy	65%	70%

For the Performance-Based Restricted Stock granted as part of the 2025 Equity Grant, performance will be measured for the performance period from 2025 through 2027 based on two performance metrics: (1) three-year total

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shareholder return and (2) three-year average core return on average tangible common equity (“Core ROATCE”). The performance metrics will be measured against the performance of the KRX constituents. The performance metrics for the performance-based restricted stock awards are key drivers of Shareholder value creation and are aligned with the Company’s strategic plan. Below are the performance metrics for the 2025-2027 performance cycle for the performance grants:

Performance Measures	Weight	Threshold	Target	Maximum
Three-year TSR Rank – Relative to the population of KRX constituents	50%	25th Percentile	50th Percentile	100th Percentile
Three-year Average Core ROATCE – Relative to the population of KRX constituents	50%	25th Percentile	50th Percentile	100th Percentile
Payout Range (% of Target)		50%	100%	200%

We use core results to measure management’s performance against our operating plan more accurately. Core results adjust our GAAP results for net tax effect and certain nonrecurring revenue and expenses. See Appendix A for reconciliation of GAAP to Non-GAAP measures.
Corporate performance results between threshold and target and between target and maximum are calculated using a straight-line interpolation. The potential payout range is from 0% to 200% and will be determined on the achievement of both performance goals independently. When TSR is negative, the payout cannot exceed 100% of target for the entire performance-based equity grant regardless of the actual performance results.
2026 Long-Term Incentive Compensation
In December 2025, the Compensation Committee established the following 2026 target equity award opportunities for current named executives based on a market analysis performed by Meridian to competitively align compensation with the target award opportunities for similar executives in the Updated Peer Group and to reflect each named executives’ performance in his or her role:

Name	2026 Target Equity Grant (as percentage of Base Salary)
Dimitar A. Karaivanov	160%
Marya Burgio Wlos	70%
Michael N. Abdo	70%
Maureen Gillan-Myer	65%

For the Performance-Based Restricted Stock granted as part of the 2026 Equity Grant (for the performance period from 2026 through 2028), the Compensation Committee also approved and adopted the same performance metrics used for the 2025 performance grants.
Pay for Performance- 2023 Performance-Based Restricted Stock Awards
In March 2026, shares of common stock underlying the Performance-Based Restricted Stock Awards granted in 2023 for the performance period 2023 to 2025 were distributed.
The Company’s TSR for the period of 1.10% (0.37% on an annualized basis) was below the threshold level of performance. The Relative TSR component of the award fully lapsed demonstrating the Company’s commitment to tying the experience of its executive officers to those of the Company’s Shareholders.
The Company’s Core ROATCE over the three-year performance period was 25.29% on average and was the highest among the peers demonstrating our financial discipline and the sustainability and quality of its earnings. The Relative ROATCE component of the award was earned at 200% of Target.
The final determination of both measures was based upon information generated by S&P Global.
Based on the above, the 2023 Performance-Based Restricted Stock Awards were earned at 100% of target in March 2026 based on the design of the equity grant and the performance during the 2023 – 2025 performance period. The table below shows the number and value of Performance-Based Restricted Stock Awards on the grant date, and the number and value of Performance-Based Restricted Stock Awards, as of March 4, 2026.

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Name(1)	Performance-Based Restricted Stock Awards Granted at Target Level (#)	Grant Date Value of Performance-Based Restricted Stock Awards ($)(2)	Shares Earned (#)	Value Earned(3)(4)
Dimitar A. Karaivanov	4,698	$253,058	5,224.2062	$319,356
Michael N. Abdo	1,752	$94,371	1,948.2353	$119,096
Maureen Gillan-Myer	2,304	$124,105	2,562.0628	$156,619
Jeffrey M. Levy(5)	2,310	$124,428	2,568.8744	$148,452

(1)	Pursuant to the applicable grant agreement, Mr. Sutaris received 3,501.0225 shares on July 1, 2026 for the pro rata vesting of his 2023 performance-based restricted stock award.
(2)
The date of grant was March 14, 2023. The Company’s stock price as of the close on March 14, 2023 was $54.06. The Monte Carlo value of the market condition as of the closing price on March 14, 2023 was $53.67.

(3)	The closing price for the Company’s stock price on March 3, 2026 was $61.13.
(4)
The value includes shares that were granted under the dividend reinvestment feature of the Community Financial System, Inc. 2022 Long-Term Incentive Plan, as amended (the “Plan”). Mr. Karaivanov received 526.2062 shares, Mr. Abdo received 196.2353, Ms. Gillan-Myer received 258.0628 shares, and Mr. Levy received 258.8744 shares.

(5)
Mr. Levy’s award vested on January 2, 2026 in connection with his retirement and the closing price on December 31, 2025 was $57.44. Shares awarded under the dividend reinvestment feature were vested on January 12, 2026 at a closing price of $60.90.

Please see the Summary Compensation Table and the Grants of Plan-Based Awards Table presented on pages 58 to 59 and the accompanying narrative disclosure for more information regarding the stock options, performance-based restricted stock, and time-based restricted stock received by each of the named executives in connection with the 2025 annual equity awards and 2023-2025 Performance-Based Restricted Stock Grant.
Retirement and Other Benefits
Pension Plan and 401(k) Plan Benefits. The Company provides retirement benefits through a combination of the tax-qualified Community Financial System, Inc. Pension Plan (the “Pension Plan”) and a 401(k) plan for most of its regular employees, including the named executives. The Pension Plan is more fully described under the section entitled “Retirement Plan Benefits” starting on page 61. The Pension Plan is available to all of the Company’s employees after one year of service. The 401(k) Employee Stock Ownership Plan (the “401(k) Plan”) allows employees to contribute up to 90 percent of their base salaries to the 401(k) Plan on a pre-tax or after-tax basis, subject to various limits imposed by the Internal Revenue Code (the “Code”). The Company provided a matching contribution (in Company common stock) up to 4.5 percent of the contributing participant’s salary in 2025 subject to various limits imposed by the Internal Revenue Service (“IRS”).
The Company offers the named executives and certain other senior level executives the ability to participate in the Deferred Compensation Plan for Certain Executive Employees of Community Financial System, Inc. (the “Deferred Compensation Plan”). The named executives may elect to defer cash compensation into the Deferred Compensation Plan as described under the section entitled “Nonqualified Deferred Compensation Plan.” The Company does not make contributions to the Deferred Compensation Plan for participants in the plan.
Effective June 1, 2018, the Board adopted the Community Financial System, Inc. Restoration Plan (the “Restoration Plan”). The Restoration Plan is an unfunded, non-qualified deferred compensation plan which covers the named executives. The Restoration Plan is designed to provide credits that cannot be provided to eligible executives under the Pension Plan and 401(k) Plan as a result of the Code’s limit on annual compensation that may be taken into account under those plans. The compensation limit in effect in 2025 was $350,000. A participant’s benefit in the Restoration Plan is expressed as an individual (bookkeeping) account balance that is increased annually by an amount generally designed to equal the credit and contribution that cannot be provided to the participant under the tax-qualified plans as a result of the compensation limit. A participant’s account balance is credited with interest annually until distributed and will be paid to the participant following his or her separation from service subject to the terms of the Restoration Plan.

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Other Benefits. Although other personal benefits are not a key element of the Company’s compensation program, the Company’s named executives, along with certain other senior level executives, are provided a limited number of benefits for the purpose of supporting those executives in their business functions. The Company provides the following benefits to the named executives, as quantified in the Summary Compensation Table:
•
local club memberships to enable named executives to interact and foster business relationships with customers and the local business and community leaders. Memberships do not exceed $9,445 for each named executive;

•
a housing allowance, car allowance or use of a Company-owned vehicle for those named executives responsible for managing geographic territories which span the Company’s market from Northeastern Pennsylvania to the Canadian border and throughout Vermont, Southern New Hampshire and into Western Massachusetts; and

•	group term life insurance coverage in excess of limits generally available to employees.
Please see the Summary Compensation Table and accompanying narrative disclosures presented on pages 58 to 65 for more information on personal benefits the Company provides to the named executives.
MISCELLANEOUS COMPENSATION PRACTICES
Tax Considerations
Section 162(m) of the Code generally limits to $1 million the tax deduction available to public companies for compensation paid to “covered employees,” which, for taxable years after December 31, 2017, includes a company’s chief executive officer, chief financial officer, the three other most highly compensated executive officers, and anyone who is (or was) a covered employee for any taxable year beginning after December 31, 2016. Prior to the enactment of the Tax Cuts and Jobs Act in December 2017, this limitation did not apply to compensation that was considered “qualified performance-based compensation” under the rules of Section 162(m); however, the Tax Cuts and Jobs Act eliminated that exception and, as a result, compensation paid to our covered employees in excess of $1 million per year will generally not be deductible. Because corporate objectives may not always be consistent with the requirements of tax deductibility, the Committee is prepared, when it deems it appropriate, to enter into compensation arrangements under which payments will not be deductible under Section 162(m). Thus, deductibility will be only one of many factors considered by the Committee in ascertaining appropriate levels or modes of compensation.
Compensation Recovery
The Company maintains robust policies governing the recoupment of incentive compensation. First, in accordance with SEC rules and NYSE listing requirements, the Company adopted a recoupment policy which mandates the recovery of certain erroneously paid incentive-based compensation that may have been received by the Company’s Section 16 officers (which includes all of the named executives) on or after the policy’s effective date of October 2, 2023, if the Company has a qualifying financial restatement during the three completed fiscal years immediately prior to the restatement date, subject to limited exceptions.
In addition, the Company’s continues to maintain its original clawback policy which provides for the recoupment of any cash incentive awards or equity-based compensation received by an officer if such individual has (i) engaged in recklessness, gross negligence, fraud or intentional misconduct that caused or otherwise contributed to the need for a material restatement to the Company’s financial results, or (ii) engaged in intentional misconduct, fraud or knowingly violated any law, regulation or Company policy in connection with his or her employment that results in significant reputational or financial harm to the Company. In such event, the Board will determine the impact of the restatement or the legal, regulatory or compliance violation and will seek an appropriate recoupment of incentive-based compensation received by such individual. The Company may recoup cash compensation, time-based equity grants, and/or performance-based awards. Any recoupment under the clawback policy will be in addition to any other disciplinary action the Board may determine, including the termination of employment.
Additionally, to further strengthen the Company’s clawback rights and ensure that retiring executives support the future success of the Company and an orderly transition to their successors, the Company intends, beginning with the 2026 Equity Grant Awards, to update the respective grant agreements to provide that upon retirement in good standing, the equity awards (RSUs, Stock Options and PSUs) will continue to vest according to the original schedule and be paid in accordance with the terms of the initial grant, including based on actual performance of applicable performance metrics.

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Grant of Equity Awards Policy
The Company’s Grant of Equity Awards Policy provides objective, standardized criteria for the timing, practices and procedures used in granting equity awards, including stock options. The Company’s policy prohibits it from purposely accelerating or delaying the public release of material nonpublic information in consideration of a pending equity award in order to allow the grantee to benefit from a more favorable stock price. The Company’s practice has been to grant equity awards, including stock options, on a predetermined schedule. Under the Policy, the Compensation Committee will award annual grants in March of each year and off-cycle grants will be made the first business day of February, May, August or November that next follows the date such grant is approved. In addition, the Company does not grant equity awards while it is subject to a blackout period, as such term is defined in the Company’s Policy Prohibiting Insider Trading (“Insider Trading Policy”), unless approved by the General Counsel and the CFO.
Stock Ownership Guidelines
The Company has adopted stock ownership guidelines to further align the interests of the named executives with the interests of the Shareholders. The stock ownership guidelines provide that the senior executive officers should achieve the following stock ownership levels within six years of first becoming subject to the guidelines:

Role	Stock Ownership Guideline
CEO	4x Base Salary
CFO and Other Executive Vice Presidents	2x Base Salary

These senior executive officers are required to retain 75% of the shares received from stock option exercises or other equity awards, net of taxes, until they have satisfied the equity ownership requirements. As of March 24, 2026, all senior executive officers are in compliance with the requirements of the stock ownership guidelines established by the Board.
Policy Regarding Derivatives, Pledging and Hedging
The Company has adopted a policy that prohibits all of its Directors and employees, including the named executives, from engaging in short sale transactions, trading in derivative securities of the Company’s common stock, or engaging in the purchase or sale of any other financial instruments that are designed to hedge or offset any decrease in the market value of the Company’s common stock. Named executives are prohibited from pledging shares on margin without the prior written consent of the Compliance Officer designated in the Insider Trading Policy.
Risk Considerations
In establishing and reviewing the Company’s executive compensation program, the Compensation Committee considers whether the program encourages unnecessary or excessive risk-taking and has concluded that it does not. See the section entitled “Oversight of Risk” on page 32 for an additional discussion of risk considerations.

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COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based upon its review and discussion with management, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.
Mark J. Bolus, Chair
Neil E. Fesette
Savneet Singh
Sally A. Steele

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EXECUTIVE COMPENSATION DISCLOSURE TABLES
The following table summarizes the compensation of the named executives for the fiscal years ended December 31, 2025, 2024, and 2023. For 2025, the named executives are the Company’s CEO, the current and retired CFO, and the three other most highly compensated executive officers. Effective December 31, 2025, Mr. Levy retired as the Company’s SVP and Chief Banking Officer. Effective March 31, 2025, Mr. Sutaris retired as the Company’s EVP and CFO and retired from the Company on July 2, 2025. The material terms of the employment agreements, if any, with the named executives are set forth under the section entitled “Employment Agreements.”

SUMMARY COMPENSATION TABLE for Fiscal Years Ended December 31, 2025, 2024 and 2023
Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)
Dimitar A. Karaivanov President, Chief Executive Officer and Director	2025	$900,000	$805,467	$262,750	$793,125	$5,722	$26,717	$2,793,781
	2024	$893,434	$690,846	$235,484	$776,250	$77,732	$27,145	$2,700,891
	2023	$542,325	$380,034	$127,846	$192,011	$63,275	$24,821	$1,330,312

Marya Burgio Wlos EVP and Chief Financial Officer	2025	$365,385	$128,822	$0	$363,075	$1,333	$22,519	$881,134

Joseph E. Sutaris Retired EVP and Chief Financial Officer	2025	$263,053	$271,947	$88,714	$0	$499,340	$27,343	$1,150,397
	2024	$489,435	$250,463	$85,365	$315,759	$50,111	$26,924	$1,218,057
	2023	$475,180	$258,966	$87,117	$168,243	$114,238	$26,104	$1,129,848

Maureen Gillan-Myer EVP and Chief Administration and Human Resources Officer	2025	$433,500	$219,312	$71,528	$340,190	$23,312	$43,158	$1,131,000
	2024	$414,205	$180,247	$61,440	$249,263	$35,584	$44,969	$985,708
	2023	$398,996	$186,444	$62,691	$128,427	$22,499	$49,385	$848,442

Jeffrey M. Levy Retired SVP and Chief Banking Officer	2025	$461,250	$251,259	$81,959	$298,083	$36,049	$40,760	$1,169,360
	2024	$449,269	$213,800	$72,885	$253,688	$28,616	$29,614	$1,047,872
	2023	$400,000	$186,848	$62,855	$128,745	$33,060	$31,303	$842,811

Michael N. Abdo EVP and General Counsel	2025	$433,000	$235,850	$76,948	$313,660	$17,163	$36,601	$1,113,222
	2024	$391,083	$171,696	$58,520	$248,975	$32,304	$46,977	$949,555

(1)
The amounts in this column reflect the grant date fair value of restricted stock awards issued pursuant to the Company’s 2022 Incentive Plan computed in accordance with FASB ASC Topic 718. Additional information about the Company’s accounting for stock-based compensation arrangements is contained in footnote L to the Company’s audited financial statements for the fiscal year ended December 31, 2025 included in the Company’s Annual Report on Form 10-K filed with the SEC on February 27, 2026. Included in the 2023, 2024 and 2025 awards are performance restricted stock awards granted pursuant to the Company’s 2022 Long-Term Incentive Plan, as amended (“2022 Incentive Plan”). Further information on the performance criteria and vesting requirements for performance stock awards are located in the section titled “Long-Term Incentive Compensation” under the Compensation Discussion and Analysis section.

(2)
The amounts in this column reflect the grant date fair value of stock option awards in the applicable year pursuant to the 2022 Incentive Plan, computed in accordance with FASB ASC Topic 718. These amounts are based on the Black-Scholes option pricing model, which may not be reflective of the current intrinsic value of the options. Assumptions used in the calculation of these amounts are included in footnote L to the Company’s audited financial statements for the fiscal year ended December 31, 2025 included in the Company’s Annual Report on Form 10-K which was filed with the SEC on February 27, 2026.

(3)
For all named executives, the amounts shown in this column reflect amounts earned under the Company’s MIP, an annual cash award plan based on performance and designed to provide incentives for employees. Cash payments are typically paid in the subsequent year. The awards for the 2025, 2024, and 2023 plan year (paid in 2026, 2025, and 2024) were approximately 117.5%, 100%-115%, and 62.5%, respectively, of the target amount, subject to adjustment for individual performance.

(4)
The amounts shown in this column include the aggregate change in the actuarial present value of the named executive’s accumulated benefit under the Company’s Pension Plan and the Company’s Restoration Plan (collectively, the “Company Retirement Plans”). Such amounts will vary year to year due to changes in the Company Retirement Plan discount rates and accrued service costs. There were no changes in the terms of the Company Retirement Plans or level of benefits provided to the named executives under the Company Retirement Plans in 2025. No earnings are deemed above-market or preferential on compensation deferred under the Company’s non-qualified Deferred Compensation Plan for Executives (the “Executive Deferred Comp Plan”), and all amounts in the Executive Deferred Comp Plan are funded solely from the executive’s elective deferral of their compensation and the Company makes no contributions other than to the Company’s Pension and Restoration Plans.

(5)
The amounts in this column include: (a) the reportable value of vehicle allowances or the personal use Company-owned vehicles amounting to $9,827 for Mr. Karaivanov, $4,500 for Ms. Burgio Wlos, $3,300 for Mr. Sutaris, $4,531 for Ms. Gillan-Myer, $12,951 for Mr. Levy, and $9,000 for Mr. Abdo;

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(b) the value of group term life and long term disability insurance benefits in excess of $50,000 under a plan available to all full-time employees for which Ms. Burgio Wlos received $1,001, Ms. Gillan-Myer received $4,217 and Messrs. Karaivanov, Sutaris, Levy, and Abdo, received $1,140, $2,651, $6,914, and $1,463, in 2025 respectively; (c) the Company’s contributions to the 401(k) Plan, a defined contribution plan, amounting to $15,750 for Messrs. Karaivanov, Levy, Abdo and Ms. Gillan-Myer, $13,712 for Mr. Sutaris and $8,750 for Ms. Burgio Wlos; (d) the Company’s payment for country and/or social club memberships amounting to $9,445 for Mr. Abdo and $5,145 for Mr. Levy; (e) the reportable value of cell phone allowances amounting to $660 for Ms. Gillan-Myer and $943 for Mr. Abdo; (f) the reportable value of housing allowances amounting to $18,000 for Ms. Gillan-Myer; (g) the Company’s payment for temporary lodging in Dewitt, NY (the location of the Company’s headquarters) amounting to $8,268 for Ms. Burgio Wlos; (h) cash payout of $7,680 to Mr. Sutaris for accrued but unused vacation time paid upon retirement.
The following Grants of Plan-Based Awards Table provides information about equity and non-equity incentive plan awards granted to the named executives in connection with the year ended December 31, 2025. All equity awards are made under the terms of the 2022 Incentive Plan and the non-equity awards are made under the terms of the Company’s MIP. The MIP awards were subject to the satisfaction of 2025 performance objectives and were paid in 2026.

GRANTS OF PLAN-BASED AWARDS
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(4)			All other stock awards: Number of shares of stock or units (#)	All other option awards: Number of securities Underlying options (#)	Exercise or base price of options awards	Grant date fair value of stock and option awards
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
Dimitar A. Karaivanov		$0	$675,000	$1,012,500
	3/18/25								16,725(2)	$58.10	$262,750
	3/18/25							4,529(3)			$263,135
	3/18/25				4,711	9,060	18,120				$542,332
Marya Burgio Wlos	5/2/25	$0	$309,000	$463,500				2,266(3)			$128,822
Joseph E. Sutaris (retired)		$0	$0	$0
	3/18/25								5,647(2)	$58.10	$88,714
	3/18/25							1,529(3)			$88,835
	3/18/25				0	1,020(4)	0				$59,701(4)
Maureen Gillan-Myer		$0	$289,524	$434,286
	3/18/25								4,553(2)	$58.10	$71,528
	3/18/25							1,233(3)			$71,637
	3/18/25				1,283	2.467	4,934				$147,675
Jeffrey M. Levy (retired)		$0	$253,688	$380,531
	3/18/25								5,217(2)	$58.10	$81,959
	3/18/25							1,413(3)			$82,095
	3/18/25				1,470	2,826	5,652				$169,164
Michael N. Abdo		$0	$266,945	$400,417
	3/18/25								4,898(2)	$58.10	$76,948
	3/18/25							1,326(3)			$77,041
	3/18/25				1,380	2,653	5,306				$158,809

(1)
The amounts in this column represent target awards under the MIP, which equal a specified percentage of base salary in effect on January 1 of the year payment is made. The MIP goals and actual awards are described in the section entitled “Annual Incentive Payments under the Management Incentive Plan”. The MIP awards earned by the named executives in 2025 and paid in 2026 are set forth in the Summary Compensation Table under the column entitled “Non-Equity Incentive Plan Compensation.”

(2)
The stock options are granted pursuant to the 2022 Incentive Plan. The options are subject to time vesting requirements. The options become exercisable over the course of five years, with one-fifth of the options becoming exercisable on March 18, 2026, 2027, 2028, 2029 and 2030. Upon the named executive’s termination, the named executive generally has three months to exercise any vested options. Except for employees retiring in good standing or certain termination events set forth in an employment agreement or Severance Plan, all unvested options at the date of termination are forfeited. For employees who retire in good standing or are entitled to accelerated vesting under an employment agreement or Severance Plan, all unvested options will become vested as of the retirement date. Such individuals may exercise the options before the expiration date. In the event of a change of control or qualifying termination, the terms of the applicable employment agreement or Severance Plan will govern.

(3)
The shares of restricted stock are granted pursuant to the 2022 Incentive Plan. The restricted stock vests ratably over three years and are subject to forfeiture upon termination of employment, except for employees retiring in good standing or certain termination events set forth in an employment agreement or Severance Plan. Upon retirement in good standing, all unvested restricted stock will become vested as of the retirement date. In the event of a change of control or qualifying termination, the terms of the applicable employment agreement or Severance Plan will govern. During the vesting period, the named executive has all of the rights of a shareholder including the right to vote such shares at any meeting of the Shareholders and the right to receive all dividends. Nonvested shares are subject to forfeiture and may not be sold, exchanged or otherwise transferred.

(4)
The performance restricted stock are granted pursuant to the 2022 Incentive Plan. This long-term equity award has a three-year cliff vesting schedule tied to the satisfaction of long-term performance goals over that three year period. During the vesting period, the named executives shall have the right to vote all of the performance restricted shares at any meeting of the Shareholders and will upon vesting receive shares of the Company stock equivalent to the dividends paid on such stock during the term of restriction. Nonvested shares may not be sold, exchanged or otherwise transferred. Depending upon the achievement level of the three-year long-term performance goals as determined by the Board of Directors at December 31 of the final year in the performance period, the named executives may receive the maximum, target or no shares from this award. Mr. Sutaris’ grant of 1,020 shares represents the amount earned as a result of his retirement on July 2, 2025.

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The following table summarizes the equity awards the Company has made to the named executives which are outstanding as of December 31, 2025.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
Option Awards(1)					Stock Awards(1)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(2)	Number of Securities Underlying Unexercised Options (#) Unexercisable(2)	Option Exercise Price ($/Sh)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)	Equity incentive plan awards: number of unearned shares, unit or other rights that have not vested (#)(5)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)(5)
Dimitar A. Karaivanov	9,371	2,343	$80.01	6/09/2031	9,405	$540,223	48,847	$2,805,772
	3,699	2,467	$71.78	3/15/2032
	3,425	5,138	$54.06	3/14/2033
	3,822	15,292	$44.27	3/19/2034
	0	16,725	$58.10	3/18/2035
Marya Burgio Wlos					2,266	$130,159	0	$0
Joseph E. Sutaris (retired)	5,147	0	$59.41	3/20/2029	0	$0	0	$0
	4,382	0	$51.64	3/17/2030
	4,981	0	$79.66	3/16/2031
	3,494	0	$71.78	3/15/2032
	5,835	0	$54.06	3/14/2033
	6,929	0	$44.27	3/19/2034
	5,647	0	$58.10	3/18/2035
Maureen Gillan-Myer	1,605	1,071	$71.78	3/15/2032	2,543	$146,070	15,109	$867,861
	1,679	2,520	$54.06	3/14/2033
	997	3,990	$44.27	3/19/2034
	0	4,553	$58.10	3/18/2035
Jeffrey M. Levy (retired)	772	0	$59.41	3/20/2029	2,975	$170,884	16,874	$969,243
	1,705	0	$51.64	3/17/2030
	1,366	342	$79.66	3/16/2031
	1,164	776	$71.78	3/15/2032
	1,684	2,526	$54.06	3/14/2033
	1,183	4,733	$44.27	3/19/2034
	0	5,217	$58.10	3/18/2035
Michael N. Abdo	2,287	0	$38.02	3/16/2026	2,568	$147,506	14,112	$810,593
	1,343	0	$57.12	3/15/2027
	1,425	0	$55.92	3/20/2028
	1,338	0	$59.41	3/20/2029
	2,475	0	$51.64	3/17/2030
	1,189	298	$79.66	3/16/2031
	943	630	$71.78	3/15/2032
	1,276	1,916	$54.06	3/14/2033
	950	3,800	$44.27	3/19/2034
	0	4,898	$58.10	3/18/2035

(1)	Stock options and restricted stock are not transferable.
(2)
Employee stock options generally vest in five equal installments on the anniversary of the grant date over a five year period. For each grant listed above, the vesting date for the final portion of the stock options is the fifth anniversary of the grant date and the expiration date is the tenth anniversary of the grant date (i.e., for options expiring on March 1, 2025, the final portion of the award vested on March 1, 2020).

(3)
Employee restricted stock granted prior to 2022 generally vests in five equal installments over a five year period on March 1 of each year and restricted stock granted in 2022 and thereafter generally vests in three equal installments over a three year period on March 1 of each year. The restricted stock reflected in this column was granted on March 16, 2021, March 14, 2023, March 19, 2024 and March 18, 2025; however, for 2021 Mr. Karaivanov’s restricted stock was granted on June 10, 2021 and 2,700 shares vest in five equal installments over a five year period and for 2025 Ms. Burgio Wlos’s restricted stock was granted May 2, 2025 and 755 shares vest in three equal installments over a three year period.

(4)	Based on the closing market value of the Company’s common stock on December 31, 2025 of $57.44 per share, as reported on the NYSE for the last trading day of the year.
(5)
These shares are performance-based restricted stock granted to the named executives in March 2023, 2024 and 2025. The amount shown for 2023 is the amount vested under the grant, and the amounts shown for 2024 and 2025 represent the maximum amount of shares that may be issued to the named executives upon achievement of the maximum performance criteria set forth on page 52. The actual amount of restricted shares that may vest for the 2024 and 2025 grants depends upon the satisfaction of the performance criteria which will be determined following the completion of the end of the three-year performance period ending on December 31, 2026 and December 31, 2027. The market value of this award was based on the closing market value of the Company’s common stock on December 31, 2025 of $57.44 per share, as reported on the NYSE for the last trading day of the year.

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The following Option Exercises and Stock Vested table provides additional information about the value realized to the named executives on option awards exercised and stock awards vested during the year ended December 31, 2025.

OPTION EXERCISES AND STOCK VESTED
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Dimitar A. Karaivanov	0	$0	6,680	$411,238
Marya Burgio Wlos	0	$0	0	$0
Joseph E. Sutaris (retired)	0	$0	14,523	$861,657
Maureen Gillan-Myer	0	$0	2,402	$147,014
Jeffrey M. Levy (retired)	0	$0	2,261	$139,467
Michael N. Abdo	0	$0	1,037	$65,632

(1)	The value realized equals the fair market value of the shares on the date of exercise less the exercise price.
(2)
The value realized on the restricted stock is the fair market value on the date of vesting. Included in Mr. Sutaris’ stock award vesting is the vesting of performance-based restricted grants of 8,954 shares with a vested value of $526,241 for grant years 2022, 2023, 2024 and 2025.

RETIREMENT PLAN BENEFITS
The table below shows the present value of accumulated benefits payable to the named executives, including the number of years of service credited to each named executive, under the Pension Plan and named executives’ individual supplemental retirement agreements. Such amounts were determined by using the interest rate and mortality rate assumptions consistent with those used in the Company’s financial statements.

PENSION BENEFITS
Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Dimitar A. Karaivanov	Community Financial System, Inc. Pension Plan	5	$481,013	$0
	Community Financial System, Inc. Restoration Plan	5	$0	$0
Marya Burgio Wlos	Community Financial System, Inc. Pension Plan	1	$1,333	$0
	Community Financial System, Inc. Restoration Plan	1	$0	$0
Joseph E. Sutaris (retired)	Community Financial System, Inc. Pension Plan	15	$1,881,456	$0
	Community Financial System, Inc. Restoration Plan	15	$0	$1,114
Maureen Gillan-Myer	Community Financial System, Inc. Pension Plan	4	$84,681	$0
	Community Financial System, Inc. Restoration Plan	4	$0	$0
Jeffrey M. Levy (retired)	Community Financial System, Inc. Pension Plan	8	$144,900	$0
	Community Financial System, Inc. Restoration Plan	8	$0	$0
Michael N. Abdo	Community Financial System, Inc. Pension Plan	12	$873,334	$0
	Community Financial System, Inc. Restoration Plan	12	$0	$0

Pension Plan
The named executives participate in the Company’s Pension Plan, as do the other salaried employees. The Pension Plan is a tax-qualified defined benefit pension plan with the participants’ benefits calculated under a cash balance formula rather than a traditional defined benefits formula.
Under the cash balance formula, benefits are expressed in the form of a hypothetical account balance. Each year a participant’s cash balance account is increased by (i) service credits based on the participant’s covered compensation and compensation in excess of the Social Security taxable wage base for that year, and (ii) interest credits based on the participant’s account balance as of the end of the prior year. Service credits accrue at a rate between 5% and 6.10%, based on the participant’s age and date of participation. Effective March 1, 2010, cash balance plan participants accrue their pension benefits under a plan design called WRAP (“Worker Retirement Accumulation Plan”). Under this amended plan design, service credits are earned as described above under the pre-amendment plan formula. Interest credits are

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no longer contributed to the cash balance plan but instead are contributed to each participants’ account in the Company’s 401(k) Plan. Interest rates are determined each year and are not less than the yield on the 30-year Treasury Notes as of November of the prior year, nor more than 6%. Pension benefits earned under the cash balance formula may be distributed as a lump sum or as an annuity.
Restoration Plan. Effective June 1, 2018, the Company began to provide eligible executives, including, Ms. Gillan-Myer and Messrs. Karaivanov, Sutaris, Levy, and Abdo, with benefits under the Restoration Plan. The Restoration Plan is an unfunded, non-qualified deferred compensation plan designed to provide benefits and contributions that cannot be provided to eligible executives under the Company’s Pension Plan and 401(k) Plan as a result of the Code’s limit on annual compensation that may be taken into account under those plans for benefit and contribution purposes. For 2025, the compensation limit in effect under the Code was $350,000. A participant’s benefit in the Restoration Plan will be expressed as an individual (bookkeeping) account balance that will be increased annually by an amount generally designed to equal the credit and contribution that cannot be provided to the participant under the tax-qualified plans as a result of the compensation limit. A participant’s account balance will be credited with interest annually until distributed and will be paid to the participant following his or her separation from service subject to the terms of the Restoration Plan.
Nonqualified Deferred Compensation Plan
The following table shows the executive contributions, earnings and account balances for the named executives in the Deferred Compensation Plan for Executive Employees of the Company. The Company does not make any contributions to the Plan on behalf of the named executives.

NONQUALIFIED DEFERRED COMPENSATION
Name	Plan Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)(2)	Aggregate Balance at Last FYE ($)
Dimitar A. Karaivanov	Community Financial System, Inc. Deferred Compensation Plan	$90,000	$0	$63,817	($266,474)	$77,190
Marya Burgio Wlos	Community Financial System, Inc. Deferred Compensation Plan	$0	$0	$0	$0	$0
Joseph E. Sutaris (retired)	Community Financial System, Inc. Deferred Compensation Plan	$74,437	$0	$223,751	$0	$871,237
	Wilber National Bank Deferred Compensation Plan	$0	$0	$6,121	($12,862)	$26,358
Maureen Gillan-Myer	Community Financial System, Inc. Deferred Compensation Plan	$0	$0	$0	$0	$0
Jeffrey M. Levy (retired)	Community Financial System, Inc. Deferred Compensation Plan	$0	$0	$0	$0	$0
Michael N. Abdo	Community Financial System, Inc. Deferred Compensation Plan	$229,490	$0	$147,487	($523,038)	$241,245

(1)	The amount in this column was also reported as “Salary” in the Summary Compensation Table.
(2)
Amounts in this column reflect transfers to the Supplemental Account Balances in the Company’s Pension Plan from an individual participant’s voluntary contributions to the Deferred Compensation Plan. The account balances in the table have been reduced by the amount transferred. The earnings credited in the Deferred Compensation Plan are based on the account balance prior to the transfers. For the Wilber National Bank Deferred Compensation Plan, the amount for Mr. Sutaris represents payments made to him subsequent to his retirement on July 2, 2025.

Potential Payment on Termination or Change in Control
The Company has entered into an employment agreement with Mr. Karaivanov that provides severance benefits. Ms. Burgio Wlos, Ms. Gillan-Myer and Messrs. Sutaris, Levy, and Abdo, are provided severance benefits through the Executive Severance Plan, amended as of July 17, 2024. Under the terms of the respective named executive’s agreement and the Executive Severance Plan, the executives are entitled to post-termination payments in the event that they are no longer employed by the Company because of death, disability, involuntary termination, or a change in control. The triggers for post-termination payments under the respective employment agreements and the Executive Severance Plan are set forth in the descriptions of such document under the section entitled “Employment Agreements.”

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The following table describes the potential payments and benefits under the Company’s compensation and benefit plans and arrangements to which the named executives would be entitled upon termination of employment, assuming a December 31, 2025 termination date under the agreements and plans in effect as of December 31, 2025.

Name(1)	Expected Post- Termination Payments ($)	Incremental pension benefit (present value) ($)(2)	Continuation of Medical/Welfare Benefits (present value) ($)	Acceleration of Equity Awards ($)(3)	Total Termination Benefits ($)(4)
Dimitar A. Karaivanov
• Death	$225,000	$0	$0	$1,612,173	$1,837,173
• Disability	450,000	0	0	1,612,173	2,062,173
• Retirement (in good standing)	0	0	0	1,612,173	1,612,173
• Involuntary termination without cause	3,352,500	0	0	1,612,173	4,964,673
• Involuntary or good reason termination after CIC	5,028,750	0	68,559	3,567,106	8,664,415
Marya Burgio Wlos
• Death	$434,000	$0	$0	$130,159	$564,159
• Disability	559,000	0	0	130,159	689,159
• Retirement (in good standing)	0	0	0	130,159	130,159
• Involuntary termination without cause	875,000	0	0	130,159	1,005,159
• Involuntary or good reason termination after CIC	1,500,000	0	43,326	130,159	1,673,485
Maureen Gillan-Myer
• Death	$397,899	$0	$0	$493,783	$891,682
• Disability	506,274	0	0	493,783	1,000,057
• Retirement (in good standing)	0	0	0	493,783	493,783
• Involuntary termination without cause	1,194,835	0	0	493,783	1,688,618
• Involuntary or good reason termination after CIC	2,048,289	0	69,741	1,075,835	3,193,865
Jeffrey M. Levy (retired)
• Retirement (in good standing)	$0	$0	$0	$509,226	$509,226
Michael N. Abdo
• Death	$375,195	$0	$0	$457,354	$832,549
• Disability	483,445	0	0	457,354	940,799
• Retirement (in good standing)	0	0	0	457,354	457,354
• Involuntary termination without cause	1,193,456	0	0	457,354	1,650,810
• Involuntary or good reason termination after CIC	2,045,925	0	69,732	1,015,338	3,130,995

(1)	Mr. Sutaris retired on July 1, 2025, and would not be eligible for any payments as of December 31, 2025.
(2)	The amounts set forth in this column reflect the present value of an additional three years of accumulated benefits under the Company’s Pension Plan.
(3)
The amounts set forth in this column reflect the value (based on the closing market price of the Company’s common stock on December 31, 2025 of $57.44 per share) of any unvested shares of restricted stock that would become vested upon termination and the intrinsic value of unvested stock options based on the closing market price of the Company’s common stock on December 31, 2025 of $57.44 per share that would become vested upon termination. The amounts for Mr. Levy reflect the actual value realized for the acceleration of restricted stock awards (based on the closing market price of the Company’s common stock on December 31, 2025 of $57.44) due to his retirement from the Company.

(4)	The Company is not obligated to pay any excise tax gross-up amounts under any employment agreements.
The amounts shown in the table above do not include other payments and benefits to the extent they are provided on a nondiscriminatory basis to salaried employees generally upon termination of employment, including accrued salary and vacation pay, regular pension benefits under the Company’s Pension Plan, and distribution of plan balances under the Company’s 401(k) Plan.
EMPLOYMENT AGREEMENTS
The Company has entered into an employment agreement with its President and CEO and a severance plan with certain named executives as set forth and summarized below. The employment agreement and executive severance plan provide for payments, as set forth in the chart above, upon termination in certain situations as further described below.
Employment Agreement with Dimitar A. Karaivanov. On July 5, 2023, the Company entered into a new Employment Agreement providing for Mr. Karaivanov’s employment as the President and CEO of the Company and the Bank during the period from January 1, 2024 through December 31, 2026. The agreement provides for severance pay in the event of

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a termination by the Company (for reasons other than cause, death, or disability), or termination by Mr. Karaivanov for good reason, equal to the greater of (i) 200% of the sum of Mr. Karaivanov’s annual base salary at the time of termination and the most recent payment to him under the Company’s MIP, or (ii) amounts of base salary and expected MIP payments payable to Mr. Karaivanov through the unexpired term of his employment agreement. In addition, all of Mr. Karaivanov’s unvested stock options would vest, all restrictions on his restricted stock would be waived, and all performance-based stock would be granted on a pro rata basis based upon the portion of the performance period completed and the actual performance level achieved (and if the performance cannot be measured, granted at target). Mr. Karaivanov is subject to non-compete provisions which restrict his ability to engage in competing business activities for one year following termination of employment (unless such termination is by the Company without cause or by Mr. Karaivanov for good reason) or to solicit customers or employees of the Company or Bank for two years following termination of employment.
Upon Mr. Karaivanov’s termination of employment because of death or disability, all of his unvested stock options would vest, all restrictions on his restricted stock would be waived, and all performance-based stock would be granted on a pro rata basis based upon the portion of the performance period completed and the actual performance level achieved (and if the performance cannot be measured, granted at target). In the case of death, Mr. Karaivanov’s estate would be entitled to continued payment of Mr. Karaivanov’s base salary for 90 days. In the event Mr. Karaivanov’s disability, he would be entitled to 26 weeks of base salary, reduced by all other income replacement benefits supplied by the Company. The Employment Agreement does not provide a benefit upon voluntary retirement or voluntary termination of employment except for good reason.
Change in Control Provision. If Mr. Karaivanov’s employment is terminated by the Company for reasons other than cause, death, or disability within two years following a change in control or if Mr. Karaivanov voluntarily resigns during this period for good reason, Mr. Karaivanov will be entitled to the payment of the greater of (i) 300% of the sum of Mr. Karaivanov’s current base salary plus all amounts payable to him under the MIP during the 12 months immediately preceding the change in control, or (ii) the amount of base salary and expected payment under the MIP at target, that otherwise would have been payable under the unexpired term; will provide the cash equivalent of fringe benefits for a 36 month period, will waive all restrictions on any restricted stock previously granted to him, his stock options will become fully exercisable and all performance-based stock would be granted on a pro rata basis based upon the portion of the performance period completed and the actual performance level achieved (and if the performance cannot be measured, granted at target).
Executive Severance Plan. Ms. Burgio Wlos, Ms. Gillan-Myer, and Mr. Abdo are participants in the Company’s Severance Plan (the “Severance Plan”). The Severance Plan provides certain executive officers of the Company and its subsidiaries with severance benefits in the event they are terminated in certain circumstances in order to retain such executives and to ensure their continued dedication in the event of a change in control. The benefits to be paid to the covered executives vary based upon the nature of the termination and his or her level of management. The Compensation Committee has established the following “Severance Multiple” to use in the event of a “Qualifying Termination” or change in control for the named executives covered by the Severance Plan:

Named Executive(1)	Severance Multiple for Qualifying Termination	Severance Multiplier for Change in Control
Ms. Burgio Wlos	1.75x	3x
Ms. Gillan-Myer	1.75x	3x
Mr. Abdo	1.75x	3x

(1)	Prior to their retirement, Messrs. Sutaris and Levy participated in the Severance Plan.
The Severance Plan provides for certain severance payments in the event of one of the following termination events deemed to be a “Qualifying Termination”: (i) death or disability; (ii) the executive is terminated by the Company for reasons other than cause; or (iii) the executive terminates his or her employment for good reason. The Severance Plan also pays a severance benefit if the executive is terminated without cause by the Company or the executive terminates his or her employment with good reason within two years following a change in control. The Severance Plan does not provide a benefit for an executive who retires or voluntarily terminates employment except for good reason. All payments are subject to the executive’s execution and non-revocation of a release, compliance with the restrictive covenants and other terms and conditions set forth in the Severance Plan, and the reduction of benefits to the extent it results in a duplication of benefits under any other Company plan.
If a covered executive is terminated as result of his or her death, the executive will be entitled to the pro rata portion, calculated at target, of the annual incentive awards that are payable with respect to the year during which the termination occurs and the Company will continue to pay such covered executive’s base salary for a period of 90 days following death. If a covered executive is terminated as result of his or her disability, the covered executive will be

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entitled to the pro rata portion, calculated at target, of the annual incentive awards that are payable with respect to the year during which the termination occurs, and the Company will continue to pay 100% of base salary for 26 weeks, reduced by all other income replacement benefits supplied by the Company.
If the covered executive’s employment is terminated without cause by the Company or by the executive for good reason within two years following a change in control, then the executive shall receive: (i) the result of the annual base salary multiplied by the Severance Multiple for a change in control; (ii) the MIP for the immediately preceding fiscal year multiplied by the executive’s Severance Multiple for a change in control; (iii) treat as immediately vested all restricted stock held by the executive; (iv) treat as immediately exercisable all unexpired options; (v) treat as immediately vested any performance-based equity grants previously granted, on a pro rata basis, at the actual level of the performance measures that have been achieved (and if the performance cannot be measured, granted as target); (vi) payment of any earned but unpaid obligations under any other benefit plan; (vii) a payment of the cash equivalents of the Company’s yearly contribution for any medical, dental, vision, and Company-paid group life insurance benefits in which the executive was participating in immediately prior to termination multiplied by the Severance Multiple for a change in control; and (viii) payment of any earned but unpaid obligations under any other benefit plan.
If, prior to or more than two years following a change in control, a covered executive’s employment is terminated under circumstances that constitute a Qualifying Termination, the executive shall receive: (i) the result of the annual base salary multiplied by the executive’s Severance Multiple for a Qualifying Termination; (ii) the result of the covered executive’s payment under the MIP for the immediately preceding fiscal year multiplied by the Severance Multiple for a Qualifying Termination; (iii) treat as immediately vested all restricted stock held by the executive; (iv) treat as immediately exercisable all unexpired options; (v) treat as immediately vested any performance-based equity grants previously granted, on a pro rata basis, at the actual level of the performance measures that have been achieved (and if the performance cannot be measured, granted at target); and (vi) payment of any earned but unpaid obligations under any other benefit plan.

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PAY RATIO
As required by the Dodd-Frank Act (as defined below), the Company is providing the following information about the relationship of the annual total compensation of its median employee and the annual total compensation of Mr. Karaivanov, the Company’s President and CEO. For 2025, the annual total compensation of the median employee of the Company (other than the CEO) was $46,859 and the annual total compensation of the CEO, as reported in the Summary Compensation Table on page 58, was $2,793,781. Based on this information, the ratio of the annual total compensation of the CEO to the annual total compensation of the Company’s median employee for 2025 was 60 to 1.
To determine the median employee, the Company considered all employees of the Company on December 31, 2025, the determination date. The Company determined the median employee by: (i) collecting the 2025 base salary information contained in its payroll records (base salary of employees hired during the year was annualized) for each such employee, (ii) ranking such base salary of all such employees except for the CEO from lowest to highest, and identifying the employee with the median base salary and (iii) confirming that the median employee’s compensation did not contain any anomalous characteristics which would have a significant impact on the pay ratio. It is important to note that the pay ratio is a number the Company is required to calculate and disclose pursuant to SEC regulations, but it is not a number it uses to determine compensation for any of its employees. The Company cautions Shareholders from using the ratio as a comparison among different companies because the methodology used to determine the median employee by companies may differ and the results will vary based on each company’s industry, geographic location of its workforce, size, and compensation structure.

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PAY VERSUS PERFORMANCE
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank Act”), and Item 402(v) of Regulation S-K, the Company is providing the following information about the relationship between executive “compensation actually paid” (as computed in accordance with Item 402(v)) and certain financial performance of the Company. The Compensation Committee did not consider this Pay versus Performance disclosure in making its pay decisions for any of the years shown. For further information concerning the Company’s variable pay-for-performance philosophy and how the Company aligns executive compensation with the Company’s performance, refer to “Compensation Discussion and Analysis- Our Compensation Philosophy.”
Pay Versus Performance Table

Year	Summary Compensation Table Total for PEO[1]	Compensation Actually Paid to PEO[2]	Average Summary Compensation Table Total for Non-PEO NEOs[3]	Average Compensation Actually Paid to Non-PEO NEOs[4]	Based On Value of Initial Fixed $100 Investment:		Net Income (thousands)[7]	Operating PPNR (thousands)[8]
					Total Shareholder Return[5]	Peer Group Total Shareholder Return[6]
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2025	$2,793,781	$2,795,886	$1,089,023	$707,115	$107.41	$152.74	$210,455	$315,327
2024	$2,700,891	$3,251,228	$1,050,298	$1,252,084	$111.69	$143.42	$182,481	$273,588
2023	$2,517,123	$1,778,133	$1,037,853	$818,007	$91.08	$126.69	$131,924	$256,385
2022	$349,619	$2,077,067	$793,121	$811,479	$106.19	$127.19	$188,081	$275,066
2021	$3,154,969	$3,271,781	$1,195,097	$1,177,734	$122.27	$136.65	$189,694	$247,344

[1]
The dollar amounts reported in column (b) are the amounts of total compensation reported for the PEO, which for the years 2021-2023 was Mark E. Tryniski (who retired as the Company’s CEO effective December 31, 2023) and for 2024-2025, Mr. Karaivanov, who was appointed CEO on January 1, 2024.

[2]
The dollar amounts reported in column (c) represent the amount of “compensation actually paid” to the PEO, as computed in accordance with Item 402(v) of Regulation S-K. The amounts set forth in this column do not reflect the amount of compensation earned by or paid to PEO during the applicable year but are calculated in accordance with Item 402(v) as required. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to PEOs’ total compensation as set forth in the Summary Compensation Table for each year to determine the compensation actually paid under Item 402(v):

Adjustments Made to Calculate Compensation Actually Paid to CEO

Year	Reported Summary Compensation Table Total for PEO	Reported Value of Equity Awards(a)	Equity Award Adjustments(b)	Reported Change in the Actuarial Present Value of Pension Benefits(c)	Pension Value Attributable to Current Year’s Service and Any Change in Pension Value Attributable to Plan Amendments Made in the Current Year(d)	Compensation Actually Paid to PEO
2025	$2,793,781	($1,068,217)	$808,144	($5,722)	$267,900	$2,795,886

(a)	The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for year 2025.

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(b)
The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The amounts deducted or added in calculating the equity award adjustments are as follows:

Adjustments Made to Calculate Value of Equity Awards Paid to CEO

Year	Year End Fair Value of Equity Awards	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award Adjustments
2025	$1,196,112	($397,440)	$0	($24,648)	$0	$34,120	$808,144

(c)	The amounts included in this column are the amounts reported in “Change in Pension and Nonqualified Deferred Compensation” column of the Summary Compensation Table for 2025.
(d)
The total pension benefit adjustments for 2025 include the aggregate of two components: (i) the actuarially determined service cost for services rendered by the PEO during 2025 (the “service cost”); and (ii) the entire cost of benefits granted in a plan amendment (or initiation) during 2025 that are attributed by the benefit formula to services rendered in periods prior to the plan amendment or initiation (the “prior service cost”), in each case, calculated in accordance with U.S. GAAP. The amounts deducted or added in calculating the pension benefit adjustments are as follows:

Adjustments Made to Calculate Value of Pension Benefits Paid to CEO

Year	Service Cost	Prior Service Cost	Total Pension Benefit Adjustments
2025	$122,100	$145,800	$267,900

[3]
The dollar amounts reported in column (d) represent the average of the amounts reported for the Company’s named executive officers (NEOs) as a group (excluding the PEO) in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the NEOs (excluding the PEO) included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2025, Ms. Burgio Wlos, Ms. Gillan-Myer, and Messrs, Sutaris, Abdo, and Levy; (ii) for 2024, Ms. Gillan-Myer and Messrs, Sutaris, Abdo, and Levy; (iii) for 2023, Ms. Gillan-Myer and Messrs, Sutaris, Karaivanov, and Levy; (iv) for 2022, Ms. Gillan-Myer and Messrs, Sutaris, Karaivanov, Levy, George J. Getman, the Company’s former Executive Vice President and General Counsel, and Joseph F. Serbun, the Company’s former President of Retail Banking; and (v) for 2021, Messrs. Sutaris, Karaivanov, Getman and Serbun.

[4]
The dollar amounts reported in column (e) represent the average amount of “compensation actually paid” to the NEOs as a group (excluding the PEO), as computed in accordance with Item 402(v) of Regulation S-K. The amounts set forth in this column do not reflect the actual average amount of compensation earned by or paid to the NEOs as a group (excluding the PEO during the applicable year but are calculated in accordance with Item 402(v). In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to average total compensation for the NEOs as a group (excluding the PEO) for each year to determine the compensation actually paid, using the same methodology described above in Note 2:

Adjustments Made to Calculate Compensation Actually Paid to Other NEOs

Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs	Average Reported Value of Equity Awards	Average Equity Award Adjustments(a)	Average Reported Change in the Actuarial Present Value of Pension Benefits	Average Pension Value Attributable to Current Year’s Service and Any Change in Pension Value Attributable to Plan Amendments Made in the Current Year(b)	Average Compensation Actually Paid to Non-PEO NEOs
2025	$1,089,023	($285,268)	($199,980)	($115,440)	$218,780	$707,115

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(a)	The amounts deducted or added in calculating the total average equity award adjustments are as follows:
Adjustments Made to Calculate Value of Equity Awards Paid to Other NEOs

Year	Average Year End Fair Value of Equity Awards	Year over Year Average Change in Fair Value of Outstanding and Unvested Equity Awards	Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Average Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Average Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Average Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Average Equity Award Adjustments
2025	$294,796	($57,439)	$47,581	($12,185)	($489,135)	$16,402	($199,980)

(b)	The amounts deducted or added in calculating the total pension benefit adjustments are as follows:
Adjustments Made to Calculate Value of Pension Benefits Paid to Other NEOs

Year	Service Cost	Prior Service Cost	Total Pension Benefit Adjustments
2025	$47,660	$171,120	$218,780

[5]
Cumulative TSR is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period.

[6]
Represents the weighted peer group TSR, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. The peer group used for this purpose is the following published industry index: KBW Regional Banking Index.

[7]	The dollar amounts reported represent the amount of net income reflected in the Company’s audited financial statements for 2025.
[8]
Operating PPNR is a non-GAAP measure that excludes income taxes, provision for credit losses, acquisition expenses, acquisition-related contingent consideration adjustments, restructuring expenses, litigation accrual, loss on sale of investment securities, unrealized gain (loss) on equity securities and amortization of intangible assets from GAAP net income. See Appendix A for reconciliation of GAAP to non-GAAP measures. This metric represents the sum of the Bank Operating PPNR and Financial Services Operating PPNR which are MIP goal metrics for 2025.

Financial Performance Measures
As described in greater detail in “Compensation Discussion and Analysis- Our Compensation Philosophy,” the Company’s executive compensation program reflects a variable pay-for-performance philosophy. The metrics that the Company uses for both its long-term and short-term incentive awards are selected based on an objective of incentivizing the NEOs to increase the value of the Company for its Shareholders. The most important financial performance measures used by the Company to link executive compensation actually paid to the Company’s NEOs, for the most recently completed fiscal year, to the Company’s performance are as follows:
•	Operating PPNR (sum of Bank Operating PPNR and Financial Services Operating PPNR)
•	Three-Year TSR Rank Relative to KRX
•	Three-Year Average Return on Average Tangible Common Equity
•	Core ROA relative to the KRX
Each of the above performance measures are components of either the Company’s MIP, or the Company’s long-term incentive compensation program, including its performance-based restricted stock awards.

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Analysis of the Information Presented in the Pay versus Performance Table
As described in more detail in the section “Compensation Discussion and Analysis- Our Compensation Philosophy,” the Company’s executive compensation program reflects a variable pay-for-performance philosophy that aligns the NEOs compensation with measures determined by the Compensation Committee to drive long-term value for the Shareholders. While the Company utilizes several performance measures to align executive compensation with Company performance, all of those Company measures are not presented in the Pay versus Performance Table. Moreover, the Company generally seeks to incentivize long-term performance, and therefore the Company’s performance measures may not specifically align with compensation that is actually paid (as computed in accordance with Item 402(v) of Regulation S-K) for a particular year. In accordance with Item 402(v) of Regulation S-K, the Company is providing the following disclosure and, pursuant to SEC rules, the information in this Pay versus Performance section shall not be deemed to be incorporated by reference into any Company filing under the Securities Act of 1933, as amended, or Securities Exchange Act of 1934, as amended, unless expressly incorporated by specific reference in such filing.
Compensation Actually Paid and Cumulative TSR
The following graph sets forth the relationship between amount of compensation actually paid to the PEO, the average amount of compensation actually paid to the Company’s other NEOs as a group (excluding the PEO), and the Company’s cumulative TSR value over the five years presented in the table.

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Compensation Actually Paid and Net Income
The following graph sets forth the relationship between the amount of compensation actually paid to the PEO, the average amount of compensation actually paid to the Company’s other NEOs as a group (excluding the PEO), and the Company’s net income over the five years presented in the table.

Compensation Actually Paid and Operating PPNR (Non-GAAP)
The following graph sets forth the relationship between the amount of compensation actually paid to the PEO, the average amount of compensation actually paid to the Company’s other NEOs as a group (excluding the PEO), and the Company’s Operating PPNR (a non-GAAP measure) over the five years presented in the table.

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Cumulative TSR of the Company and Cumulative TSR of the Peer Group
The following graph compares the Company’s cumulative TSR over the five year period to that of KBW Regional Banking Index during the same period (assumes reinvestment of dividends).

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PROPOSAL TWO: ADVISORY VOTE ON EXECUTIVE COMPENSATION
The Company is seeking a non-binding advisory vote from the Shareholders to approve the compensation of the named executives as disclosed in this Proxy Statement pursuant to SEC rules. The compensation of the Company’s named executives is disclosed in the Compensation Discussion and Analysis, the compensation tables, and the other related tables and narrative disclosure contained on pages 40 to 65 of this Proxy Statement. As discussed in those sections, the Board believes that the Company’s pay for performance philosophy and programs provide a strong link between executive compensation and the Company’s short and long-term performance and creation of shareholder value.
As noted in the Compensation Discussion and Analysis beginning on page 40, the Company recorded meaningful improvements in net interest income, non-interest income, total revenues, operating revenues, net income, GAAP earnings per share, operating net income, operating earnings per share, operating PPNR, and operating PPNR per share, while maintaining excellent liquidity, solid credit and well-managed expenses. Each of the Company’s four business segments- banking, employee benefit services, insurance services and wealth management services, posted record revenues in 2025, while maintaining solid pre-tax operating margins.
Other 2025 milestones include the increase in the Company’s quarterly cash dividend to Shareholders by 2.2%, to $0.47 per share, marking the 33rd consecutive year of annual increases. The Company also delivered record total revenues of $818.0 million representing a 9.6% increase over 2024 total revenues of $746.3 million, $817.6 million of operating revenues (non-GAAP) representing a 9.7% increase over 2024 operating revenues of $745.6 million, and operating net income (non-GAAP) of $225.1 million of representing a 16.1% increase over 2024 operating net income of $193.9 million.
The Company’s Compensation Committee considered the Company’s overall achievement levels of performance objectives set forth in the Compensation Discussion and Analysis, including the performance factors noted above, and the achievement levels obtained under the pre-determined short and long term objectives set in the Company’s incentive compensation plans for 2025.
The Company is asking the Shareholders to indicate their support for its executive pay program and policies as described in this Proxy Statement. This Proposal, commonly known as a “Say-on-Pay” proposal, gives you as a Shareholder the opportunity to endorse or not endorse the Company’s executive pay program and policies through a non-binding advisory vote on the following resolution:
RESOLVED, that the Shareholders approve, on an advisory basis, the compensation of the Company’s named executives, as described in the Compensation Discussion and Analysis, the compensation tables and the other related tables and narrative disclosures contained in this Proxy Statement.
The vote on this Proposal is advisory and non-binding. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements. Last year, at the Annual Meeting of Shareholders held in May 2025, the Shareholders approved the Say-on-Pay proposal with approximately 97% of the votes cast voting in favor of the Company’s executive compensation programs. The Compensation Committee considers this to be an indication that our Shareholders believe that the named executives” compensation is aligned with the Company’s performance.
Vote Required
A majority of the votes present in person or represented by proxy at the Meeting is required to approve this Proposal No. 2. Abstentions and broker non-votes are not treated as votes cast and will have no effect on the vote for this Proposal. If no voting instructions are given, the proxy will be voted in favor of this Proposal No. 2.
Board Recommendation
The Board unanimously recommends a vote “FOR” this Proposal No. 2 to approve, on a non-binding advisory basis, the named executives’ compensation as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables, and any related information contained in this Proxy Statement.

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AUDIT COMMITTEE REPORT
The Audit Committee assists the Board in its oversight of the quality and integrity of the accounting, auditing, and financial reporting practices of the Company and the Bank. A copy of the Committee Charter, which more fully describes the role of the Committee, is available at the Company’s website at https://communityfinancialsystem.com/governance/governance-documents/default.aspx and in print to any Shareholder or interested party who requests it. The Company’s management has responsibility for establishing and maintaining adequate internal controls, preparing the financial statements and the public reporting process. PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm for 2025, is responsible for expressing opinions on these financial statements and on the Company’s internal controls over financial reporting based on their integrated audits performed in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”). The Committee reviews internal and external audits of the Company and the Bank and the adequacy of the Company’s and the Bank’s accounting, financial, and internal controls, and selects the Company’s independent registered public accounting firm (subject to ratification by the Shareholders).
The Audit Committee is currently comprised of four directors, each of whom the Board has determined to be independent as defined by the SEC Rules and the NYSE Rules. Each member of the Committee is financially literate and Ms. MacPherson, Ms. Sullivan, and Mr. Whipple meet the NYSE standard of having “accounting or related financial management expertise.” In addition, the Board has determined that Ms. MacPherson, Ms. Sullivan, and Mr. Whipple qualify as “audit committee financial experts” as defined by the SEC Rules.
In discharging its oversight responsibilities, the Committee has reviewed and discussed the Company’s 2025 audited consolidated financial statements with management of the Company and its independent registered public accounting firm and has discussed with the Company’s independent registered public accounting firm all matters required to be discussed by the applicable requirements of the PCAOB and the SEC. The Committee regularly holds separate executive sessions at its meetings with the Company’s independent registered public accounting firm, the Chief Risk Officer, and the Director of Internal Audit.
The Committee has also received the written disclosures from PricewaterhouseCoopers LLP as required by applicable requirements of the PCAOB and has discussed with PricewaterhouseCoopers LLP its independence. In concluding that PricewaterhouseCoopers LLP is independent, the Committee considered, among other factors, the non-audit services provided by PricewaterhouseCoopers LLP as described in the section entitled “Fees Paid to PricewaterhouseCoopers LLP.” The Committee reviews its performance on an annual basis pursuant to its Committee Charter, as well as reviewing the performance of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm.
Based on the reviews and discussions with management referred to above, the Committee recommended to the Board of Directors that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2025, for filing with the SEC.
Michele P. Sullivan, Chair
Neil E. Fesette
Kerrie D. MacPherson
John F. Whipple, Jr.

74

PROPOSAL THREE: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee engaged the firm of PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm for fiscal year 2025. PricewaterhouseCoopers LLP performed the 2025 integrated audit of the consolidated financial statements and internal controls over financial reporting of the Company and its subsidiaries, and advised the Company in connection with various other matters as described below in the section entitled “Fees Paid to PricewaterhouseCoopers LLP.”
Following a review and assessment of the auditor’s performance, independence, fees and other factors, the Audit Committee has selected PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026. PricewaterhouseCoopers LLP has acted in such capacity since its appointment in fiscal year 1984. In reviewing the auditor’s performance, the Committee reviews and discusses the auditor’s most recent PCAOB inspection report and its system of quality control. The Committee also reviews and discusses proposed staffing levels and the selection of the lead engagement partner from the independent registered public accounting firm.
Shareholder ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm is not required by the Company’s Bylaws or otherwise. However, the Board is submitting the selection of PricewaterhouseCoopers LLP to the Shareholders for ratification as a matter of good corporate practice. If the Shareholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may appoint a different firm at any time during the year if it determines that such a change would be in the best interests of the Company.
Representatives of PricewaterhouseCoopers LLP will be present at the Meeting and will be given the opportunity to make a statement, if the representatives desire, and will be available to respond to appropriate questions from Shareholders.
Vote Required
The ratification of the appointment of the independent registered public accounting firm requires the affirmative vote of a majority of the votes cast in person or by proxy at the Meeting. Abstentions and broker non-votes are not treated as votes cast and will have no effect on the vote for this Proposal No. 3.
Board Recommendation
The Board recommends that Shareholders vote “FOR” this Proposal No. 3 to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm. Proxies solicited by the Board will be voted in favor of Proposal No. 3 unless Shareholders specify otherwise.

75

FEES PAID TO PRICEWATERHOUSECOOPERS LLP
The following table sets forth the aggregate fees billed to the Company by PricewaterhouseCoopers LLP for professional services rendered for the fiscal years ended December 31, 2025 and 2024.

	2025	2024
Audit Fees(1)	$1,831,050	$1,614,964
Audit Related Fees(2)	179,648	173,931
Tax Fees(3)	50,000	50,000
All Other Fees(4)	17,820	267,820

(1)
Includes fees incurred in connection with the audits of Community Financial System, Inc. and its subsidiaries Northeast Retirement Services, LLC and Global Trust Company, Inc. as well as $164,000 and $31,500 for 2025 and 2024 of incremental audit efforts, respectively.

(2)
Includes fees related to the Uniform Single Attestation Program for Mortgage Bankers and compliance with the requirements of the Consolidated Audit Guide for Audits of HUD Programs for 2025 and 2024. Included in 2025 and 2024 was $18,000 and 17,750 related to the filing of a Form S-8 registration statement, respectively

(3)	Includes tax preparation and compliance fees of $50,000 for 2025 and 2024.
(4)
Includes a license fee to Disclosure Checklist in 2025 and 2024, a product of PwC Product Sales, LLC, a subsidiary of PricewaterhouseCoopers LLP. 2025 and 2024 includes fees associated with US standard membership and 2024 includes a Fiduciary Risk Assessment.

Pursuant to the Audit Committee Charter, the Company is required to obtain pre-approval by the Audit Committee for all audit and permissible non-audit services obtained from its independent auditors to the extent required by applicable law. In accordance with this pre-approval policy, the Audit Committee pre-approved all audit and non-audit services for fiscal 2024 and fiscal 2025.
In addition to the services described above, PricewaterhouseCoopers LLP provides audit, non-audit and tax compliance services to certain collective investment trusts for which Global Trust Company, Inc. (a wholly owned subsidiary of the Company) is the Trustee. The collective investment trusts are not part of the Company’s consolidated financial statements. All of the fees for such services are paid by the collective investment trusts (not by Global Trust Company, Inc.) and are not included in the table above. PricewaterhouseCoopers LLP directly billed the collective investment trusts a total of $5.1 million, for these professional services rendered for the fiscal years ended December 31, 2025 and 2024.

76

OTHER MATTERS
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If a Shareholder would like to receive future proxy materials electronically via e-mail or the Internet, he or she can choose to sign up for electronic delivery by following the instructions to vote using the Internet and, when prompted, indicate that he or she agrees to receive or access proxy materials electronically in future years.
ELIMINATION OF DUPLICATE MAILINGS
The Company has adopted a procedure called “householding.” Under this procedure, the Company may deliver a single copy of the Notice of Internet Availability and, if requested, printed versions by mail, of this Proxy Statement and the Annual Report to multiple Shareholders who share the same address, unless the Company has received contrary instructions from one or more of the Shareholders. This procedure reduces the environmental impact of the annual meetings and reduces the Company’s printing and mailing costs. Shareholders who participate in householding will continue to receive separate proxy cards and voting forms. Upon written or oral request, the Company will deliver promptly a separate copy of the Notice of Internet Availability or this Proxy Statement and the Annual Report to any Shareholder that elects not to participate in householding.
To receive, free of charge, a separate copy of the Notice of Internet Availability or this Proxy Statement or the Annual Report, or separate copies of any future notice, proxy statement, or annual report, registered Shareholders may call Broadridge Investor Communication Solutions, Inc. at (866) 540-7095 or write to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717, and the Company will deliver a separate copy promptly.
A Shareholder who holds shares through a broker, bank, or other organization can participate in householding by contacting the broker, bank, or other organization that holds such shares to request information about eliminating duplicate mailings.
DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act requires the Company’s Directors, executive officers and holders of more than 10% of the Company’s common stock (collectively, “Reporting Persons”) to file with the SEC initial reports of ownership and reports of changes in ownership of the common stock. Such persons are required by regulations of the SEC to furnish the Company with copies of all such filings. Based solely on its review of the copies of such filings received by it and written representations of the Reporting Persons with respect to the fiscal year ended December 31, 2025, the Company believes that all Reporting Persons complied with all Section 16(a) filing requirements in the fiscal year ended December 31, 2025, except for one late Form 4 for Ms. Gillan-Myer reporting one sales transaction.
SHAREHOLDER PROPOSALS
The SEC, as well as the Company’s Bylaws, establish advance notice procedures with regard to Shareholder nominations to the Board, other Shareholder proposals that are submitted for inclusion in the proxy statement, and other Shareholder proposals that are not submitted for inclusion in the proxy statement which a Shareholder instead wishes to present directly at an annual meeting.
If Shareholder proposals are to be considered by the Company for inclusion in a proxy statement for a future meeting of the Company’s Shareholders, such proposals must be submitted on a timely basis and must meet the requirements established by the SEC and the Company’s Bylaws for Shareholder proposals. Shareholder proposals seeking inclusion in the proxy statement for the Company’s 2027 Annual Meeting of Shareholders will not be deemed to be timely submitted pursuant to Rule 14a-8 unless they are received by the Company at its principal executive offices no later than November 28, 2026.
Written notice of such other Shareholder proposals that are to be presented directly at an annual meeting must be received by the Secretary of the Company no later than 45 days prior to the date of the annual meeting (provided, however, if the Company delivers the notice for the annual meeting with less than 60 days’ notice, the Shareholder’s written notice must be received no later than the close of business on the 15th day following the date on which the Company’s notice is mailed) in order to be considered timely, and must contain the information set forth in the Bylaws.
With respect to director nominees to be elected at the annual meeting, any Shareholder nominations must be delivered in writing to the Secretary of the Company not less than 90 days or more than 120 days prior to the first anniversary of the preceding year’s annual meeting (provided, however, that in the event that the date of the annual meeting is

77

advanced by more than 30 days, or delayed by more than 60 days, from the first anniversary of the preceding year’s annual meeting, or if no annual meeting was held or deemed to have been held in the preceding year, a Shareholder’s notice must be so received not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (A) the 90th day prior to such annual meeting and (B) the 10thday following the day on which notice of the date of such annual meeting was given or public disclosure of the date of such annual meeting was made, whichever first occurs) in order for the nomination to be considered timely, and the nomination must contain the information set forth in the Bylaws.
These advance notice provisions are in addition to, and separate from, the requirements that a Shareholder must meet in order to have a proposal included in the proxy statement under the rules of the SEC. A proxy granted by a Shareholder will give discretionary authority to the proxies to vote on any matters introduced pursuant to the advance notice Bylaw provisions, subject to applicable rules of the SEC. Shareholder proposals, together with any supporting statements, should be directed to the Secretary of the Company at its principal executive offices. Shareholders submitting director nominations and proposals are urged to submit their nominations and proposals by certified mail, return receipt requested.
OTHER BUSINESS
The Board of the Company is not aware of any other matters that may come before the Meeting. However, the proxies may be voted with discretionary authority with respect to any other matters that may properly come before the Meeting.
Date: March 27, 2026
By Order of the Board of Directors

Danielle M. Cima
Secretary

78

APPENDIX A Reconciliation of GAAP to Non-GAAP Measures
The information below is provided to reconcile to GAAP those financial metrics included in this Proxy Statement that are non-GAAP financial metrics. The reconciliations of non-GAAP operating measures and key performance indicators discussed in this Proxy Statement to the most directly comparable GAAP financial measures are included in the following tables. The Company believes that these non-GAAP measures provide useful information that is important to an understanding of the results of the Company’s core business as well as provide information standard in the financial institution.
Below is a reconciliation of GAAP amounts with corresponding non-GAAP amounts for 2023, 2024 and 2025.

(000’s omitted)	2025	2024	2023
Operating pre-tax, pre-provision net revenue (non-GAAP)
Net income (GAAP)	$210,455	$182,481	$131,924
Income taxes	64,939	54,224	36,307
Income before income taxes	275,394	236,705	168,231
Provision for credit losses	21,350	22,773	11,203
Pre-tax, pre-provision net revenue (non-GAAP)	296,744	259,478	179,434
Acquisition expenses	3,663	213	63
Acquisition-related contingent consideration adjustments	0	244	3,280
Litigation accrual	(50)	138	5,800
Restructuring expenses	1,499	0	1,163
Loss on sales of investment securities	0	487	52,329
Gain on debt extinguishment	0	0	(242)
Unrealized (gain) loss on equity securities	(375)	(1,231)	47
Amortization of intangible assets	13,846	14,259	14,511
Operating pre-tax, pre-provision net revenue (non-GAAP)	$315,327	$273,588	$256,385

	2025	2024	2023
Operating pre-tax, pre-provision net revenue per share (non-GAAP)
Diluted earnings per share (GAAP)	$3.97	$3.44	$2.45
Income taxes	1.22	1.02	0.67
Income before income taxes	5.19	4.46	3.12
Provision for credit losses	0.40	0.43	0.21
Pre-tax, pre-provision net revenue per share (non-GAAP)	5.59	4.89	3.33
Acquisition expenses	0.07	0.00	0.00
Acquisition-related contingent consideration adjustments	0.00	0.00	0.06
Litigation accrual	0.00	0.00	0.11
Restructuring expenses	0.03	0.00	0.02
Loss on sales of investment securities	0.00	0.01	0.97
Gain on debt extinguishment	0.00	0.00	0.00
Unrealized (gain) loss on equity securities	(0.01)	(0.02)	0.00
Amortization of intangible assets	0.26	0.27	0.27
Operating pre-tax, pre-provision net revenue per share (non-GAAP)	$5.94	$5.15	$4.76

A-1

(000’s omitted)	2025	2024	2023
Operating net income (non-GAAP)
Net income (GAAP)	$210,455	$182,481	$131,924
Acquisition expenses	3,663	213	63
Tax effect of acquisition expenses	(778)	(40)	(13)
Subtotal (non-GAAP)	213,340	182,654	131,974
Acquisition-related contingent consideration adjustments	0	244	3,280
Tax effect of acquisition-related contingent consideration adjustments	0	(46)	(689)
Subtotal (non-GAAP)	213,340	182,852	134,565
Litigation accrual	(50)	138	5,800
Tax effect of litigation accrual	11	(26)	(1,218)
Subtotal (non-GAAP)	213,301	182,964	139,147
Restructuring expenses	1,499	0	1,163
Tax effect of restructuring expenses	(318)	0	(244)
Subtotal (non-GAAP)	214,482	182,964	140,066
Loss on sales of investment securities	0	487	52,329
Tax effect of loss on sales of investment securities	0	(93)	(10,989)
Subtotal (non-GAAP)	214,482	183,358	181,406
Gain on debt extinguishment	0	0	(242)
Tax effect of gain on debt extinguishment	0	0	51
Subtotal (non-GAAP)	214,482	183,358	181,215
Unrealized (gain) loss on equity securities	(375)	(1,231)	47
Tax effect of unrealized (gain) loss on equity securities	80	234	(10)
Subtotal (non-GAAP)	214,187	182,361	181,252
Amortization of intangible assets	13,846	14,259	14,511
Tax effect of amortization of intangible assets	(2,942)	(2,709)	(3,047)
Operating net income (non-GAAP)	$225,091	$193,911	$192,716

A-2

	2025	2024	2023
Operating diluted earnings per share (non-GAAP)
Diluted earnings per share (GAAP)	$3.97	$3.44	$2.45
Acquisition expenses	0.07	0.00	0.00
Tax effect of acquisition expenses	(0.01)	0.00	0.00
Subtotal (non-GAAP)	4.03	3.44	2.45
Acquisition-related contingent consideration adjustments	0.00	0.00	0.06
Tax effect of acquisition-related contingent consideration adjustments	0.00	0.00	(0.01)
Subtotal (non-GAAP)	4.03	3.44	2.50
Litigation accrual	0.00	0.00	0.11
Tax effect of litigation accrual	0.00	0.00	(0.03)
Subtotal (non-GAAP)	4.03	3.44	2.58
Restructuring expenses	0.03	0.00	0.02
Tax effect of restructuring expenses	(0.01)	0.00	0.00
Subtotal (non-GAAP)	4.05	3.44	2.60
Loss on sales of investment securities	0.00	0.01	0.97
Tax effect of loss on sales of investment securities	0.00	0.00	(0.21)
Subtotal (non-GAAP)	4.05	3.45	3.36
Gain on debt extinguishment	0.00	0.00	0.00
Tax effect of gain on debt extinguishment	0.00	0.00	0.00
Subtotal (non-GAAP)	4.05	3.45	3.36
Unrealized (gain) loss on equity securities	(0.01)	(0.02)	0.00
Tax effect of unrealized (gain) loss on equity securities	0.00	0.00	0.00
Subtotal (non-GAAP)	4.04	3.43	3.36
Amortization of intangible assets	0.26	0.27	0.27
Tax effect of amortization of intangible assets	(0.06)	(0.05)	(0.06)
Operating diluted earnings per share (non-GAAP)	$4.24	$3.65	$3.57

(000’s omitted)	2025	2024	2023
Return on assets
Net income (GAAP)	$210,455	$182,481	$131,924
Average total assets	16,743,361	15,990,697	15,242,884
Return on assets (GAAP)	1.26%	1.14%	0.87%

(000’s omitted)	2025	2024	2023
Operating return on assets (non-GAAP)
Operating net income (non-GAAP)	$225,091	$193,911	$192,716
Average total assets	16,743,361	15,990,697	15,242,884
Operating return on assets (non-GAAP)	1.34%	1.21%	1.26%

A-3

(000’s omitted)	2025	2024	2023
Core income (non-GAAP)
Net income (GAAP)	$210,455	$182,481	$131,924
Acquisition expenses, net of statutory tax effect(1)	2,894	168	50
Acquisition-related contingent consideration adjustments, net of statutory tax effect(1)	0	193	2,591
Loss on sales of investments, net of statutory tax effect(1)	0	385	41,340
Unrealized (gain) loss on equity investments, net of statutory tax effect(1)	(296)	(972)	37
Loss from equity method investments, net of statutory tax effect(1)	226	0	0
Restructuring expenses, net of statutory tax effect(1)	1,184	0	919
Litigation accrual, net of statutory tax effect(1)	(40)	109	4,582
Amortization of intangible assets, net of statutory tax effect(1)	10,938	11,264	11,464
FDIC special assessment, net of statutory tax effect(1)	0	158	1,184
Total core income (non-GAAP)	$225,361	$193,786	$194,091

(1)	21% statutory tax rate

(000’s omitted)	2025	2024	2023
Core return on assets (non-GAAP)
Core income (non-GAAP)	$225,361	$193,786	$194,091
Average total assets	16,743,361	15,990,697	15,242,884
Core return on assets (non-GAAP)	1.35%	1.21%	1.27%

(000’s omitted)	2025	2024	2023
Operating noninterest revenues (non-GAAP)
Noninterest revenues (GAAP)	$311,457	$297,186	$214,834
Loss on sales of investment securities	0	487	52,329
Gain on debt extinguishment	0	0	(242)
Unrealized (gain) loss on equity securities	(375)	(1,231)	47
Total operating noninterest revenues (non-GAAP)	$311,082	$296,442	$266,968

(000’s omitted)	2025	2024	2023
Operating revenues (non-GAAP)
Net interest income (GAAP)	$506,550	$449,117	$437,285
Noninterest revenues (GAAP)	311,457	297,186	214,834
Total revenues (GAAP)	818,007	746,303	652,119
Loss on sales of investment securities	0	487	52,329
Gain on debt extinguishment	0	0	(242)
Unrealized (gain) loss on equity securities	(375)	(1,231)	47
Total operating revenues (non-GAAP)	$817,632	$745,559	$704,253

A-4

(000’s omitted)	2025	2024	2023
Return on tangible common equity (non-GAAP)
Net income (GAAP)	$210,455	$182,481	$131,924
Average shareholders’ equity	1,864,775	1,695,794	1,595,724
Average goodwill and intangible assets, net	(902,145)	(902,681)	(900,058)
Average deferred taxes on goodwill and intangible assets, net	44,261	44,908	45,664
Average tangible common equity (non-GAAP)	1,006,891	838,021	741,330
Return on tangible common equity (non-GAAP)	20.90%	21.78%	17.80%

(000’s omitted)	2025	2024	2023
Operating return on tangible common equity (non-GAAP)
Operating net income (non-GAAP)	$225,091	$193,911	$192,716
Average tangible common equity (non-GAAP)	1,006,891	838,021	741,330
Operating return on tangible common equity (non-GAAP)	22.36%	23.14%	26.00%

(000’s omitted)	2025	2024	2023
Core return on average tangible common equity (non-GAAP)
Core income (non-GAAP)	$225,361	$193,786	$194,091
Average tangible common equity (GAAP)	959,065	793,151	694,632
Core return on average tangible common equity (non-GAAP)	23.50%	24.43%	27.94%

(000's omitted)	2025	2024	2023
Total tangible common equity (non-GAAP)
Shareholders’ equity (GAAP)	$2,006,034	$1,762,835	$1,697,937
Goodwill and intangible assets, net	(942,716)	(901,471)	(897,987)
Deferred taxes on goodwill and intangible assets, net	43,905	44,618	45,198
Total tangible common equity (non-GAAP)	$1,107,223	$905,982	$845,148

(000's omitted)	2025	2024	2023
Tangible book value (non-GAAP)
Total tangible common equity (non-GAAP) - numerator	$1,107,223	$905,892	$845,148
Period end common shares outstanding - denominator	52,682	52,668	53,327
Tangible book value (non-GAAP)	$21.02	$17.20	$15.85

A-5

COMMUNITY FINANCIAL SYSTEM, INC.
ATTN: DANIELLE M. CIMA
333 BUTTERNUT DRIVE
SYRACUSE, NY 13214

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on May 19, 2026 for shares held directly and by 11:59 P.M. Eastern Time on May 18, 2026 for shares held in a Plan. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/CBU2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on May 19, 2026 for shares held directly and by 11:59 P.M. Eastern Time on May 18, 2026 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V88694-P47288 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

COMMUNITY FINANCIAL SYSTEM, INC.

The Board of Directors recommends you vote "FOR" all nominees listed:

1. Election of Directors
   Election of 12 director nominees proposed by the Board of Directors for a one (1) year term and until their respective successors are elected and qualified:

Nominees:	For	Withhold	Abstain
1a. Mark J. Bolus	☐	☐	☐
1b. Neil E. Fesette	☐	☐	☐
1c. Brenda M. Hall	☐	☐	☐
1d. Dimitar A. Karaivanov	☐	☐	☐
1e. Jeffery J. Knauss	☐	☐	☐
1f. Kerrie D. MacPherson	☐	☐	☐
1g. John Parente	☐	☐	☐
1h. Raymond C. Pecor, III	☐	☐	☐
1i. Savneet Singh	☐	☐	☐
1j. Eric E. Stickels	☐	☐	☐
1k. Michele P. Sullivan	☐	☐	☐
1l. John A. Vaccaro	☐	☐	☐

The Board of Directors recommends you vote "FOR" proposals 2 and 3:	For	Against	Abstain
2. Advisory vote on executive compensation.	☐	☐	☐
3. Ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for 2026.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Community
FINANCIAL SYSTEM, INC.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on May 20, 2026:
The Notice of Annual Meeting and Proxy Statement, Annual Report, and Form 10-K are available at www.proxyvote.com.

V88695-P47288

COMMUNITY FINANCIAL SYSTEM, INC.
Annual Meeting of Shareholders
May 20, 2026 12:00 PM
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Danielle M. Cima and Deresa F. Durkee as proxies, each with the power to act without the other and with the power of substitution and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of COMMUNITY FINANCIAL SYSTEM, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 12:00 PM, EDT on May 20, 2026, at www.virtualshareholdermeeting.com/CBU2026 and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side